                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549



                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                  July 16, 1996
                ------------------------------------------------
                Date of Report (Date of earliest event reported)

                          U.S. OFFICE PRODUCTS COMPANY
              -----------------------------------------------------
               (Exact name of registrant specified in its charter)



      Delaware                      0-25372                 52-1906050
- --------------------------------------------------------------------------------
(State or other juris-            (Commission           (I.R.S. Employer
diction of incorporation)           File No.)           Identification No.)



     1440 New York Avenue, N.W., Suite 310, Washington, D.C.       20005
- --------------------------------------------------------------------------------
      (Address of principal executive offices)                   (Zip Code)



                                 (202) 628-9500
- --------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS


PROBABLE ACQUISITIONS

     As of the date hereof, the Company considers the acquisition to be probable of a total of 46 businesses that sell a variety of office supplies, office furniture, coffee and breakroom supplies and services and school supplies and school furniture (the "Pending Acquisitions"). In addition, the Company has been negotiating to acquire, or has otherwise announced its intent to acquire, other businesses, but the Company currently believes these acquisitions are not probable. The Company intends to continue its aggressive acquisition strategy, both in the United States and internationally. There can be no assurances, however, that the Pending Acquisitions or any other acquisitions will be consummated or that any of the terms of such acquisitions will not change during the course of further negotiations.


FINANCIAL INFORMATION


     The following pro forma financial statements of the Company and financial statements for certain of the Pending Acquisitions are included herein:


(a)  Pro Forma Financial Statements of the Company

     i) Pro forma financial information as of April 30, 1996 and for the years ended April 30, 1996, 1995 and 1994 (unaudited).

(b)  Financial Statements of the Pending Acquisitions

     (i) The audited financial statements of American Looseleaf/Business Products, Inc. as of September 30, 1995 and for the year then ended, and as of March 31, 1996 and for the six months ended March 31, 1996 and 1995 (unaudited);

     (ii) The financial statements of Mile High Office Supply, Inc. as of December 31, 1995 and 1994 and for the years then ended and as of March 31, 1996 and for the three months ended March 31, 1996 and 1995 (unaudited);

     (iii) The financial statements of Pear Commercial Interiors as of December 31, 1995 and for the year then ended and as of March 31, 1996 and for the three months ended March 31, 1996 (unaudited);

     (iv) The financial statements of New Office Plus, Inc. as of December 31, 1995 and for the year then ended and as of March 31, 1996 and for the three months ended March 31, 1996 and 1995 (unaudited);

     (v) The financial statements of Prudential of Florida, Inc. as of December 31, 1995 and for the year then ended and as of March 31, 1996 and for the three months ended March 31, 1996 (unaudited);

     (vi) The financial statements of David's Office Supply and Furniture Co., Inc. as of May 31, 1996 and for the year then ended;

     (vii) The financial statements of Carolina Office Equipment Company as of March 31, 1996 and for the year then ended;

     (viii) The financial statements of WBT Holdings, Inc. (d.b.a. Office Furniture Distributors) as of December 31, 1995 and for the year then ended and as of March 31, 1996 and for the three months ended March 31, 1996 and 1995 (unaudited);

     (ix) The financial statements of Mark's Office Furniture as of March 31, 1996 and for the year then ended;

     (x) The financial statements of International Interiors, Inc. as of September 30, 1995 and 1994 and for the years then ended.

     (xi) The financial statements of Arbuckle Foods Inc. as of December 31, 1995 and for the year then ended and as of March 31, 1996 and for the three months ended March 31, 1996 (unaudited);

     (xii) The financial statements of McWorter Stationery Co. as of March 31, 1995 and for the year then ended;

     (xiii) The financial statements of Wang of New Zealand as of June 30, 1995 and for the year then ended and as of December 31, 1995 and for the six months ended December 31, 1995 and 1994 (unaudited);

     (xiv) The financial statements of Re-Print Corporation as of December 31, 1995 and for the year then ended and as of March 31, 1996 and for the three months ended March 31, 1996 (unaudited); and

     (xv) The balance sheet of Thompson Book and Supply Company as of December 31, 1995 and as of March 31, 1996 (unaudited).

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits


     23.1      Consent of Swink, Fiehler & Hoffman, P.C.

     23.2      Consent of Price Waterhouse LLP

     23.3      Consent of Ehrhardt Keefe Steiner & Hottman PC

     23.4      Consent of Shinners, Hucovksi & Company, S.C.

     23.5      Consent of Joel S. Baum

     23.6      Consent of Petherbridge, Davis & Company, P.A.

     23.7      Consent of Thorne Little

     23.8      Consent of Ernst & Young

     23.9      Consent of BDO Seidman LLP

     23.10     Consent of Hamilton & Associates, Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              U.S. OFFICE PRODUCTS COMPANY



Dated: July 15, 1996          By:  /s/ Mark D. Director
                                   ---------------------------------------------
                                   Mark D. Director
                                   Executive Vice President, General
                                   Counsel and Assistant Secretary

                              FINANCIAL STATEMENTS

                          U.S. OFFICE PRODUCTS COMPANY
                    PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

     The unaudited pro forma combined balance sheet gives effect to the Company's acquisitions of businesses acquired after the end of fiscal 1996 (the "Fiscal 1997 Completed Acquisitions") and the 46 acquisitions the Company considers probable to occur (the "Fiscal 1997 Pending Acquisitions") as if all such acquisitions had occurred as of the Company's most recent balance sheet date, April 30, 1996. The unaudited pro forma combined balance sheet also gives effect to the sales by the Company in May and June 1996 of 5-1/2% Convertible Subordinated Notes due 2003 (the "May Notes") in the principal amount of $230 million (the "May Notes Offering") as if such sales had been made on April 30, 1996.

    The pro forma combined statement of income for the year ended April 30, 1996 gives effect to (i) the acquisitions completed during fiscal 1996 in business combinations accounted for under the purchase method of accounting (the "Fiscal 1996 Purchased Companies") as if all such acquisitions had been made on May 1, 1995; (ii) the Fiscal 1997 Completed Acquisitions and the Fiscal 1997 Pending Acquisitions as if all such acquisitions had been made on May 1, 1995; (iii) the sales completed by the Company in August 1995 of 4,025,000 shares of Common Stock (the "Second Offering") as if such sales had been made on May 1, 1995; and (iv) the sales by the Company in February and March 1996 (the "February Offerings") of 5,543,045 shares of Common Stock and 5-1/2% Convertible Subordinated Notes due 2001 (the "February Notes") in the principal amount of $143.75 million as if such sales had been made on May 1, 1995.

    The historical financial statements of the Company give retroactive effect to the results of companies acquired by the Company in fiscal 1996 in business combinations accounted for under the pooling-of-interests method.

    The pro forma combined statement of income for the year ended April 30, 1996 includes (i) the audited financial information of the Company for the year ended April 30, 1996, (ii) the unaudited financial information of the businesses acquired during fiscal 1996 in business combinations accounted for under the purchase method of accounting (the "Fiscal 1996 Purchased Companies") for the period from May 1, 1995 to the consummation date and
(iii) the unaudited financial information of the Fiscal 1997 Completed Acquisitions and Fiscal 1997 Pending Acquisitions for the most recently completed fiscal year, except that unaudited financial information for the year ended April 30, 1996 is included for each such acquisition, accounted for or to be accounted for under the purchase method where the entity's fiscal year end is not within 93 days of the Company's year end.

    The pro forma combined statement of income for the years ended April 30, 1995 and 1994 gives effect to the Fiscal 1997 Pending Acquisitions which will be accounted for under the pooling-of-interests method.

    The pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that management deems appropriate. The unaudited pro forma combined financial data presented herein does not purport to represent the results the Company would have obtained had the transactions which are the subject of pro forma adjustments occurred at the beginning of the period, as assumed, or the future results of the Company. The pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Report and in other reports filed by the Company.

                          U.S. OFFICE PRODUCTS COMPANY
                        PRO-FORMA COMBINED BALANCE SHEET
                                 APRIL 30, 1996
                                    (000'S)
                                  (UNAUDITED)

                                                             ASSETS

                                          U.S. OFFICE                                                             PRO-FORMA
                                            PRODUCTS       FY 1997      FY 1997    PRO-FORMA                     MAY OFFERING
                                            COMPANY      CONSUMMATED    PENDING   ADJUSTMENTS      SUBTOTAL      ADJUSTMENTS
                                          ------------   -----------   ---------  ------------   -------------   ------------
Current assets:
  Cash and cash equivalents.............  $   165,659    $    3,445    $  17,906  $  (53,265)(c)  $     58,915   $   222,600 (a)
                                                                                     (74,830)(b)
  Accounts receivable...................      126,159        20,895       49,332      --               196,386
  Lease receivable .....................       24,807                                                   24,807
  Inventory.............................       71,306        20,415       43,317      --               135,038
  Prepaid and other current assets......       18,463         3,764        8,105      --                30,332
                                          ------------   -----------   ---------  ------------   -------------   ------------
    Total current assets................      406,394        48,519      118,660    (128,095)          445,478       222,600
Property and equipment, net.............       50,529         9,820       31,589      --                91,938
Intangible assets, net..................      133,803         7,154        3,121     143,138 (c)       287,216
Lease Receivables.......................       47,005                                                   47,005
Other assets............................       13,796         1,691        6,165      (6,575)(c)        15,077         7,400 (a)
                                          ------------   -----------   ---------  ------------   -------------   ------------
    Total assets........................  $   651,527    $   67,184    $ 159,535  $    8,468     $     886,714   $   230,000
                                          ------------   -----------   ---------  ------------   -------------   ------------
                                          ------------   -----------   ---------  ------------   -------------   ------------

                                            LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Short-term debt.......................  $    86,260    $   19,832    $  23,025  $  (42,857)(b) $      86,260
  Accounts payable......................       63,763        12,400       35,006      --               111,169
  Accrued compensation..................       12,754         1,275        2,011      --                16,040
  Other accrued liabilities.............       13,758         6,464        7,958      --                28,180
                                          ------------   -----------   ---------  ------------   -------------   ------------
    Total current liabilities...........      176,535        39,971       68,000     (42,857)          241,649        --
Long-term debt..........................      157,303        15,745       12,297     (28,042)(b)       157,303       230,000 (a)

Notes payable to related parties........       --             2,321        1,610      (3,931)(b)        --
Deferred income taxes...................        6,148            23          186      --                 6,357
Other long-term liabilities.............          109            22        1,096      --                 1,227
                                          ------------   -----------   ---------  ------------   -------------   ------------
    Total liabilities...................      340,095        58,082       83,189     (74,830)          406,536       230,000
Minority Interest.......................        6,023        --           --          (6,023)(c)         6,684
Stockholders' equity                                                                   6,684 (c)
  Common stock..........................           31         1,432        1,384      (2,805)(c)            42
  Additional paid-in capital............      279,306         4,604        2,425     152,713 (c)       439,048
  Cumulative Translation Adjustment.....          483        --           --          --                   483
  Retained earnings.....................       25,589       (12,511)      20,843      --                33,921
Equity of Purchased Companies...........                     15,577       51,694     (67,271)(c)        --
                                          ------------   -----------   ---------  ------------   -------------   ------------
    Total stockholders' equity..........      305,409         9,102       76,346      82,637           473,494        --
                                          ------------   -----------   ---------  ------------   -------------   ------------
    Total liabilities and stockholders'
     equity.............................  $   651,527    $   67,184    $ 159,535  $    8,468     $     886,714   $   230,000
                                          ------------   -----------   ---------  ------------   -------------   ------------
                                          ------------   -----------   ---------  ------------   -------------   ------------


                                          PRO-FORMA
                                           COMBINED
                                          ----------
Current assets:
  Cash and cash equivalents.............  $  281,515

  Accounts receivable...................     196,386
  Lease receivable .....................      24,807
  Inventory ............................     135,038
  Prepaid and other current assets......      30,332
                                          ----------
    Total current assets................     668,078
Property and equipment, net.............      91,938
Intangible assets, net..................     287,216
Lease receivables.......................      47,005
Other assets............................      22,477
                                          ----------
    Total assets........................  $1,116,714
                                          ----------
                                          ----------

Current liabilities
  Short-term debt.......................  $   86,260
  Accounts payable......................     111,169
  Accrued compensation..................      16,040
  Other accrued liabilities.............      28,180
                                          ----------
    Total current liabilities...........     241,649
Long-term debt..........................     387,303

Notes payable to related parties........
Deferred income taxes...................       6,357
Other long-term liabilities.............       1,227
                                          ----------
    Total liabilities...................     636,536
Minority Interest.......................       6,684

Stockholders' equity
  Common stock..........................          42
  Additional paid-in capital............     439,048
  Cumulative Translation Adjustment.....         483
  Retained earnings.....................      33,921
Equity of Purchased Companies...........
                                          ----------
    Total stockholders' equity..........     473,494
                                          ----------
    Total liabilities and stockholders'
     equity.............................  $1,116,714
                                          ----------
                                          ----------

                          U.S. OFFICE PRODUCTS COMPANY

                     PRO FORMA COMBINED STATEMENT OF INCOME

                        FOR THE YEAR ENDED APRIL 30, 1996
                                    (000'S)
                                  (UNAUDITED)

                                                                           FISCAL 1997
                                        U.S. OFFICE      1996              ACQUSITIONS
                                         PRODUCTS      PURCHASED      ----------------------    PRO FORMA     PRO FORMA
                                          COMPANY      COMPANIES       COMPLETED    PENDING    ADJUSTMENTS     COMBINED
                                        -----------  ---------------  -----------  ---------  -------------  ------------
Revenues..............................   $ 701,949      $ 307,954      $ 241,288   $ 483,975                 $ 1,735,166
Cost of revenues......................     523,409        214,072        176,642     338,705                   1,252,828
                                        -----------  ---------------  -----------  ---------  -------------  ------------
  Gross profit........................     178,540         93,882         64,646     145,270       --            482,338
Selling, general and administrative
 expenses.............................     152,796         84,070         59,373     124,952       5,148 (d)     416,027
                                                                                                  (7,780)(e)
                                                                                                  (2,532)(f)
Nonrecurring acquisition costs........       8,057          --             --          --         (8,057)(f)       --
Nonrecurring restructuring costs......                      8,092          --          --                          8,092
Discontinuation of printing division
 at subsidiary........................         682          --             --          --                            682
                                        -----------  ---------------  -----------  ---------  -------------  ------------
  Operating income....................      17,005          1,720          5,273      20,318      13,221          57,537

Other (income) expense:
  Interest expense....................       6,476          2,761          4,982       2,489      (6,477)(g)      10,231
  Interest income.....................      (3,097)         --               (85)       (291)        935 (h)      (2,538)
  Other...............................        (599)           (24)          (335)        (10)                       (968)
Minority Interest in Subsidiary.......         671          --             --            202        (671)(h)       1,166
                                                                                                     964 (h)
                                        -----------  ---------------  -----------  ---------  -------------  ------------
Income (loss) before provision for
 income taxes.........................      13,554         (1,017)           711      17,928      18,470          49,646
Provision for income taxes............       4,814             45            343       3,778      12,514 (i)      21,494
                                        -----------  ---------------  -----------  ---------  -------------  ------------
Net income (loss).....................       8,740         (1,062)           368      14,150       5,956          28,152
                                        -----------  ---------------  -----------  ---------  -------------  ------------
                                        -----------  ---------------  -----------  ---------  -------------  ------------
Weighted average shares outstanding...                                                                            39,391 (j)
Net income per share..................                                                                       $     0.71
                                                                                                             ------------
                                                                                                             ------------

                          U.S. OFFICE PRODUCTS COMPANY
                     PRO-FORMA COMBINED STATEMENT OF INCOME
                       FOR THE YEAR ENDED APRIL 30, 1995
                                    (000'S)
                                  (UNAUDITED)

                                                                                PENDING
                                                                  U.S. OFFICE     1997      PRO-FORMA   PRO FORMA
                                                                   PRODUCTS     POOLINGS   ADJUSTMENTS   COMBINED
                                                                  -----------  ----------  -----------  ----------
Revenues........................................................   $ 355,821   $  173,756   $  --       $  529,577
Cost of revenues................................................     265,690      109,330                  375,020
                                                                  -----------  ----------  -----------  ----------
  Gross profit..................................................      90,131       64,426      --          154,557
Selling, general and administrative expenses....................      80,129       59,256                  139,385
                                                                  -----------  ----------  -----------  ----------
  Operating income..............................................      10,002        5,170      --           15,172
Other (income) expense:
  Interest expense..............................................       2,310          754                    3,064
  Interest income...............................................        (376)        (104)                    (480)
  Other.........................................................         162         (657)                    (495)
                                                                  -----------  ----------  -----------  ----------
Income before provision for income taxes........................       7,906        5,177      --           13,083
Provision for income taxes......................................       1,761           (1)      3,866(k)     5,626
                                                                  -----------  ----------  -----------  ----------
Net income......................................................   $   6,145   $    5,178   $  (3,866)  $    7,457
                                                                  -----------  ----------  -----------  ----------
                                                                  -----------  ----------  -----------  ----------

                          U.S. OFFICE PRODUCTS COMPANY
                     PRO-FORMA COMBINED STATEMENT OF INCOME
                       FOR THE YEAR ENDED APRIL 30, 1994
                                    (000'S)
                                  (UNAUDITED)

                                                                                PENDING
                                                                  U.S. OFFICE     1997      PRO-FORMA   PRO FORMA
                                                                   PRODUCTS     POOLINGS   ADJUSTMENTS   COMBINED
                                                                  -----------  ----------  -----------  ----------
Revenues........................................................   $ 267,774   $  160,459   $  --       $  428,233
Cost of revenues................................................     192,062      101,712                  293,774
                                                                  -----------  ----------  -----------  ----------
  Gross profit..................................................      75,712       58,747      --          134,459
Selling, general and administrative expenses....................      68,926       55,089                  124,015
                                                                  -----------  ----------  -----------  ----------
  Operating income..............................................       6,786        3,658      --           10,444
Other (income) expense:
  Interest expense..............................................       1,609          651                    2,260
  Interest income...............................................        (172)        (161)                    (333)
  Other.........................................................        (648)        (624)                  (1,272)
                                                                  -----------  ----------  -----------  ----------
Income before provision for income taxes........................       5,997        3,792      --            9,789
Provision for income taxes......................................       1,195          448       2,566(k)     4,209
                                                                  -----------  ----------  -----------  ----------
Net income......................................................   $   4,802   $    3,344   $  (2,566)  $    5,580
                                                                  -----------  ----------  -----------  ----------
                                                                  -----------  ----------  -----------  ----------

                          U.S. OFFICE PRODUCTS COMPANY
                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

1.  UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS

(a) Adjustment to reflect the proceeds from the sale of $230,000 of May Notes in the May Note Offering, net of expenses and underwriters discount.

(b) Adjustment to reflect the use of the proceeds from the issuance of Common Stock and the February Notes in the February Offerings to (i) repay short-term debt of $42,857, (ii) repay long-term debt of $28,042 and (iii) repay notes payable to officers and stockholders of $3,931.

(c) Adjustment to reflect purchase price adjustments associated with the Fiscal 1997 Completed Acquisitions and Fiscal 1997 Pending Acquisitions noted below. The portion of the consideration assigned to goodwill in transactions accounted for as purchases represents the excess of the cost over the fair value of the net assets acquired. The Company amortizes goodwill over a period of 40 years. The recoverability of the unamortized goodwill will be assessed on an ongoing basis by comparing anticipated undiscounted future cash flows from operations to net book value.

                                                                             STOCK
                                                                    ------------------------
COMPANY                                   CONSIDERATION    CASH        SHARES       VALUE      GOODWILL
- ----------------------------------------  -------------  ---------  ------------  ----------  ----------
Fiscal 1997 Completed Acquisitions
  Significant...........................   $    70,000   $  --         2,591,094  $   70,000  $
  Other.................................        42,775      21,184       917,770      21,591      19,812
                                          -------------  ---------  ------------  ----------  ----------
    Total...............................       112,775      21,184     3,508,864      91,591      19,812

Fiscal 1997 Pending Acquisitions
  Significant...........................        80,000                 2,105,264      80,000
  Other.................................       206,740      32,081     5,099,059     174,659     123,326
                                          -------------  ---------  ------------  ----------  ----------
    Total...............................       286,740      32,081     7,204,323     254,659     123,326
                                          -------------  ---------  ------------  ----------  ----------
Total...................................   $   399,515   $  53,265    10,713,187  $  346,250  $  143,138
                                          -------------  ---------  ------------  ----------  ----------
                                          -------------  ---------  ------------  ----------  ----------

    Adjustment includes the elimination of minority interest of $6,023 due to the acquisition of the remaining 49% of the outstanding common stock of the Company's 51% owned subsidiary, Blue Star and the creation of minority interest of $6,684 related to the increase of the Company's ownership interest in Wang-New Zealand to 60%.

2.  UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME ADJUSTMENTS

(d) Adjustment to reflect the increase in amortization expense relating to the goodwill recorded in purchase accounting related to the 1996 Purchased Companies and the Fiscal 1997 Completed Acquisitions and the Fiscal 1997 Pending Acquisitions accounted for or to be accounted for under the purchase method of accounting. The goodwill is being amortized over an estimated life of 40 years.

                                                                              YEAR ENDED
                                                                               APRIL 30,
                                                                                 1996
                                                                              -----------
1996 Purchased Companies....................................................   $   1,570
Fiscal 1997 Completed Acquisitions..........................................         495
Fiscal 1997 Pending Acquisitions............................................       3,083
                                                                              -----------
                                                                               $   5,148
                                                                              -----------
                                                                              -----------

(e) Adjustment to reflect the reduction in executive compensation, as a result of the elimination of certain executive positions and the renegotiation of executive compensation arrangements.

                          U.S. OFFICE PRODUCTS COMPANY
          NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS (CONTINUED)
                                  (UNAUDITED)
                    (DOLLARS AND SHARE AMOUNTS IN THOUSANDS)

(f) Adjustment to reflect the reduction of (i) nonrecurring acquisition costs related to pooling-of-interests business combinations of $8,057 and (ii) certain other restructuring charges from certain acquisitions.

(g) Adjustment to reflect the decrease in interest expense and interest income resulting from the utilization of the proceeds from the sale of the February Notes issued in the February Offerings and an increased amortization expense related to the debt issuance costs over the term of the notes.

(h) Adjustment to reflect the elimination of the minority interest representing 49% of the net income of Blue Star and the creation of minority interest representing 40% of the net income of Wang-New Zealand.

(i) Adjustment to calculate the provision for income taxes on the combined pro forma results at an effective income tax rate of 43%. The difference between the effective tax rate of 43% and the statutory tax rate of 35% relates primarily to state income taxes and non-deductible goodwill.

(j) The weighted average shares outstanding used to calculate pro forma earnings per share is 39,391, consisting of 30,868 shares of Common Stock outstanding for the year ended April 30, 1996, 478 Common Stock equivalents considered to be outstanding related to stock options for the year ended April 30, 1996, 3,509 shares issued for the Fiscal 1997 Completed Acquisitions and 7,204 shares to be issued for the Fiscal 1997 Pending Acquisitions, less 2,668 shares of Common Stock related to the unused portion of the proceeds from the February Offerings for the period from the beginning of fiscal 1996 to the date of closing of the February Offerings.

(k) Adjustment to reflect the income taxes for certain acquisitions accounted for under the poolings-of-interests method which were taxed as subchapter S corporations as if these companies had been subject to taxation as C corporations. As a result of being subchapter S corporations, any tax liabilities prior to acquisition were the responsibility of the individual company stockholders.

                              AMERICAN LOOSE LEAF/
                            BUSINESS PRODUCTS, INC.

                       CONSOLIDATED FINANCIAL STATEMENTS
                     FOR THE YEAR ENDED SEPTEMBER 30, 1995

                                  [LETTERHEAD]

                             INDEPENDENT AUDITOR'S REPORT



To the Board of Directors and Stockholders of American Loose Leaf/Business Products, Inc.:


We have audited the accompanying consolidated balance sheet of American Loose Leaf/Business Products, Inc. and subsidiary as of September 30, 1995 and the related consolidated statement of income and retained earnings, and consolidated cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Loose Leaf/Business Products, Inc. and subsidiary as of September 30, 1995, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

June 26, 1996                    /s/ Swink, Fiehler & Hoffman

                     AMERICAN LOOSE LEAF/BUSINESS PRODUCTS, INC.
                             CONSOLIDATED BALANCE SHEETS
                                    (SEE NOTE 12)

                                                                            MARCH 31,    MARCH 31,
                                                            SEPTEMBER 30,      1996         1995
ASSETS                                               NOTES      1995       (UNAUDITED)  (UNAUDITED)
- ------                                               -----  -------------  -----------  -----------
CURRENT ASSETS:
  Cash and cash equivalents                            1     $   302,722   $   397,463  $   563,289
  Accounts receivable:
    Trade (net of allowance for doubtful
      accounts of $35,000)                            1,5      6,885,862     7,106,271    6,504,074
    Other                                                        156,419       315,098      301,801
    Income taxes                                      1,7          7,850       122,011
  Inventory                                           1,2      3,380,925     3,992,297    3,858,269
  Deferred income tax asset                           1,7        142,000       142,000       99,000
  Prepaid expenses                                                72,434       137,506       11,791
                                                             -----------   -----------  -----------

  Total current assets                                        10,948,212    12,212,646   11,338,224

PROPERTY AND EQUIPMENT-NET                           1,3,6     4,246,293     4,280,059    4,267,892
OTHER ASSETS                                          1,4        570,624       650,174      569,425
                                                             -----------   -----------  -----------
TOTAL                                                        $15,765,129   $17,142,879  $16,175,541
                                                             -----------   -----------  -----------
                                                             -----------   -----------  -----------

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Bank line of credit                                  5     $ 1,300,000   $ 1,700,000  $ 1,300,000
  Current maturities of long-term debt                 6         357,195       407,212    1,377,460
  Accounts payable                                             3,263,750     3,970,717    3,796,705
  Accrued liabilities                                            944,495       725,730      812,896
  Income taxes payable                                1,7         26,701
                                                             -----------   -----------  -----------

  Total current liabilities                                    5,892,141     6,803,659    7,287,061

DEFERRED INCOME TAX LIABILITY                          1         746,000       769,000      670,000
LONG-TERM DEBT                                        6,10       986,275       804,307      935,000
                                                             -----------   -----------  -----------

  Total liabilities                                            7,624,416     8,376,966    8,892,061
                                                             -----------   -----------  -----------

STOCKHOLDERS' EQUITY:
  Common stock, $100 par value, 3,000 shares
    authorized, 1,719 shares issued and outstanding              171,900       171,900      171,900
  Paid in capital                                                     40            40           40
  Retained earnings                                    1       7,968,773     8,593,973    7,111,540
                                                             -----------   -----------  -----------

  Total stockholders' equity                                   8,140,713     8,765,913    7,283,480
                                                             -----------   -----------  -----------

TOTAL                                                        $15,765,129   $17,142,879  $16,175,541
                                                             -----------   -----------  -----------
                                                             -----------   -----------  -----------




             See accompanying notes to consolidated financial statements.

                     AMERICAN LOOSE LEAF/BUSINESS PRODUCTS, INC.
               CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS
                                    (SEE NOTE 12)

                                                                             SIX MONTHS      SIX MONTHS
                                                             YEAR ENDED        ENDED           ENDED
                                                            SEPTEMBER 30,  MARCH 31, 1996  MARCH 31, 1995
                                                     NOTES      1995        (UNAUDITED)     (UNAUDITED)
                                                     -----  -------------  --------------  --------------
NET SALES                                              1     $49,194,648     $27,999,487     $22,355,627

COST OF SALES                                                 36,421,239      20,793,355      16,599,677
                                                             -----------     -----------     -----------

GROSS PROFIT                                                  12,773,409       7,206,132       5,755,950
                                                             -----------     -----------     -----------

EXPENSES:
  Warehousing and purchasing                                   1,483,459         800,629         756,334
  Delivery                                                     1,150,921         723,721         532,653
  Selling and customer service                                 5,242,656       3,026,813       2,421,727
  Occupancy                                                      488,301         283,019         227,963
  Office and data processing                                   1,254,259         717,102         533,094
  Administrative                                                 812,308         514,383         430,613
                                                             -----------     -----------     -----------

  Total                                                       10,431,904       6,065,667       4,902,384
                                                             -----------     -----------     -----------

OPERATING INCOME                                               2,341,505       1,140,465         853,566
                                                             -----------     -----------     -----------

OTHER INCOME (EXPENSE):
  Interest income                                                 12,453           2,403           6,858
  Interest expense                                    5,6       (192,242)       (130,257)        (82,820)
  Miscellaneous - net                                             66,925          22,589          36,804
                                                             -----------     -----------     -----------

  Total                                                         (112,864)       (105,265)        (39,158)
                                                             -----------     -----------     -----------

NET INCOME BEFORE INCOME TAXES                                 2,228,641       1,035,200         814,408

PROVISION FOR INCOME TAXES                            1,7        881,000         410,000         324,000
                                                             -----------     -----------     -----------

NET INCOME                                                     1,347,641         625,200         490,408

RETAINED EARNINGS,
  BEGINNING OF PERIOD                                  1       6,621,132       7,968,773       6,621,132
                                                             -----------     -----------     -----------

RETAINED EARNINGS,
  END OF PERIOD                                              $ 7,968,773     $ 8,593,973     $ 7,111,540
                                                             -----------     -----------     -----------
                                                             -----------     -----------     -----------




             See accompanying notes to consolidated financial statements.

                  AMERICAN LOOSE LEAF/BUSINESS PRODUCTS, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (SEE NOTE 12)



                                                                 SIX MONTHS         SIX MONTHS
                                                 YEAR ENDED         ENDED              ENDED
                                                SEPTEMBER 30,   MARCH 31, 1996     MARCH 31, 1995
                                                    1995          (UNAUDITED)        (UNAUDITED)
                                                -------------   --------------     --------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                     $ 1,347,641       $ 625,200         $   490,408
                                                 -----------       ---------         -----------
    Adjustments to reconcile net income to
      net cash provided by operations:
        Depreciation and amortization                363,230         211,899             156,558
             Gain on sale of assets                   (1,055)        (15,569)
        Deferred income tax provision                 33,000          23,000
        Decrease (increase) in current assets:
          Accounts receivable                       (574,082)       (393,263)           (329,826)
          Inventory                                 (430,083)       (306,479)           (907,427)
          Prepaid expenses                            21,379         (58,697)             73,536
        Increase (decrease) in current liabilities:
          Accounts payable and accrued liabilities   940,865         488,202           1,342,221
          Income taxes payable                       (19,207)        (26,701)            (45,908)
                                                 -----------       ---------         -----------
    Total adjustments                                334,047         (77,608)            289,154
                                                 -----------       ---------         -----------

NET CASH PROVIDED BY OPERATING ACTIVITIES          1,681,688         547,592             779,562
                                                 -----------       ---------         -----------

CASH FLOWS FROM INVESTMENT ACTIVITIES:
    Business acquisitions                         (2,231,547)       (422,676)         (1,367,557)
    Proceeds from sale of assets                       1,055          15,569
    Property additions                              (295,827)       (127,116)            (95,501)
    (Increase) decreaes in other assets                5,568         (86,691)
                                                 -----------       ---------         -----------

NET CASH USED BY INVESTING ACTIVITIES             (2,520,751)       (620,914)         (1,463,058)
                                                 -----------       ---------         -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Bank line of credit borrowings - net           1,100,000         400,000           1,100,000
    Payments of long-term debt                      (210,000)       (231,937)           (105,000)
                                                 -----------       ---------         -----------

NET CASH PROVIDED BY FINANCING ACTIVITIES            890,000         168,063             995,000
                                                 -----------       ---------         -----------

NET INCREASE IN CASH                                  50,937          94,741             311,504

CASH, BEGINNING OF PERIOD                            251,785         302,722             251,785
                                                 -----------       ---------         -----------

CASH, END OF PERIOD                              $   302,722       $ 397,463         $   563,289
                                                 -----------       ---------         -----------
                                                 -----------       ---------         -----------


         See accompanying notes to consolidated financial statements.

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
    Cash paid during the period for:


                                                                 SIX MONTHS         SIX MONTHS
                                                 YEAR ENDED         ENDED              ENDED
                                                SEPTEMBER 30,   MARCH 31, 1996     MARCH 31, 1995
                                                    1995          (UNAUDITED)        (UNAUDITED)
                                                -------------   --------------     --------------

     Interest                                    $   187,149       $ 127,823         $    82,375
                                                 -----------       ---------         -----------
                                                 -----------       ---------         -----------


     Income taxes                                $   875,057       $ 527,861         $   370,353
                                                 -----------       ---------         -----------
                                                 -----------       ---------         -----------

SUPPLEMENTAL DISCLOSURES OF NONCASH TRANSACTIONS:

    The Company obtained seller financing for business acquisitions in 1995 and 1996 in the approximate amounts of $300,000 and $100,000, respectively.





         See accompanying notes to consolidated financial statements.

                     AMERICAN LOOSE LEAF/BUSINESS PRODUCTS, INC.

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED SEPTEMBER 30, 1995



1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION

    American Loose Leaf/Business Products, Inc. (the "Company") is a manufacturer of loose leaf binders, data binders and presentation folders, and a distributor of office supply products and furniture primarily for business use. The Company sells its products to customers on credit throughout the United States with a majority of its customers located in Missouri and Illinois.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

    CHANGE IN BASIS OF ACCOUNTING

    Prior to 1995, the Company prepared its financial statements using the income tax basis of accounting which is a comprehensive basis of accounting other than generally accepted accounting principles. Beginning in 1995, the Company adopted generally accepted accounting principles for financial reporting purposes. The Company has recorded certain assets and liabilities required by generally accepted accounting principles and has increased retained earnings as of October 1, 1994 by $606,589 for the cumulative effect of the basis of accounting change.

    PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the Company's wholly owned subsidiary, Forty-Fifteen Papin Redevelopment Corporation. Significant intercompany transactions have been eliminated.

    CASH EQUIVALENTS

    For purposes of the statement of cash flow, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

    INVENTORY

    Inventory is stated at the lower of LIFO (last-in, first-out) cost or market. The effect of the LIFO method was to decrease net income in 1995 by approximately $162,000.

    PROPERTY

    Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed principally by the straight-line method based on the estimated useful lives of the assets ranging from five to forty years.

    GOODWILL

    Goodwill and other intangibles acquired in purchase transactions are being amortized over 15 years using the straight-line method.

    FINANCING FEES

    Costs incurred in connection with the obtaining of long-term debt have been capitalized and are being amortized on a straight-line basis over the life of the related debt agreement and are included in other assets for financial reporting purposes.

    INCOME TAXES

    Deferred income taxes are determined on the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Deferred income taxes arise from temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements.

    UNAUDITED INTERIM FINANCIAL STATEMENTS

    In the opinion of management, the unaudited financial statements for the six months ended March 31, 1996 and 1995 include all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the Company's financial position, results of operations and cash flows. Operating results for the six months ended March 31, 1996 and 1995 are not necessarily indicative of the results that may be expected for the years ending September 30, 1996 and 1995.

2.  INVENTORY

    Inventory consists of the following at September 30, 1995:

                                                       1995
                                                       ----

         Raw materials and work-in-progress         $  658,942
         Finished goods                              3,253,364
                                                    ----------
           Total                                     3,912,306
         Less LIFO reserve                             531,381
                                                    ----------

         Inventory - net                            $3,380,925
                                                    ----------
                                                    ----------

3.  PROPERTY AND EQUIPMENT

    Property and equipment consists of the following at September 30, 1995:

                                                       1995
                                                       ----

         Land                                       $  130,207
         Buildings                                   3,242,981
         Machinery and equipment                     1,576,744
         Furniture and fixtures                        254,063
         Computer equipment                            303,250
         Autos and trucks                              284,268
                                                    ----------
           Total                                     5,791,513
         Less accumulated depreciation               1,545,220
                                                    ----------

         Property - net                             $4,246,293
                                                    ----------
                                                    ----------

4.  OTHER ASSETS

    Other assets consist of the following at September 30, 1995:

                                                          1995
                                                          ----

         Goodwill and noncompetition agreements - net   $  201,219
         Cash surrender value of life insurance            141,971
         Financing costs - net                              23,534
         Buying co-op preferred stock                       78,900
         Deposits                                          125,000
                                                        ----------

         Total                                          $  570,624
                                                        ----------
                                                        ----------


5.  BANK LINE OF CREDIT

    The Company has a $3,000,000 operating line of credit with a lending bank that is due December 31, 1995, with interest at the bank's daily federal funds rate plus 190 basis points (8.65% at September 30, 1995). On January 1, 1996, the operating line of credit was renewed for one year and increased to $3,500,000.

    Trade accounts receivable are collateral under the credit agreement. The credit agreement requires the company to comply with certain restrictive covenants including, but not limited to: maintenance of specified financial ratios such as indebtedness to net worth, minimal working capital and a minimum net worth.

6.  LONG-TERM DEBT

    Long-term debt consists of industrial revenue bonds that were issued in December 1985 in the amount of $3,050,000, and refinanced in 1989 and 1994. The bonds are payable in monthly installments of $17,500 plus interest at 7.4%. Maturities of the bonds are as follows: 1996, $210,000; 1997, $210,000; 1998, $210,000; 1999, $212,000; 2000, $198,000.

    The bonds are collateralized by a first deed of trust on various real estate of the Company, and the guarantee of the Company. Additionally, the loan agreements contain restrictive covenants including, but not limited to: maintenance of specified financial ratios such as indebtedness to net worth, additional indebtedness, limitations on capital expenditures and maintenance of a minimum net worth.

    The Company also obtained seller financing in the acquisition of the assets of a business in 1995 in the amount of $303,471. The note is payable $13,450 monthly including interest at 6% through September 1997.

7.  PROVISION FOR INCOME TAXES

    The provision for income taxes consists of the following for the year ended September 30, 1995:

                                                    1995
                                                    ----

              Current                             $848,000
              Deferred:
                   Current                         (44,000)
                   Noncurrent                       77,000
                                                  --------

            Total                                 $881,000
                                                  --------
                                                  --------

    A reconciliation between the federal income tax rate of 34% and the Company's effective tax rate is as follows:

                                                         1995
                                                         ----
                                                 AMOUNT           %
                                                 ------          ---

         Expected income tax                    $757,740         34.0
         State and city income taxes, net
           of federal income tax effect           71,320          3.2
         Non-deductible expenses and other-net    51,940          2.3
                                                --------         -----

         Provision for income taxes             $881,000         39.5
                                                --------         -----
                                                --------         -----


8.  LEASE COMMITMENTS

    The Company is obligated for minimum lease payments under noncancelable operating-type leases for sales offices and delivery vehicles. Rental expense for the year ended September 30, 1995 on the above lease commitments was approximately $151,000. Minimum lease payments for the remainder of the initial lease terms are approximately as follows: 1996, $153,000; 1997, $121,000; 1998, $50,000, 1999, $27,000; 2000, $12,000.

9.  EMPLOYEE BENEFIT PLANS

    The Company has a defined contribution profit sharing plan 401(K) covering substantially all employees in which the Company matches a certain percent contributed by the employee. Total expense relating to the plan for the year ended September 30, 1995 was approximately $71,000.

    The Company offers health care benefits for employees and their families under a program of partial self-insurance. The Company pays covered claims up to $60,000 per individual per year. Stop loss coverage has been obtained for any claims in excess of $60,000 per individual and 125% of the expected aggregate covered claims. A provision of $70,000 has been estimated and accrued for claims incurred but not paid as of September 30, 1995. Net health care cost for the year ended September 30, 1995 was approximately $222,000.

10. BUSINESS ACQUISITIONS

    The Company acquired certain assets of two separate businesses in 1995 that were accounted for as purchase transactions in the aggregate amount of
    approximately $2,535,000.   Seller financing of approximately $300,000 was
    obtained in 1995 for one transaction and has been included in notes payable at September 30, 1995.

11. COMMITMENTS

    The Company is obligated to purchase 597 shares of its common stock from a minority shareholder, upon the shareholder's death, for a predetermined price of $558,800 pursuant to a shareholder agreement dated June 10, 1988.

12. SUBSEQUENT EVENTS

    On January 15, 1996, the Company acquired certain assets of an office products distributor that was accounted for as a purchase transaction in the amount of approximately $523,000.

    On May 31, 1996, the Company signed a letter of intent with respect to a proposed merger of the Company into a wholly-owned subsidiary of U.S. Office Products, Inc., ("USOP"). The merger is subject to the approval of the Board of Directors of both the Company and USOP, the approval of the shareholders of the Company and certain other considerations, including receipt of the opinion of counsel that the merger will qualify as a tax-free reorganization. Management believes the merger will be consummated on or before July 31, 1996.

Mile High Office Supply Company, Inc.
Financial Statements
December 31, 1995 and 1994

                        Report of Independent Accountants


To the Board of Directors and Stockholders of Mile High Office Supply Company, Inc.

In our opinion, the accompanying balance sheet and the related statements of income, of changes in stockholders' equity, and of cash flows presents fairly, in all material respects, the financial position of Mile High Office Supply Company, Inc. at December 31, 1995 and 1994 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

As described in Note 1 to the financial statements, on May 31, 1996 the Company entered into a letter of intent to sell all of its issued and outstanding shares of common stock to U.S. Office Products Company.


Price Waterhouse LLP
Denver, Colorado
June 27, 1996

                     MILE HIGH OFFICE SUPPLY COMPANY, INC.
                                 BALANCE SHEET

                                                        December 31,              March 31,
                                                    1994           1995             1996
                                                                                 (Unaudited)

Assets
Current assets:
  Cash                                          $ 1,927,882     $ 3,425,062      $ 3,324,602
  Accounts receivable, less allowance for
    doubtful accounts of $176,936, $189,013
    and $205,695, respectively                    3,361,789       3,591,239        3,908,209
  Inventory                                       1,465,746         989,010          682,009
  Other current assets                               10,613          38,589           28,943

  Total current assets                            6,766,030       8,043,900        7,943,763

Property, plant and equipment, net                1,378,168       1,311,873        1,296,295
Loan receivable                                                                      100,000
Other assets                                        152,133          55,000           55,000

  Total assets                                  $ 8,296,331     $ 9,410,773      $ 9,395,058
                                                 ----------       ---------       ----------
                                                 ----------       ---------       ----------

Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                              $ 1,540,824     $ 1,812,092      $ 1,516,583
  Accrued compensation                              211,961         272,239          192,041
  Sales taxes payable                               108,354         114,224          128,014
  Other accrued liabilities                          47,735          51,053           61,405
                                                 ----------       ---------       ----------
  Total current liabilities                       1,908,874       2,249,608        1,898,043

Commitments and contingencies

Stockholders' equity:
  Common stock, no par; 50,000 shares
    authorized, 416 shares outstanding               42,884          42,884           42,884
  Retained earnings                               6,344,573       7,118,281        7,454,131
                                                 ----------       ---------       ----------

  Total stockholders' equity                      6,387,457       7,161,165        7,497,015
                                                 ----------       ---------       ----------

  Total liabilities and stockholders' equity    $ 8,296,331     $ 9,410,773      $ 9,395,058
                                                 ----------       ---------       ----------
                                                 ----------       ---------       ----------

                     MILE HIGH OFFICE SUPPLY COMPANY, INC.
                              STATEMENT OF INCOME



                                                                 Year Ended                   Three Months Ended
                                                                 December 31,                      March 31,
                                               1994                 1995            1995             1996
                                                                                                  (Unaudited)
Revenues                                    $24,860,303         $28,274,389      $7,116,967         $8,077,469
Cost of sales                                17,531,275          19,591,804       4,915,495          5,503,891
                                             ----------          ----------      ----------         ----------
   Gross margin                               7,329,028           8,682,585       2,201,472          2,573,578

Selling, general and administrative
  expenses                                    4,661,187           4,877,191       1,201,312          1,278,266
                                             ----------          ----------      ----------         ----------

    Operating income                          2,667,841           3,805,394       1,000,160          1,295,312

Other (income) expense:
     Interest income                            (77,066)           (112,750)        (27,325)           (32,344)
     Other income                               (57,835)            (55,564)        (23,540)            (8,194)
                                             ----------          ----------      ----------         ----------

Net income                                  $ 2,802,742         $ 3,973,708     $ 1,051,025        $ 1,335,850
                                             ----------          ----------      ----------         ----------
                                             ----------          ----------      ----------         ----------
Unaudited pro forma net income
  (see Note 8)                              $ 1,681,645         $ 2,384,225     $   630,615        $   801,510
                                             ----------          ----------      ----------         ----------
                                             ----------          ----------      ----------         ----------



                     MILE HIGH OFFICE SUPPLY COMPANY, INC.
                       STATEMENT OF SHAREHOLDERS' EQUITY


                                                       Common Stock Retained
                                                      -----------------------
                                                      Shares          Amount         Earnings             Total
                                                      ------         --------       ----------         ----------

Balance at December 31, 1993                            416          $42,884        $6,041,831         $6,084,715

Net income                                                                           2,802,742          2,802,742
Shareholder distribution                                                            (2,500,000)        (2,500,000)
                                                        ----        --------       -----------         ----------

Balance at December 31, 1994                            416           42,884         6,344,573          6,387,457

Net income                                                                           3,973,708          3,973,708
Shareholder distribution                                                            (3,200,000)        (3,200,000)
                                                                                   -----------         ----------
Balance at December 31, 1995                            416           42,884         7,118,281          7,161,165

Net income (unaudited)                                                               1,335,850          1,335,850
Shareholder distribution (unaudited)                                                (1,000,000)        (1,000,000)
                                                                                   -----------         ----------
Balance at March 31, 1996 (unaudited)                   416         $ 42,884       $ 7,454,131         $7,497,015
                                                        ----        --------       -----------         ----------
                                                        ----        --------       -----------         ----------

                     MILE HIGH OFFICE SUPPLY COMPANY, INC.
                            STATEMENT OF CASH FLOWS




                                                     Year Ended              Three Months Ended

                                                    December 31,                   March 31,

                                               1994            1995           1995            1996
                                                                                   (Unaudited)
Cash Flows From Operating Activities
Net income                                   $2,802,742     $3,973,708     $1,051,025      $1,335,850
Adjustments to reconcile net income
  to net cash provided by operating
  activities:
     Depreciation                               124,949         70,308         25,024          15,578
     Loss (income) on investment                (22,363)        54,033
     Changes in assets and liabilities:
      Accounts receivable                      (525,954)      (229,450)        70,177        (316,970)
      Inventory                                (526,706)       476,736        640,660         307,001
      Other current assets                      (10,613)       (27,976)        10,613           9,647
      Accounts payable                          627,854        271,268       (776,310)       (295,510)
      Accrued liabilities                        35,487         69,466        (38,154)        (56,056)
                                                 ------         ------        --------        --------

       Net cash provided by
        operating activities                  2,505,396      4,658,093        983,035         999,540


Cash Flows From Investing Activities
Proceeds from sale of investment                                43,100
Proceeds from notes receivable                  697,690
Issuance of note receivable                                                                  (100,000)
Capital expenditures                            (39,681)        (4,013)
                                               ---------      ---------

      Net cash provided (used) by
        investing activities                    658,009         39,087                       (100,000)

Cash Flows From Financing Activities
Distributions to shareholders                (2,500,000)    (3,200,000)      (500,000)     (1,000,000)
                                              ----------     ---------      ---------      ----------

      Net cash used by financing
        activities                           (2,500,000)    (3,200,000)      (500,000)     (1,000,000)
                                              ----------     ---------      ---------      ----------

Net change in cash                              663,405      1,497,180        483,035        (100,460)
Cash at beginning of period                   1,264,477      1,927,882      1,927,882       3,425,062
                                              ----------     ---------      ---------      ----------

Cash at end of period                        $1,927,882     $3,425,062     $2,410,917      $3,324,602
                                              ----------     ---------      ---------      ----------
                                              ----------     ---------      ---------      ----------

                     MILE HIGH OFFICE SUPPLY COMPANY, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   Business Organization and Acquisition

          The Company is a distributor of office products and supplies located in Denver, Colorado.

          The Company entered into a definitive agreement with U.S. Office Products Company ("U.S. Office Products") pursuant to which the Company agreed to merge with U.S. Office Products. Pursuant to the agreement, the Company shareholders will exchange all of the outstanding shares of the Company's common stock for 1,052,632 shares of U.S. Office Products' common stock.


2.   Summary of Significant Accounting Policies

     Use of Estimates
          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Revenue Recognition
          Revenues are recognized upon the shipment of office supplies and related office products to the customers.

     Inventory
          Inventory is stated at the lower of cost or market with cost determined on the first-in, first-out (FIFO) basis and consists primarily of product held for sale.

     Property and Equipment
          Property and equipment are stated at cost. Depreciation expense is computed using the straight-line method over the estimated useful lives of the assets.

     Fair Value Disclosure of Financial Instruments
          The Company's financial instruments consist of cash, short-term trade receivables and payables for which their current carrying amounts approximate fair market value.

     Income Taxes
          The Company is a subchapter S-Corporation for income tax purposes and, accordingly, any income tax liabilities are the responsibility of the stockholders. The Company's subchapter S-corporation status will terminate on consummation of the merger discussed in Note 1.

     Unaudited Interim Financial Information
          In the opinion of management, the Company has made all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial condition of the Company as of March 31, 1996 and the results of operations and cash flows for the three months ended March 31, 1996 and March 31, 1995, as presented in the accompanying unaudited interim financial statements.

3.   Property and Equipment

                Property and equipment consist of the following:

                                                   December 31,
                                           1994                   1995

     Vehicles                          $  280,980          $   280,980
     Property and equipment             1,113,936            1,117,949
     Buildings                            879,210              879,210
     Land                                 510,089              510,089
                                        ---------            ---------
                                        2,784,215            2,788,228
     Less:  Accumulated depreciation   (1,406,047)          (1,476,355)
                                      -----------           ----------
                                      $ 1,378,168          $ 1,311,873
                                      -----------           ----------

4.   Lease Commitments

          The Company leases vehicles under operating leases with various expiration dates. The future minimum payments under noncancelable leases at December 31, 1995 are as follows:


     Year Ending December 31,

          1996                                       $28,035
          1997                                        25,838
          1998                                        20,466
          1999                                         6,599
                                                    --------
                                                     $80,938
                                                     -------

             Rental expense under operating leases was approximately $30,021 and $21,498 during the years ended December 31, 1995 and 1994, respectively.

5.   Employee Benefits

          The Company sponsors a defined contribution savings plan (the "Plan") for Company employees which allows participants to make contributions up to the maximum allowable percentages of their earnings by salary reduction pursuant to Section 401(k) of the Internal Revenue Code. The Plan provides for matching contributions by the Company of 50% up to a maximum of 5% of compensation. Company contributions were $62,646 and $59,571 during 1995 and 1994, respectively. Upon leaving the Company, each participant is 100% vested with respect to his contributions and is vested based on years of service with respect to the Company's contributions. Contributions are invested, as directed by the participant, in various investment funds available under the Plan.


6.   Significant Customer

          During the years ended December 31, 1995 and 1994, the Company had net sales to one customer totaling approximately $3,350,680 and $2,976,816, respectively.


7.   Related Party Transactions

          The Company periodically makes loans to a construction company which is owned jointly by a shareholder of the Company. These loans are secured by mortgages on the property. No amounts were outstanding at December 31, 1995 and 1994.

8.   Unaudited Pro Forma Income Tax Information

          The following unaudited pro forma income tax information is presented as if the Company had been a Subchapter C corporation subject to federal and state income taxes throughout the periods presented and had accounted for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."



                                                       Year Ended                         Three Months Ended
                                                      December 31,                             March 31,
                                               1994                 1995                1995                 1996
                                                                                              (Unaudited)
     Net income per statement of income      $2,802,742          $3,973,708          $1,051,025          $1,335,850
     Pro forma income tax provision
       adjustment                             1,121,097           1,589,483             420,410             534,340
                                            -----------          ----------           ---------          ----------
     Pro forma net income                    $1,681,645          $2,384,225            $630,615          $  801,510
                                            -----------          ----------           ---------          ----------


                        PEAR COMMERCIAL INTERIORS, INC.
                                AND SUBSIDIARY

                             FINANCIAL STATEMENTS
            DECEMBER 31, 1995, MARCH 31, 1995, AND MARCH 31, 1996

                         INDEPENDENT AUDITORS' REPORT



To the Stockholder and Board of Directors
Pear Commercial Interiors, Inc. and Subsidiary
Boulder, Colorado

We have audited the accompanying consolidated balance sheet of Pear Commercial Interiors, Inc. and Subsidiary as of December 31, 1995, and the related consolidated statements of operations, stockholder's equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pear Commercial Interiors, Inc. and Subsidiary as of December 31, 1995, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.




                                       Ehrhardt Keefe Steiner & Hottman PC


July 3, 1996
Denver, Colorado

                PEAR COMMERCIAL INTERIORS, INC. AND SUBSIDIARY


                          CONSOLIDATED BALANCE SHEETS

                                                                         DECEMBER 31,          MARCH 31,
                                                                            1995                 1996
                                                                         ------------         -----------
                                                                                        (Unaudited)
                                    ASSETS
Current assets
   Cash                                                                  $    221,724         $    74,948
   Trade accounts receivable (Note 4)                                       1,079,383             897,908
   Employee receivable                                                         19,036              39,968
   Inventories (Note 4)                                                       326,158             349,771
   Deposits                                                                    45,248             159,951
   Prepaid expenses                                                            15,891              23,840
                                                                         ------------         -----------
            Total current assets                                            1,707,440           1,546,386
                                                                         ------------         -----------

Property and equipment (Note 3)
   Leasehold improvements                                                     147,346             147,930
   Furniture, fixtures and equipment                                          380,810             392,760
                                                                         ------------         -----------
                                                                              528,156             540,690
   Less accumulated depreciation                                             (251,081)           (267,980)
                                                                         ------------         -----------
      Net property and equipment                                              277,075             272,710
                                                                         ------------         -----------

Other assets
   Security deposits                                                            8,501               8,721
                                                                         ------------         -----------

Total                                                                    $  1,993,016         $ 1,827,817
                                                                         ============         ===========

                     LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities
   Accounts payable                                                      $    458,336         $   396,857
   Accrued sales and property taxes                                            38,208              14,602
   Accrued payroll, taxes and employee benefits                                64,900              21,029
   Accrued commissions                                                         80,831             113,007
   Line-of-credit (Note 4)                                                    450,000             503,000
   Current portion of long-term debt (Note 2)                                  10,895                   -
   Current portion of capital lease obligation (Note 3)                        22,361              22,093
                                                                         ------------         -----------
            Total current liabilities                                       1,125,531           1,070,588
                                                                         ------------         -----------

Long-term portion of capital lease obligation (Note 3)                         47,091              42,869

Commitments (Notes 5 and 7)

Stockholder's equity
   Preferred stock 50,000,000 shares authorized and none outstanding                -                   -
   Common stock, $.001 par value, 150,000,000 shares authorized,
      100,000 shares issued and outstanding                                       100                 100
   Additional paid in capital                                                  19,562              19,562
   Retained earnings                                                          800,732             694,698
                                                                         ------------         -----------
            Total stockholder's equity                                        820,394             714,360
                                                                         ------------         -----------

Total                                                                    $  1,993,016         $ 1,827,817
                                                                         ============         ===========

                See notes to consolidated financial statements.

                PEAR COMMERCIAL INTERIORS, INC. AND SUBSIDIARY


                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                               THREE MONTHS ENDED
                                                                          YEAR ENDED                MARCH 31,
                                                                         DECEMBER 31,     -----------------------------
                                                                             1995             1995             1996
                                                                         ------------     ------------     ------------
                                                                                                   (Unaudited)
Net sales                                                                $ 13,180,695     $  1,873,304     $  2,989,939

Cost of goods sold                                                         10,533,958        1,489,177        2,485,122
                                                                         ------------     ------------     ------------

         Gross profit                                                       2,646,737          384,127          504,817
                                                                         ------------     ------------     ------------

Operating expenses
   Selling                                                                    698,595          115,121          204,463
   General and administrative                                               1,700,138          346,133          420,451
                                                                         ------------     ------------     ------------
         Total operating expenses                                           2,398,733          461,254          624,914
                                                                         ------------     ------------     ------------

Income (loss) before other income (expense)                                   248,004          (77,127)        (120,097)
                                                                         ------------     ------------     ------------

Other income (expense)
   Interest expense                                                           (42,451)          (6,316)         (10,614)
   Other income                                                               150,755           39,046           24,677
                                                                         ------------     ------------     ------------
         Total other - net                                                    108,304           32,730           14,063
                                                                         ------------     ------------     ------------

Net income (loss)                                                        $    356,308     $    (44,397)    $   (106,034)
                                                                         ============     ============     ============








                See notes to consolidated financial statements.

                PEAR COMMERCIAL INTERIORS, INC. AND SUBSIDIARY


                CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY
                   FOR THE YEAR ENDED DECEMBER 31, 1995 AND
                      THREE MONTHS ENDED MARCH 31, 1996

                                                                                                              TOTAL
                                                                 COMMON       PAID IN       RETAINED      STOCKHOLDER'S
                                                                 STOCK        CAPITAL       EARNINGS         EQUITY
                                                                --------     ---------     ----------     -------------
Balance at December 31, 1994                                       100       $  19,562     $  681,709       $  701,371

Net income                                                                           -        356,308          356,308

Distribution to stockholder                                                          -       (237,285)        (237,285)
                                                                --------     ---------     ----------     -------------

Balance at December 31, 1995                                       100          19,562        800,732          820,394

Net (loss) (unaudited)                                               -               -       (106,034)        (106,034)
                                                                --------     ---------     ----------     -------------

Balance at March 31, 1996
   (unaudited)                                                     100       $  19,562     $  694,698       $  714,360
                                                                ========     =========     ==========     =============








                See notes to consolidated financial statements.

                PEAR COMMERCIAL INTERIORS, INC. AND SUBSIDIARY


                    CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                               THREE MONTHS ENDED
                                                                          YEAR ENDED                MARCH 31,
                                                                         DECEMBER 31,     -----------------------------
                                                                             1995             1995             1996
                                                                         ------------     ------------     ------------
                                                                                                   (Unaudited)
Cash flows from operating activities
   Net income (loss)                                                     $    356,308     $    (44,397)    $   (106,034)
                                                                         ------------     ------------     ------------
   Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities
       Depreciation                                                            67,548            9,087           16,899
       Loss on sale of assets                                                   1,617                -                -
       Changes in assets and liabilities
          Receivables                                                       1,042,984        1,589,190          181,475
          Inventories                                                        (146,759)        (205,344)         (23,613)
          Prepaid expenses                                                      7,395           (8,839)          (7,949)
          Other assets                                                         41,740           32,961         (135,855)
          Accounts payable                                                   (989,507)      (1,040,255)         (61,479)
          Accrued expenses                                                   (159,391)        (245,415)         (35,301)
                                                                         ------------     ------------     ------------
                                                                             (134,373)         131,385          (65,823)
                                                                         ------------     ------------     ------------
             Net cash provided by (used in) operating
               activities                                                     221,935           86,988         (171,857)
                                                                         ------------     ------------     ------------

Cash flows from investing activities
   Purchase of furniture and equipment                                        (43,118)         (14,488)         (12,534)
                                                                         ------------     ------------     ------------
             Net cash used in investing activities                            (43,118)         (14,488)         (12,534)
                                                                         ------------     ------------     ------------

Cash flows from financing activities
   Net advances on line-of-credit                                             330,000          155,000           53,000
   Payments on long-term debt and lease obligations                           (52,538)          (6,919)         (15,385)
   Distribution to stockholder                                               (237,285)         (40,903)               -
                                                                         ------------     ------------     ------------
             Net cash provided by financing activities                         40,177          107,178           37,615
                                                                         ------------     ------------     ------------

Net increase (decrease) in cash and cash equivalents                          218,994          179,678         (146,776)

Cash and cash equivalents at beginning of period                                2,730            2,730          221,724
                                                                         ------------     ------------     ------------

Cash and cash equivalents at end of period                               $    221,724     $    182,408     $     74,948
                                                                         ============     ============     ============

Supplemental disclosure of cash flow information:
       The Company paid $42,451 (December 31, 1995), $6,316 (March 31, 1995), and $10,614
       (March 31, 1996) for interest.

Supplemental disclosure of noncash financing and investing activities:
       During 1995, the Company acquired assets for $63,986 under capital lease obligations.


                See notes to consolidated financial statements.

                PEAR COMMERCIAL INTERIORS AND SUBSIDIARY, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS ACTIVITY

The Company is an office furniture dealer and manufacturer, incorporated on January 1, 1988.

PRINCIPLES OF CONSOLIDATION AND COMBINATION

The consolidated financial statements include the accounts of Pear Commercial Interiors, Inc. (PCI) and its 79% owned subsidiary Pear Custom Furniture, Inc. (PCF) (collectively the "Company"). PCF was incorporated in November, 1995. All material intercompany accounts and transactions have been eliminated. The 21% minority interest related to PCF is not significant and is included in the consolidated financial statements.

CASH EQUIVALENTS

For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

INVENTORIES

Inventories consist primarily of used furniture and are stated at the lower of cost or market on a specific identification method.

PROPERTY AND EQUIPMENT

Property and equipment are carried at cost. Depreciation of property and equipment is calculated using various methods. Leasehold improvements are depreciated over the life of the associated lease using the straight-line method. All property and equipment is depreciated over their estimated useful lives which range from 5 to 10 years.

REVENUE RECOGNITION

The Company recognizes revenue as the product is shipped and installed.

CONCENTRATION OF CREDIT RISK

During the normal course of business, the Company grants credit to businesses located in the Colorado front range area.

                PEAR COMMERCIAL INTERIORS AND SUBSIDIARY, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CONCENTRATION OF CREDIT RISK (CONTINUED)

At year end and throughout the year, the Company had cash on deposit at a financial institution in excess of FDIC insurable limits.

The Company currently purchases approximately 60% of the products it sells from one supplier. Although there are other manufacturers of similar type products, a change in suppliers could result in a loss of sales which would affect operating results.

In 1995, the Company has one customer which represents 11% of total sales. Management believes the loss of this customer will not significantly effect operating results.

INCOME TAXES

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code of 1986. Under these provisions, the Company does not pay Federal or state corporate income taxes on its taxable income. All revenue and expenses of the Company flow through to the stockholder.

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

UNAUDITED INTERIM FINANCIAL STATEMENTS

In the opinion of management, the unaudited consolidated financial statements for the three months ended March 31, 1995 and 1996 include all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the Company's financial position, results of operations and cash flows. Operating results for the three months ended March 31, 1996 are not necessarily indicative of the results that may be expected for the year.

                PEAR COMMERCIAL INTERIORS AND SUBSIDIARY, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - LONG-TERM DEBT

Long-term debt consists of the following:

                                                     DECEMBER 31,   MARCH 31,
                                                        1995          1996
                                                     ------------   ---------
                                                                   (Unaudited)

Note payable to a bank - paid in full during 1996.    $   10,895     $     -
Less current portion                                     (10,895)          -
                                                     ------------   ---------

Total long-term debt, net of current portion          $        -     $     -
                                                     ============   =========


NOTE 3 - CAPITAL LEASE OBLIGATIONS

The Company owns various equipment under capital lease obligations.

Capital lease obligation consists of the following:

                                                     DECEMBER 31,   MARCH 31,
                                                        1995          1996
                                                     ------------   ---------
                                                                   (Unaudited)

Various leases payable with monthly installments
  from $144 to $794 including interest at rates
  from 8.9% to 21.25%, collateralized by equipment,
  maturing February 1997 through April 2000.           $  69,452    $  64,962

    Less current portion                                 (22,361)     (22,093)
                                                     ------------   ---------

Long-term lease obligation - net of current portion    $  47,091    $  42,869
                                                     ============   =========

Minimum lease payments as of December 31, 1995 are as follows:

     YEAR ENDING DECEMBER 31,                                  AMOUNT
     ------------------------                                 --------

             1996                                             $ 31,238
             1997                                               25,248
             1998                                               13,329
             1999                                               12,096
             2000                                                6,829
                                                              --------
                                                                88,740
             Less interest                                     (19,288)
                                                              --------
                                                                69,452
             Less current portion                              (22,361)
                                                              --------
             Long-term capital lease obligation               $ 47,091
                                                              ========

                PEAR COMMERCIAL INTERIORS AND SUBSIDIARY, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 3 - CAPITAL LEASE OBLIGATIONS (CONTINUED)

Net book value of leased assets at December 31, 1995 and March 31, 1996 was $73,851 and $66,923, respectively.


NOTE 4 - LINE-OF-CREDIT

The Company has a $800,000 line-of-credit with a bank. The line-of-credit is due April 30, 1997. Interest is at 1% over the bank's prime rate (8.5% at December 31, 1995 and 8.25% at March 31, 1996). The line-of-credit is collateralized by inventory and accounts receivable of the Company and a $250,000 life insurance policy on the life of the sole stockholder. The note is also individually guaranteed by the stockholder. The balance on this line-of-credit was $450,000 and $503,000 at December 31, 1995 and March 31, 1996, respectively.


NOTE 5 - LEASES

The Company leases office and warehouse space in two locations under long-term leases. The first lease requires monthly payments of $6,325 adjusted for cost of living increases. The lease expires October 2000. The second lease requires monthly payments of $2,402 per month until June 30, 1996, and $2,507 per month thereafter. The lease expires on December 31, 1997.

During the year ended December 31, 1995 and the three months ended March 31, 1995 and 1996, rent expense for both leases was $105,108, $27,373, and $28,488, respectively, which includes reimbursements to the landlord for taxes, insurance and common area maintenance. One of the leases is guaranteed by the stockholder.

Obligations over the remaining terms of both leases as of December 31, 1995 are:

     YEAR ENDING DECEMBER 31,                                 AMOUNT
     ------------------------                               ----------

             1996                                           $  105,360
             1997                                              105,990
             1998                                               75,900
             1999                                               75,900
             2000                                               63,250
                                                            ----------
                                                            $  426,400
                                                            ==========

The Company entered into a sublease for a portion of the building space on one of the leases. The sublease expires in October 1998. Rent of $1,000 a month is received from the subleasee.

                PEAR COMMERCIAL INTERIORS AND SUBSIDIARY, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 5 - LEASES (CONTINUED)

Minimum rent due under the terms of the sublease as of December 31, 1995 are as follows:

     YEAR ENDING DECEMBER 31,                                  AMOUNT
     ------------------------                                 --------

             1996                                             $ 12,000
             1997                                               12,000
             1998                                               10,000
                                                              --------
                                                              $ 34,000
                                                              ========


NOTE 6 - 401(K) PLAN

The Company has a 401(k) retirement plan for its employees. Any plan contributions by the Company are discretionary. No contributions were made by the Company.


NOTE 7 - SUBSEQUENT EVENTS (UNAUDITED)

In June 1996, the Company entered into an agreement to merge with U.S. Office Products Company. The merger will be accounted for as a pooling of interests. All the outstanding shares of common stock of the Company will be exchanged for approximately 74,000 shares of U.S. Office Products Company common stock. Management believes the merger will be consummated on or before July 31, 1996.

                                NEW OFFICE PLUS, INC.

                                   FINANCIAL REPORT

                                  DECEMBER 31, 1995

                             INDEPENDENT AUDITOR'S REPORT



To the Board of Directors and Stockholders
New Office Plus, Inc.
Green Bay, Wisconsin


    We have audited the accompanying balance sheet of New Office Plus, Inc. as of December 31, 1995, and the related statements of income, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New Office Plus, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.




                                       SHINNERS, HUCOVSKI AND COMPANY, S.C.




July 3, 1996

                                NEW OFFICE PLUS, INC.

                                    BALANCE SHEETS
                         December 31, 1995 and March 31, 1996

                                                                                                           (unaudited)
                                                                                          December 31,      March 31,
               ASSETS                                                                         1995             1996
                                                                                          ------------     -----------
CURRENT ASSETS
    Cash                                                                                  $     64,889     $    65,280
    Receivables:
        Trade, less allowance for
            uncollectible accounts of
            $5,000                                                                           1,305,076       1,445,409
        Rebates                                                                                147,800         138,661
    Inventories (note 2)                                                                       905,985         946,720
    Prepaid expenses                                                                                -           11,397
    Notes receivable - stockholders                                                             18,200          18,200
                                                                                          ------------     -----------
            Total current assets                                                             2,441,950       2,625,667


OTHER ASSETS
    Cash value of life insurance                                                                60,259          60,259
    Investment (note 3)                                                                         17,200          17,200
                                                                                          ------------     -----------
                                                                                                77,459          77,459


PROPERTY AND EQUIPMENT
    Office furniture and equipment                                                             334,496         334,496
    Vehicles                                                                                   442,407         442,407
    Leased machines                                                                             89,974          89,974
    Computer equipment                                                                         268,852         269,014
    Leasehold improvements                                                                      93,428          93,428
                                                                                          ------------     -----------
                                                                                             1,229,157       1,229,319
    Less accumulated depreciation                                                              813,639         848,040
                                                                                          ------------     -----------
                                                                                               415,518         381,279
                                                                                          ------------     -----------
                                                                                          $  2,934,927     $ 3,084,405
                                                                                          ============     ===========


See Notes to Financial Statements.

                                                                                                           (unaudited)
                                                                                          December 31,      March 31,
    LIABILITIES AND STOCKHOLDERS' EQUITY                                                      1995             1996
                                                                                          ------------     -----------
CURRENT LIABILITIES
    Note payable - line of credit (note 4)                                                $     52,000     $   312,000
    Current maturities of long-term debt
        (note 5)                                                                                83,000          50,000
    Accounts payable                                                                           514,265         547,182
    Accrued expenses:
        Sales tax                                                                               44,509          44,401
        Real estate taxes                                                                       31,935           9,006
        Payroll and payroll taxes                                                              111,784          80,826
        Interest                                                                                 1,317           1,317
        Vacation                                                                                55,000          55,000
    Deferred revenue on service contracts                                                      250,000         250,000
                                                                                          ------------     -----------
             Total current liabilities                                                       1,143,810       1,349,732


LONG-TERM DEBT, less current maturities
    (note 5)                                                                                   180,314         209,307


COMMITMENT


STOCKHOLDERS' EQUITY
    Common stock, par value $100 per share;
        authorized 750 shares; issued and
        outstanding 500 shares                                                                  50,000          50,000
    Retained earnings                                                                        1,560,803       1,475,366
                                                                                          ------------     -----------
                                                                                             1,610,803       1,525,366
                                                                                          ------------     -----------
                                                                                          $  2,934,927     $ 3,084,405
                                                                                          ============     ===========

                                NEW OFFICE PLUS, INC.

                                 STATEMENTS OF INCOME
                           Year Ended December 31, 1995 and
                      Three Months Ended March 31, 1996 and 1995




                                                                       (unaudited)
                                                                    THREE MONTHS ENDED
                                                 YEAR ENDED             MARCH 31,
                                                 DECEMBER 31,       ------------------
                                                     1995           1996         1995
                                                 ------------       ----         ----

Sales                                            $13,187,410     $3,595,727   $3,282,187

Cost of sales                                      8,738,412      2,389,586    2,159,703
                                                 -----------     ----------   ----------

     Gross profit                                  4,448,998      1,206,141    1,122,484

Operating expenses                                 4,051,438      1,081,560      997,472
                                                 -----------     ----------   ----------

     Operating income                                397,560        124,581      125,012

Other income (expense):

   Miscellaneous income                               15,264             64        1,192
   Interest income                                     7,754          1,420        2,882
   Interest expense                                  (56,704)        (8,257)     (15,057)
                                                 -----------     ----------   ----------
                                                     (33,686)        (6,773)     (10,983)
                                                 -----------     ----------   ----------

     Net income                                  $   363,874     $  117,808   $  114,029
                                                 -----------     ----------   ----------
                                                 -----------     ----------   ----------

     Pro forma net income
      (note 10)                                  $   222,874     $   71,800   $   70,000
                                                 -----------     ----------   ----------
                                                 -----------     ----------   ----------


See Notes to Financial Statements.

                                NEW OFFICE PLUS, INC.

                           STATEMENTS OF RETAINED EARNINGS
                           Year Ended December 31, 1995 and
                          Three Months Ended March 31, 1996


                                                        RETAINED
                                                        EARNINGS
                                                        --------

Balance, January 1, 1995                               $1,291,649

Net income                                                363,874

Distributions to stockholders                             (94,720)
                                                        ----------

Balance, December 31, 1995                               1,560,803

Net income (unaudited)                                     117,808

Distributions to stockholders
  (unaudited)                                             (203,245)
                                                        ----------

Balance, March 31, 1996
  (unaudited)                                           $1,475,366
                                                        ----------
                                                        ----------


See Notes to Financial Statements.

                                NEW OFFICE PLUS, INC.

                               STATEMENTS OF CASH FLOWS
                           Year Ended December 31, 1995 and
                      Three Months Ended March 31, 1996 and 1995



                                                                      (unaudited)
                                                                  THREE MONTHS ENDED
                                                 YEAR ENDED             MARCH 31,
                                                DECEMBER 31,      ------------------
                                                    1995          1996          1995
                                                ------------      ----          ----

CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                      $ 363,874      $ 117,808    $ 114,029
 Adjustments to reconcile net income
   to net cash provided by (used in)
   operating activities:
   Depreciation                                    183,524         34,401       47,360
   Gain on sale of equipment                        (2,828)            --           --
   Changes in operating assets and
     liabilities:
     Trade receivables                            (135,142)      (140,333)    (141,938)
     Rebates receivable                            (23,500)         9,139            --
     Inventories                                   (62,391)       (40,735)    (205,598)
     Prepaid expenses                                   --        (11,397)     (16,812)
     Accounts payable                              211,104         32,917       93,473
     Accrued expenses                               16,062        (53,995)     (63,948)
     Deferred revenue on service
       contracts                                    15,000             --           --
                                                 ---------       --------      --------

         Net cash provided by (used in)
           operating activities                    565,703        (52,195)    (173,434)
                                                 ---------       --------      --------


CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of equipment                           (115,785)          (162)     (52,509)
  Purchase of investment                           (17,200)            --           --
  Increase in cash value of life
    insurance                                       (3,334)            --           --
  Proceeds from sale of equipment                    3,835             --           --
                                                 ---------       --------      --------
           Net cash used in investing
             activities                           (132,484)          (162)     (52,509)
                                                 ---------       --------      --------
                                                 ---------       --------      --------


See Notes to Financial Statements.


                                                                    (unaudited)
                                                                THREE MONTHS ENDED
                                                YEAR ENDED            MARCH 31,
                                               DECEMBER 31,     ------------------
                                                   1995         1996          1995
                                               ------------     ----          ----

CASH FLOWS FROM FINANCING ACTIVITIES
  Net borrowings (payments) on line
    of credit                                   (248,000)     260,000       300,000
  Principal payments on long-term
    borrowings                                   (89,503)      (4,007)      (12,119)
  Distributions to stockholders                  (94,720)    (203,245)      (34,824)
                                                --------     --------      --------
         Net cash provided by (used in)
           financing activities                 (432,223)      52,748       253,057
                                                --------     --------      --------

         Increase in cash                            996          391        27,114


Cash:
  Beginning                                       63,893       64,889        61,483
                                                --------     --------      --------

  Ending                                        $ 64,889     $ 65,280      $ 88,597
                                                --------     --------      --------
                                                --------     --------      --------


SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION
   Cash payments for interest                   $ 56,516     $  8,257       $ 15,057
                                                --------     --------       --------
                                                --------     --------       --------


SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING
 ACTIVITY
   Purchase of equipment through
     long-term debt                             $ 33,981     $     --       $    --
                                                --------     --------      --------
                                                --------     --------      --------


                                NEW OFFICE PLUS, INC.

                            NOTES TO FINANCIAL STATEMENTS


Note 1.  Nature of Business and Significant Accounting Policies

         Nature of business:

           The Company's operations are in the retail sales of office supplies, furniture and equipment and in the service and maintenance of office equipment. The Company extends credit to its customers located in northeastern Wisconsin.

         Use of estimates:

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

         A summary of the Company's significant accounting policies follows:

           Revenue recognition:

             Revenue from sales of office supplies are recognized upon shipment to customers. Revenues from sales of office furniture are recognized upon delivery to customers. Revenues from service contracts are recognized over the contract period.

           Inventories:

             Inventories are stated at the lower of cost (last-in, first-out method), or market and represent products held for sale.

           Property and equipment:

             Property and equipment is stated at cost. Depreciation is calculated using the straight-line method over the following estimated useful lives:

                                                                    YEARS
                                                                   -------

             Office furniture and equipment                          5-8
             Vehicles                                                4-6
             Leased machines                                         3-8
             Computer equipment                                      5-8
             Leasehold improvements                                  7-20

                      NOTES TO FINANCIAL STATEMENTS


Note 1.  Nature of Business and Significant Accounting Policies
         (continued)

           Income taxes:

             The Company has elected to be taxed as an S corporation. Accordingly, income taxes have not been provided for in the financial statements as the stockholders report the Company's earnings on their personal income tax returns.

             The Company anticipates that it will make cash distributions to its stockholders to fund the individual income taxes attributable to the inclusion of Company income on their personal income tax returns.

           Fair value of financial instruments:

             The carrying value of financial instruments, including cash, accounts receivable, accounts payable and notes payable, approximates fair value.

           Unaudited interim financial statements:

             In the opinion of management, the Company has made all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the financial condition of the Company as of March 31, 1996 and the results of operations and cash flows for the three months ended March 31, 1996 and 1995, as presented in the accompanying unaudited interim financial statements.


Note 2.  Inventories

         Inventories are summarized as follows:

                                                      DECEMBER 31,
                                                          1995
                                                      ------------
         Inventories (on a FIFO basis):
             Supplies                                   $451,488
             Furniture                                   105,754
             Machines                                    303,818
             Service parts                               133,976
             Other                                         4,804
                                                        --------
                                                         999,840

                      NOTES TO FINANCIAL STATEMENTS

             Less allowance to adjust
               the carrying value of
               inventories to last-in,
               first-out (LIFO) basis                     93,855
                                                        --------
             Inventories at LIFO                        $905,985
                                                        --------
                                                        --------


Note 3.  Investment

         Investment consists of the following:

                                                         DECEMBER 31,
                                                             1995
                                                         ------------

             Independent Stationers, Inc.,
                Class A common stock                          $17,200
                                                             --------
                                                             --------

         The above investment is stated at cost, which is not in excess of market.

         Independent Stationers, Inc. is the Company's major supplier of office supplies. Agreements between the Company and Independent Stationers, Inc. are transacted on terms available to other owners of Independent Stationers, Inc.


Note 4.  Note Payable - Line of Credit

         In accordance with a loan and security agreement with a bank, the Company can borrow, on a demand basis, up to $800,000. Borrowings under this agreement provide for interest at 1/2% over the bank's prime rate, adjusted quarterly, and are secured by substantially all assets of the Company.

         Other information on the line of credit is as follows:

                                                            DECEMBER 31,
                                                                1995
                                                            ------------

             Interest rate                                           9%
             Balance outstanding                               $52,000

                      NOTES TO FINANCIAL STATEMENTS


Note 5.  Long-Term Debt

         Long-term debt consists of the following:

                                                               DECEMBER 31,
                                                                   1995
                                                               ------------

    9 1/2%*, note payable to bank,
      collateralized by specific
      assets of the Company, due
      in monthly installments of
      $1,997 including interest
      through March, 1999                                         $ 72,181
   8 3/4%, note payable to bank,
     collateralized by specific
     assets of the Company, due
     in monthly installments of
     $175 including interest
     through September, 1997                                         3,203
   9 3/4%, note payable to bank,
     collateralized by specific
     assets of the Company, due
     in monthly installments of
     $127 including interest
     through February, 1998                                          2,812
   9 3/4%, note payable to bank,
     collateralized by specific
     assets of the Company, due
     in monthly installments of
     $280 including interest
     through August, 1999                                            9,907
   9%, unsecured note payable to
     a stockholder, due May, 1997                                   20,000
   9%, unsecured note payable to
     a stockholder, due March, 1997                                 21,000
   9%, unsecured note payable
     to an individual, due
     November, 1997                                                 12,000
   2.9% to 9%, notes payable
     to finance companies,
     collateralized by specific
     vehicles, due in various
     monthly installments of $222
     to $643 including interest
     through September, 1999                                       122,211
                                                                  --------
                                                                   263,314
   Less current maturities                                          83,000
                                                                  --------
                                                                  $180,314
                                                                  --------
                                                                  --------

                        NOTES TO FINANCIAL STATEMENTS

         * Interest is subject to adjustment, based on the bank's prime rate plus 1%.

         Long-term debt payable over the next four years is as follows:

            YEAR ENDING
            DECEMBER 31,
            ------------
                1996                                    $ 83,000
                1997                                     110,000
                1998                                      43,000
                1999                                      27,314


Note 6.  Operating Leases

         The Company leases its Green Bay facilities and a warehouse on a month-to-month basis from a partnership consisting of family members of the Company's stockholders and from a stockholder, respectively. The Company is required to pay executory costs such as property taxes, maintenance and insurance.

         The Company leases its Appleton facilities from an employee under a noncancellable agreement which expires January, 1998. The Company's annual minimum lease payments are $40,800 per year through January, 1998. The Company is required to pay utility costs.

         Rent expense associated with the above operating leases for the year ended December 31, 1995 was $142,800.


Note 7.  Profit-Sharing Plan

         The Company has adopted a qualified, contributory, defined contribution profit-sharing plan covering substantially all full-time employees who have completed at least one full year of employment. The Plan allows employees to defer a percentage of their salaries. The Company contributes, on behalf of the participants, an amount equal to 50% of the employee's contribution up to 3% of the employee's gross wage. Additional contributions can be made to the Plan at the discretion of the Board of Directors. The Company's contribution to the Plan was $39,973 for 1995.

                          NOTES TO FINANCIAL STATEMENTS


Note 8.  Subsequent Events

         During 1995, the Company and its stockholders entered into a letter of intent with U.S. Office Products Company ("U.S. Office Products") pursuant to which the Company would merge with U.S. Office Products. The letter of intent calls for the exchange of all of the outstanding shares of the Company's common stock for shares of U.S. Office Products common stock.


Note 9.  Acquisition/Commitment

         On January 3, 1995, the Company purchased certain assets and the rights to certain businesses of Landers Office Products, Inc. of Appleton, Wisconsin. Landers is a retail supplier of office supplies, furniture and machines. The purchase price of $241,208 including $53,280 for inventory, $148,033 for accounts receivable, $38,895 for equipment and $1,000 for intangibles, was paid in cash. In connection with the acquisition, the Company has entered into an agreement whereby the former owner is to receive 10% of the gross profit earned on the acquired accounts. For the year ended December 31, 1995, operating expenses includes $26,694 expensed in connection with this agreement.


Note 10. Unaudited Pro Forma Net Income Tax Information

         The following unaudited pro forma income tax information is presented as if the Company had been a subchapter C corporation subject to federal and state income taxes throughout the period presented. In this presentation, income taxes have been accounted for in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes":

                                                   THREE MONTHS ENDED
                               YEAR ENDED                 MARCH 31,
                               DECEMBER 31,        -------------------
                                   1995            1996           1995
                               ------------        ----           ----

         Net income before
          pro forma tax
          adjustments            $363,874        $117,808       $114,029
         Provision for
          income taxes            141,000          46,008         44,029
                                 --------        --------       --------
            Pro forma net
              income             $222,874        $ 71,800       $ 70,000
                                 --------        --------       --------
                                 --------        --------       --------

To the Board of Directors
Prudential of Florida, Inc.
North Miami, Florida



I have audited the accompanying balance sheet of Prudential of Florida, Inc. as of December 31, 1995, and the related statement of income, stockholder's equity and changes in cash flows for the year then ended. These statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Prudential of Florida, Inc and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


                                       /s/ Joel S. Baum

June 7, 1996
Coral Springs, Florida

                          PRUDENTIAL OF FLORIDA, INC.

                                 BALANCE SHEET

                               DECEMBER 31, 1995



                                     ASSETS


CURRENT ASSETS
   Cash in Bank                                         $    5,481
   Accounts Receivable                                     293,225
   Inventory (Note 1)                                      110,143
   Prepaid Expenses                                          5,753
                                                        ----------
      Total Current Assets                                 414,602
                                                        ----------

FIXED ASSETS (NOTE 1 AND 4)

   Furniture and Fixtures                                   57,665
   Automobiles and Forklifts                               237,347
   Leasehold Improvements                                   35,445
   Computer                                                130,028
   Machinery & Equipment                                 2,337,637
                                                        ----------
      Total Fixed Assets                                 2,798,122
      Less Accumulated Depreciation                      1,146,364
                                                        ----------
                                                         1,651,758
                                                        ----------
OTHER ASSETS

   Due From Affiliated Companies (Note 2)                  146,200
   Non-Compete Covenant, net (Note 3)                       54,888
   Customer Lists, net (Note 3)                              8,796
   Goodwill, net (Note 3)                                  105,060
   Deposits with Vendors                                     7,990

   Cash Surrender Value-Officer's Life (Note 5)             13,339
   Investment in Majordomo Services, Inc. (Note 1)          60,700
                                                        ----------
                                                           396,973
                                                        ----------
      Total Assets                                      $2,463,333
                                                        ----------
                                                        ----------




            See Accountant's Report and Accompanying Footnotes

                          PRUDENTIAL OF FLORIDA, INC.

                                 BALANCE SHEET

                               DECEMBER 31, 1995


                     LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES

   Accounts Payable                                    $   162,045
   Sales Tax Payable                                         3,727
   Notes Payable (Note 4)                                  213,187
                                                       -----------
      Total Current Liabilities                            378,959
                                                       -----------

LONG-TERM LIABILITIES

   Notes Payable (Note 4)                                  237,985
   Stockholder Loans (Note 7)                            2,469,640
                                                       -----------
      Total Long-Term Liabilities                        2,707,625
                                                       -----------

STOCKHOLDER'S EQUITY

   Common Stock, Par Value $1.00;
     500 shares authorized;
     issued and outstanding                                    500
   Accumulated Deficit                                    (623,751)
                                                        ----------

       Total Equity                                       (623,251)
                                                        ----------

          Total Liabilities and Stockholder's Equity    $2,463,333
                                                        ----------
                                                        ----------

          See Accountant's Report and Accompanying Footnotes

                         PRUDENTIAL OF FLORIDA, INC.

                             STATEMENT OF INCOME

                        YEAR ENDED DECEMBER 31, 1995


Sales                                                      $2,917,751

Cost of Goods Sold                                          1,172,804
                                                           ----------
Gross Profit                                                1,744,947
                                                           ----------
Operating Expenses:

Salaries                                                      637,767
Payroll Taxes                                                  60,917
Contract Labor                                                295,736
Professional Fees                                              20,419
Repairs & Maintenance                                          53,600
Advertising                                                    29,847
Auto                                                          118,649
Insurance                                                      76,514
Interest                                                       43,242
Postage                                                        19,581
Rent                                                           62,273
Sales Expense                                                  20,769
Telephone                                                      47,539
Employee Benefits                                              14,889
Utilities                                                      13,093
Office                                                         99,583
Travel                                                         10,616
                                                           ----------

      Total Operating Expenses                              1,625,034
                                                           ----------
Income Before Depreciation/Amortization                       119,913

Depreciation and Amortization                                 439,722
                                                           ----------
Net (Loss)                                                  $(319,809)
                                                           ----------
                                                           ----------

             See Accountant's Report and Accompanying Footnotes.

                       PRUDENTIAL OF FLORIDA, INC

                         STATEMENT OF CASH FLOWS

                            DECEMBER 31, 1995


Cash Flow from Operating Activities:

  Net (Loss)                                          $(319,809)
  Adjustments to Reconcile Net Income
    to Net Cash Used for Operating Activities:

  Depreciation and Amortization                         439,722
                                                      ---------
                                                        119,913
Changes in Assets and Liabilities

  (Increase) in Accounts Receivable                     (34,825)
  (Increase) in Inventory                               (15,697)
  (Increase) in Prepaid Expenses                         (3,014)
  (Increase) in Security Deposits                        (1,532)
  (Increase) in Cash Surrender Value                    (13,339)
  Increase in Notes Payable                              75,045
Increase in Accounts Payable                            118,164
                                                      ---------
Net Cash Provided by Operational Activities             244,715
                                                      ---------
Cash Flows from Investing Activities:

  Acquisition of Fixed Assets                          (590,344)
  Loan to Affiliated Company                            (50,000)
  Increase in Intangible Assets                          (1,000)
  Disposal of Plant, Property & Equipment                 7,040
                                                      ---------
Total Cash Flows from Investing Activities             (634,304)
                                                      ---------
Cash Flows from Financing Activities:

  Loans From Officers                                   289,930
  Increase in Long Term Debt                             96,868
                                                      ---------
Total Cash Flows from Financing Activities              386,798
                                                      ---------
Net (Decrease) in Cash                                   (2,791)

Cash - Beginning                                          8,272
                                                      ---------
Cash - Ending                                         $   5,481
                                                      ---------
                                                      ---------
SUPPLEMENTAL CASH FLOW INFORMATION

  Interest Paid                                       $  43,242
                                                      ---------
                                                      ---------

See Accountant's Report and Accompanying Footnotes.

                      PRUDENTIAL OF FLORIDA, INC

                  STATEMENT OF STOCKHOLDERS' EQUITY

                         DECEMBER 31, 1995

                                              Common Stock
                                           -------------------     Accumulated
                                           Shares       Amount        Deficit
                                           ------       ------     -----------
Balance December 31, 1994                   500          $500       $(303,942)

Net (Loss)                                                           (319,809)
                                            ---          ----       ---------
Balance December 31, 1995                   500          $500       $(623,751)
                                            ---          ----       ---------
                                            ---          ----       ---------


              See Accountant's Report and Accompanying Footnotes.

                              PRUDENTIAL OF FLORIDA, INC
                                    BALANCE SHEET
                                 AS OF MARCH 31, 1996
                                     (UNAUDITED)


                                 Assets
Current Assets
  Cash In Bank                                  $  (81,449.10)
  Cash In Bank                                       3,000.00
  Accounts Receivable                              320,520.03
  Prepaid Expenses                                  14,500.00
  Exchange Account                                   3,110.58
  Sundries                                            (379.21)
  Inventory                                        139,682.15
  Brochures/Literature                               3,113.28
                                               --------------
     Total Current Assets                                     $  402,097.73

Fixed Assets
  Vehicles                                         237,346.93
  Furniture & Fixtures                              73,199.21
  Furniture & Fixture-Orlando                        1,000.00
  Computer System                                  139,457.15
  Telephone System                                  43,147.43
  Equipment - Coin/Currency                         11,567.23
  Equipment - Coffee Machines                    1,202,289.46
  Equipment - Purezone                             200,000.00
  Equipment - Daily Grind                           20,001.17
  Equipment - E & R                                  8,500.00
  Equipment - RZ Coffee                            400,000.00
  Equipment - Snack Machines                        98,946.00
  Equipment - Water Machines                       486,635.32
  Equipment - Soda Machines                         56,321.61
  Leasehold Improvements                            54,118.97
  Accumulated Depreciation                      (1,245,364.00)
                                               --------------
     Total Fixed Assets                                        1,787,166.48

Other Assets
  Loan Receivable - Major Domo                     144,500.00
  Investment in Major Domo                          70,700.00
  Due from Prossaire                                 1,700.00
  Non-Compete - Perkup                             100,000.00
  Non-Compete - RZ Coffee                           50,000.00
  Covenent - Chenoy                                  1,000.00
  Non-Compete - Ace Coffee Svc                       1,000.00
  Accum Amort - Non-Compete                        (99,445.03)
  Customer List - Perkup                            49,498.00
  Accum Amort - Customer List                      (42,900.69)
  Goodwill                                         117,515.50
  Accum Amort - Goodwill                           (13,190.88)
  Refundable Deposits                                8,774.52
  Cash Surrender Value - OLI                        19,056.00
                                               --------------
     Total Other Assets                                          408,207.42
                                                              -------------
       Total Assets                                           $2,597,471.63
                                                              -------------
                                                              -------------

                           Liabilities & Equity

Current Liabilities

  Accounts Payable                             $  214,486.75
  Sales Tax Payable                                 4,403.70
  Note Payable - Northern Trust                    98,000.00
  Note Payable - Southpoint                        11,326.14
                                               -------------
     Total Current Liabilities                                $  328,216.59

Long-Term Liabilities
  Shareholder Loans                             2,633,156.99
  SHL - Interest                                   (6,000.00)
  SHL - Dividends                                 (28,775.00)
  Note Payable - FMCC                               9,394.73
  Note Payable - FMCC                               9,787.65
  Note Payable - Sun Bank                          15,541.87
  Note Payable - Sun Bank                          18,298.37
  Note Payable - FMCC                              13,521.37
  Note Payable - FMCC                              12,453.25
  Note Payable - Sun Bank                          13,867.64
  Note Payable - Sun Bank                           9,861.96
  Note Payable - Chase                             44,161.86
  Note Payable - Northern Trust                   187,962.96
                                               -------------
     Total Long-Term Liabilities                               2,933,233.65

Equity
  Common Stock                                        500.00
  Retained Earnings                              (623,750.06)
  Current Net Income (Loss)                       (40,728.55)
                                               -------------

     TOTAL EQUITY                                               (663,978.61)
                                                              -------------
      Total Liabilities & Stockholder's Equity                $2,597,471.63
                                                              -------------
                                                              -------------

                                 PRUDENTIAL OF FLORIDA, INC
                                      INCOME STATEMENT
                                         (UNAUDITED)

                                                    3 MONTHS ENDED
                                                    MAR. 31, 1996       PCT
                                                    ---------------    -----
Revenue
  Income                                              $800,455.58      99.94
  NSF Income                                               488.00       0.06
                                                      -----------      ------
    Net Revenue                                        800,943,58      100.00

Cost of Sales
  Purchases                                            321,801.78       40.18
                                                      -----------      ------
    Total Cost of Sales                                321,801.78       40.18
                                                      -----------      ------
      Gross Profit                                     479,141.80       59.82
                                                      -----------      ------

Operating Expenses
  Purchases-other exp/disc                                 860.60        0.11
  Advertising                                            9,167.76        1.14
  Alarm / Security Expense                                 525.24        0.07
  Auto Expense                                          14,253.12        1.78
  Auto Lease Expense                                    13,722.10        1.71
  Bad Debt Expense                                          35.91        0.00
  Bank Charges/Credit Card Disc                          1,347.14        0.17
  Commissions                                              616.41        0.08
  Computer / Data Processing                               705.91        0.09
  Credit Card Discounts                                    171.54        0.02
  Damaged Bottle Expense                                   576.00        0.07
  Dues & Subscriptions                                   1,362.51        0.17
  Employee Benefits                                        578.89        0.07
  Entertainment                                            143.39        0.02
  Equipment Lease / Rental                                 688.56        0.09
  Insurance                                              6,386.04        0.80
  Insurance - Group Health                              (2,196.34)      (0.27)
  Insurance - Liability                                  9,478.14        1.18
  Insurance - Workers Comp                               3,474.03        0.43
  Installation Expense                                     289.60        0.04
  Legal Fees                                                60.44        0.01
  Licenses & Taxes                                         302.94        0.04
  Meetings & Seminars                                      524.71        0.07
  Miscellaneous                                             83.94        0.01
  Office Expense                                        17,380.77        2.17
  Payroll - Office                                     174,688.53       21.81
  Payroll Tax Expense                                   23,892.23        2.98
  Petty Cash                                             4,974.07        0.62
  Postage / Delivery / Couriers                          5,665.14        0.71
  Printing Expense                                         417.52        0.05
  Rent                                                  22,332.59        2.79
  Repair & Maintenance                                     661.22        0.08
  R & M - Coffee Equipment                              (1,543.49)      (0.19)
  R & M - Water Equipment                                  486.89        0.06
  Sales Expense                                             34.84        0.00
  Subcontract Labor                                     66,133.72        8.26
  Telephone / Communication Exp                         14,291.14        1.78
  Travel                                                   677.35        0.08
  Uniforms, Linens & Laundry                              (157.50)      (0.02)
  Utilities / Electric                                   3,294.11        0.41
                                                      -----------      ------
  Total Expenses                                       396,387.71       49.49
                                                      -----------      ------
      Operating Income                                  82,754.09       10.33

  Sales Tax Discounts                                      (90.99)      (0.01)

  Payroll - Officers                                     6,000.00        0.75
  Interest Expense                                      12,306.21        1.54
  Depreciation/Amortization                             99,000.00       12.36
  Amortization                                           6,267.42        0.78
                                                      -----------      ------
      Total Other Income                              (123,482.64)     (15.42)
                                                      -----------      ------
        Net Income (Loss)                             $(40,728.55)      (5.09)
                                                      -----------      ------
                                                      -----------      ------

                             PRUDENTIAL OF FLORIDA, INC
                               STATEMENT OF CASH FLOWS
                                    MARCH 31, 1996
                                      (UNAUDITED)


Cash Flow from Operating Activities:
     Net (Loss)                                          $(40,729)
     Adjustments to Reconcile Net Income
       to Net Cash Used for Operating Activities:

     Depreciation and Amortization                        105,267
                                                         --------
                                                           64,538

Changes in Assets and Liabilities

     (Increase) in Accounts Receivable                    (27,295)
     (Increase) in Inventory                              (32,652)
     (Increase) in Prepaid Expenses                       (11,479)
     (Increase) in Security Deposits                         (785)
     (Increase) in Cash Surrender Value                    (5,717)
     Increase in Accounts Payable                          53,119
                                                         --------
Net Cash Provided by Operational Activities                39,729
                                                         --------
Cash Flows from Investing Activities:

     Acquisition of Fixed Assets                          234,408
     Increase in Intangible Assets                          1,000
     Loan to Affiliated Company                            10,000
                                                         --------
Total Cash Flows from Investing Activities               (245,408)
                                                         --------
Cash Flows from Financing Activities:

     Loans From Officers                                  128,742
     Decrease in Installment Debt                          (6,994)
                                                         --------

Total Cash Flows from Financing Activities                121,748


Net (Decrease) in Cash                                    (83,931)
                                                         --------
Cash - Beginning                                            5,481
                                                         --------
Cash - Ending                                            $(78,449)
                                                         --------
                                                         --------

Supplemental Cash Flow Information
- ----------------------------------

     Interest Paid                                        $12,306
                                                          -------
                                                          -------

                                PRUDENTIAL OF FLORIDA, INC.

                                       BALANCE SHEET

                                       MARCH 31, 1995
                                         (UNAUDITED)



                                            ASSETS



CURRENT ASSETS

   Cash in Bank                                                    $    6,796
   Accounts Receivable,                                               301,474
   Inventory (Note 1)                                                 115,335
                                                                   ----------
      Total Current Assets                                         $  423,605
                                                                   ----------
FIXED ASSETS (Note 1)

    Furniture and Fixtures                                             54,772
    Automobiles and Forklifts                                         224,941
    Leasehold Improvements                                             29,848
    Computer                                                          110,469
    Machinery & Equipment                                           1,933,744
                                                                   ----------
       Total Fixed Assets                                           2,353,773
       Less Accumulated Depreciation                                  829,772
                                                                   ----------
                                                                    1,524,001
                                                                   ----------
OTHER ASSETS

    Due From Affiliated Companies (Note 2)                             96,200
    Non-Compete Covenant, net (Note 3)                                 71,383
    Customer Lists, net (Note 3)                                       16,221
    Goodwill, net (Note 3)                                            107,265
    Deposits with Vendors                                               6,564
    Investment in Majordomo                                            80,700
                                                                   ----------
                                                                      378,333
                                                                   ----------
       Total Assets                                                $2,325,939
                                                                   ----------
                                                                   ----------

                             PRUDENTIAL OF FLORIDA, INC.

                                     BALANCE SHEET

                                     MARCH 31, 1995
                                       (UNAUDITED)



             LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

    Accounts Payable                                  $   120,283
    Sales Tax Payable                                       4,221
    Notes Payable (Note 4)                                118,266
                                                      -----------
       Total Current Liabilities                          242,770

LONG-TERM LIABILITIES

    Notes Payable (Note 4)                                195,118
    Stockholder Loans                                   2,239,368
                                                      -----------
       Total Liabilities                                2,677,256
                                                      -----------
EQUITY

    Common Stock                                              500
    Retained Earnings                                    (303,942)
    Net Income (Loss)                                     (47,874)
                                                       ----------
       Total Equity                                      (351,316)
                                                       ----------
          Total Liabilities and Stockholder's Equity   $2,325,939
                                                       ----------
                                                       ----------

                     PRUDENTIAL OF FLORIDA, INC.

                         STATEMENT OF INCOME

                   THREE MONTHS ENDED MARCH 31, 1995
                              (UNAUDITED)




Sales                                                  $  740,585

Cost of Goods Sold                                        312,137
                                                       ----------
Gross Profit                                              428,448
                                                       ----------

Operating Expenses:

   Salaries                                               140,627
   Payroll Taxes                                           19,311
   Contract Labor                                          71,440
   Professional Fees                                        3,184
   Repairs & Maintenance                                   15,066
   Advertising                                              6,834
   Auto                                                    23,767
   Insurance                                               15,571
   Interest                                                16,846
   Postage                                                  4,286
   Rent                                                    12,497
   Sales Expense                                            9,312
   Telephone                                                9,497
   Employee Benefits                                        1,804
   Utilities                                                1,699
   Office                                                  29,286
   Contributions                                            2,250
                                                         --------
       Total Operating Expenses                           383,277
                                                         --------
   Income Before Depreciation/Amortization                 45,171

   Depreciation/Amortization                               93,045
                                                         --------
       Net (Loss)                                        $(47,874)
                                                         --------

                     PRUDENTIAL OF FLORIDA, INC.

                       STATEMENT OF CASH FLOWS

                           MARCH 31, 1995
                             (UNAUDITED)




Cash Flow from Operating Activities:
     Net (Loss)                                        $  (47,874)
     Adjustments to Reconcile Net Income
        to Net Cash Used for Operating Activities:

     Depreciation and Amortization                         93,045
                                                       ----------
                                                           45,171

Changes in Assets and Liabilities

   (Increase) in Accounts Receivable                      (43,074)
   (Increase) in Inventory                                (20,889)
   Decrease in Prepaid Expenses                             2,739
   (Increase) in Security Deposits                           (106)
   Increase in Accounts Payable                            76,897
                                                       ----------
Net Cash Provided by Operational Activities                60,738
                                                       ----------
Cash Flows from Investing Activities:

   Acquisition of Fixed Assets                            135,996
   Loan to Affiliated Company                              20,000
                                                       ----------
Total Cash Flows from Investing Activities               (155,996)
                                                       ----------
Cash Flows from Financing Activities:

   Loans From Officers                                     84,656
   Increase in Long Term Debt                              49,126
                                                       ----------
Total Cash Flows from Financing Activities                133,782

Net Increase in Cash                                       38,524
                                                       ----------
Cash - Beginning                                          (31,728)
                                                       ----------
Cash - Ending                                            $  6,796
                                                       ----------
                                                       ----------

Supplemental Cash Flow Information
- ----------------------------------

   Interest Paid                                         $ 16,846
                                                       ----------
                                                       ----------

                             PRUDENTIAL OF FLORIDA, INC.

                            NOTES TO FINANCIAL STATEMENTS

                                   DECEMBER 31, 1995


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BUSINESS AND ORGANIZATION

         The Company was incorporated on February 3, 1966 in the State of Florida. The principal business of the Company is the sale of coffee and water for office use.

         INVENTORY

         Inventory consists of water, coffee, coffee parts, and other related products. Inventory is stated at average cost.

         FIXED ASSETS

         Fixed assets purchased during the year are stated at cost. Depreciation of fixed assets is computed utilizing the double declining balance method over their estimated lives; five years for automobiles and forklifts, and seven years for machinery and equipment, computers, leasehold improvements, and furniture and fixtures.

         Expenditures for maintenance and repairs are charged to expense as incurred.

         BASIS OF ACCOUNTING

         The Company maintains its books on the accrual basis, whereby revenues are recognized when earned and expenses when incurred.

         INCOME TAXES

         The Company is taxed under Subchapter S of the Internal Revenue Service. Accordingly, any profit or loss incurred by the Company is passed through and taxed to the stockholders. Therefore, no provision for income taxes has been made.

         INVESTMENTS

         Investments are carried at cost.

                             PRUDENTIAL OF FLORIDA, INC.

                            NOTES TO FINANCIAL STATEMENTS

                                   DECEMBER 31, 1995


NOTE 2 - DUE FROM AFFILIATED COMPANIES

         The Company makes purchases of inventory, equipment, and service parts for affiliated companies. Occasionally, the Company makes operating loans to affiliates. At December 31, 1995 the amounts owed to the Company was composed of the following:

                Majordomo Services, Inc.            $144,500
                Prossaire of Fla., Inc.                1,700
                                                    --------
                   Total                            $146,200
                                                    --------
                                                    --------

NOTE 3 - ACQUISITION OF BUSINESS

         In 1994 the Company acquired two businesses whose activity are now an integral part of the Company. The excess of purchase price over cost of equipment was allocated to goodwill, non-compete covenant, and customer lists. The covenant and customer lists are being amortized over sixty (60) months. Goodwill is being amortized over forty (40) years.

NOTE 4 - NOTES PAYABLE

         Notes payable consist of the following at December 31, 1995:

         NOTE PAYABLE - WENDOVER FUNDING


         Line of Credit - requiring monthly payments of interest
         only, computed at 14.75%                                  $11,326

         NOTE PAYABLE - INTERCONTINENTAL BANK

         Line of Credit - requiring monthly payments of interest
         only, computed at 2% over prime.  The loan is secured
         by equipment, receivables and inventory.  Matures
         January 1996.                                              80,000

                             PRUDENTIAL OF FLORIDA, INC.

                            NOTES TO FINANCIAL STATEMENTS

                                   DECEMBER 31, 1995


NOTE 4 - NOTES PAYABLE (CONTINUED)

         NOTE PAYABLE - FORD MOTOR CREDIT

         Installment note, commencing March, 1994 with monthly
         payments of $428 including interest at 7.0%. Secured by
         vehicle.                                                   14,897

         NOTE PAYABLE - FORD MOTOR CREDIT

         Installment note, commencing March, 1994, with monthly
         payments of $405 including interest at 7.0% Secured by
         vehicle.                                                   13,438

         NOTE PAYABLE - FORD MOTOR CREDIT

         Installment note, commencing December, 1993, with monthly payments of $332 including interest at 7%. Secured by
         vehicle.                                                   10,217

         NOTE PAYABLE - FORD MOTOR CREDIT

         Installment note, commencing December, 1993, with monthly payments of $346 including interest at 7%. Secured by
         vehicle.                                                   10,644

         NOTE PAYABLE - SUN BANK

         Installment note, Commencing April, 1994, with monthly
         payments of $428 including interest at 7%. Secured by
         vehicle.                                                   14,557


         NOTE PAYABLE - SUN BANK

         Installment note, commencing February, 1994, with
         monthly payments of $483 including interest at 8%.
         Secured by vehicle.                                        11,099

                             PRUDENTIAL OF FLORIDA, INC.

                            NOTES TO FINANCIAL STATEMENTS

                                   DECEMBER 31, 1995


NOTE 4 - NOTES PAYABLE (CONTINUED)

         NOTE PAYABLE - SUN BANK

         Installment note, commencing December, 1994, with
         monthly payments of $570 including interest at 10%.
         Secured by vehicle.                                        16,847

         NOTE PAYABLE - SUN BANK

         Installment note, commencing May 1995 with monthly
         payments of $563 including interest at 10%. Secured
         by vehicle.                                               19,514

         NOTE PAYABLE - INTERCONTINENTAL BANK

         Installment note, commencing August 1995, with monthly
         payments of $6482 plus interest at prime plus 2%.
         Secured by a blanket lien.                               200,926

         NOTE PAYABLE - CHASE

         Installment note, commencing November, 1994, with
         payments of $1,224 including interest at 9.7%.
         Secured by vehicle.                                       47,707
                                                                 --------
              Total Notes Payable                                 451,172

              Less Current Portion                                213,187
                                                                 --------
                                                                 $237,985
                                                                 --------
                                                                 --------
Schedule of notes payable retirement as of December 31:

        1995                                                     $213,187
        1996                                                      127,472
        1997                                                       93,073
        1998                                                       17,440
        1999                                                          -0-
        Thereafter                                                    -0-
                                                                 --------
                                                                 $451,172
                                                                 --------
                                                                 --------

                             PRUDENTIAL OF FLORIDA, INC.

                            NOTES TO FINANCIAL STATEMENTS

                                   DECEMBER 31, 1995


NOTE 5 - CASH SURRENDER VALUE - OFFICERS LIFE INSURANCE

         The company maintained a whole life insurance policy on the life of its stockholder/officer in 1995.

NOTE 6 - LEASING ARRANGEMENTS

         OPERATING LEASE

         The Company conducts its Orlando operations from facilities that are leased under a 1 year lease ending June 1996. The lease calls for monthly rent payments starting in July 1995 of $475 per month including common area maintenance charges which includes a pro-rata share of real property taxes.

         The Company conducts its Miami operations from facilities that are lease under a 5 year lease ending January 1999, including common area maintenance charges and consumer price index increases.

         The Company leases several pieces of equipment under various terms and expirations.

         FUTURE MINIMUM LEASE PAYMENTS

         Future Minimum lease payments for operating leases at December 31 are:

                          Operating        Facility
                           Leases           Leases           Total
                          ---------        --------        ---------
         1996              $73,183         $108,805         $181,988
         1997               49,018          114,275          163,293
         1998               28,474          120,665          149,139
         1999               28,474           10,100           38,574
         2000               18,983              -0-          189,983
                           -------         --------         --------
         Total Future
          Lease Payments  $198,132         $353,845         $551,977
                           -------         --------         --------
                           -------         --------         --------

NOTE 7 - STOCKHOLDER LOANS

         Loans from the stockholder are unsecured non-interest bearing subordinated debt with no determined repayment schedule and subject to the first rights of Intercontinental Bank obligations.

DAVIDS OFFICE SUPPLY
AND FURNITURE CO., INC.
FINANCIAL STATEMENTS
MAY 31, 1996

                        REPORT OF INDEPENDENT ACCOUNTANTS


July 10, 1996

To the Stockholders of
  Davids Office Supply
  and Furniture Co., Inc.

In our opinion, the accompanying balance sheet and the related statements of income, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Davids Office Supply and Furniture Co., Inc. at May 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

As described in Note 8 to the financial statements, on June 4, 1996 the Company entered into a letter of intent to sell all of its issued and outstanding shares of common stock to U.S. Office Products Company.




Price Waterhouse LLP
Battle Creek, Michigan

BALANCE SHEET

          --------------------------------------------------------------------------------------------------------------------------
                                                               MAY 31,
                                                                  1996
ASSETS
Current assets:
  Cash and cash equivalents                                $   224,265
  Accounts receivable                                          807,165
  Inventory                                                    350,674
  Prepaid expenses                                              21,957
                                                           -----------
      Total current assets                                   1,404,061

Property and equipment, net                                     67,671
Deposits                                                        12,087
                                                           -----------
      TOTAL ASSETS                                         $ 1,483,819
                                                           -----------
                                                           -----------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable - current                                  $    17,993
  Accounts payable                                             329,450
  Accrued compensation and withholdings                        144,954
  Other accrued liabilities                                    129,567
                                                           -----------
      Total current liabilities                                621,964
                                                           -----------

Notes payable - noncurrent                                      34,905
                                                           -----------
Deferred income taxes                                            9,000
                                                           -----------
Stockholders' equity:
  Common stock, $1 stated value per share - 5,000
   shares authorized, issued and outstanding                     5,000
  Retained earnings                                            812,950
                                                           -----------
                                                               817,950
                                                           -----------

Commitments and contingencies (Notes 6 and 8)                        -
                                                           -----------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $ 1,483,819
                                                           -----------
                                                           -----------


See accompanying notes to financial statements

STATEMENT OF INCOME

          ----------------------------------------------------------------------

                                                             YEAR ENDED
                                                            MAY 31, 1996

Net sales                                                   $8,136,514
Cost of sales                                                5,989,210
                                                            ----------
     Gross profit                                            2,147,304

Selling, general and administrative expenses                 1,864,024
                                                            ----------
     Operating income                                          283,280

Other income (expense):
     Interest expense                                           (5,727)
     Commission income                                          15,097
     Other                                                      10,885
                                                            ----------
Income before income taxes                                     303,535
     Provision for income taxes                                114,000
                                                            ----------
Net income                                                  $  189,535
                                                            ----------
                                                            ----------
See accompanying notes to financial statements

STATEMENT OF STOCKHOLDERS' EQUITY

          ----------------------------------------------------------------------



                                          COMMON STOCK       RETAINED
                                        SHARES   AMOUNT      EARNINGS

Balance at May 31, 1995                 5,000     $5,000   $ 623,415

Net income                                                   189,535
                                                           ---------
Balance at May 31, 1996                 5,000    $5,000    $ 812,950
                                        -----    ------    ---------



See accompanying notes to financial statements

STATEMENT OF CASH FLOWS

          ----------------------------------------------------------------------

                                                                     YEAR ENDED
                                                                    MAY 31, 1996

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                     $   189,535
     Adjustments to reconcile net income to net cash
      provided by (used for) operating activities:
          Depreciation                                                   20,502
          Deferred income taxes                                           5,900
          Changes in assets and liabilities:
               Accounts receivable                                      209,432
               Inventory                                                (88,817)
               Prepaid expenses                                         (13,328)
               Other assets                                              (2,582)
               Accounts payable                                        (152,010)
               Accrued liabilities                                       66,752
                                                                         ------
                    Net cash provided by operating activities           235,384
                                                                        -------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property and equipment                                (51,517)
                                                                        --------
                    Net cash used for investing activities              (51,517)
                                                                        --------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Principal payments on debt                                         (63,770)
     Proceeds from issuance of debt                                      37,553
                                                                         ------
                    Net cash used for financing activities              (26,217)
                                                                        --------

Net increase in cash and cash equivalents                               157,650

Cash and cash equivalents at beginning of year                           66,615
                                                                         ------
Cash and cash equivalents at end of year                            $   224,265
                                                                    -----------
                                                                    -----------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the year for interest                              $     6,301
                                                                    -----------
                                                                    -----------
Cash paid during the year for federal income taxes                  $    26,000
                                                                    -----------
                                                                    -----------

See accompanying notes to financial statements

                 DAVID'S OFFICE SUPPLY AND FURNITURE CO., INC.
                         NOTES TO FINANCIAL STATEMENTS

          ----------------------------------------------------------------------

1.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     NATURE OF BUSINESSES
               Davids Office Supply and Furniture Co., Inc. (the "Company") is a distributor of office supplies and new and used office furniture. The Company sells to customers primarily in Michigan and Midwestern United States.

               REVENUE RECOGNITION
               Revenue is recognized upon delivery of office supplies and furniture to customers.

               ADVERTISING EXPENSE
               The Company recognizes expenses, including advertising expense, as incurred. Included in operating expenses for the year ended May 31, 1996 is advertising expense in the amount of $20,610.

     CONCENTRATION OF CREDIT RISK
               Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of trade accounts receivable. Receivables arising from sales to customers are not collateralized and, as a result, management continually monitors the financial condition of its customers to reduce the risk of loss. Sales to various affiliated United Auto Workers (UAW) organizations aggregated approximately 13% of the total sales for the year ended May 31, 1996.

     CASH AND CASH EQUIVALENTS
               The Company considers temporary cash investments, including certificates of deposit, with maturities of three months or less from the date of purchase to be cash equivalents.

     INVENTORY
               Inventory, consisting of office supplies and new and used office furniture, is valued at the lower of cost or market on the FIFO (first-in, first-out) basis.

     PROPERTY AND EQUIPMENT
               Property and equipment is recorded at cost and is depreciated over the estimated useful lives of the assets using the straight-line method over three to ten years for furniture and fixtures and five years for transportation equipment and leasehold improvements. Additions and improvements are capitalized, and maintenance and repairs are expensed as incurred.

          INCOME TAXES
          The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." The asset and liability approach used in SFAS No. 109 requires the recognition of deferred tax assets and liabilities for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

          FAIR VALUE OF FINANCIAL INSTRUMENTS
          The carrying value of financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and notes payable, approximates fair value.

          USE OF ESTIMATES
          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.PROPERTY AND EQUIPMENT

          The cost of property and equipment and the related accumulated depreciation at May 31, 1996 is as follows:

     Furniture and fixtures                                      $  228,733
     Transportation equipment                                       110,231
     Leasehold improvements                                          38,750
                                                                     ------
                                                                    377,714
     Less: accumulated depreciation                                (310,043)
                                                                   ---------
                                                                 $   67,671
                                                                 -   ------
3.   OTHER ACCRUED LIABILITIES

          Other accrued liabilities at May 31, 1996 consists of the following:

     Accrued federal income tax                                  $   91,100
     Sales tax payable                                               23,742
     Accrued professional fees                                       11,210
     Other                                                            3,515
                                                                      -----
                                                                 $  129,567
                                                                 -  -------

4.NOTES PAYABLE

          The Company has three notes payable related to the purchase of automobiles which are secured by the related assets with various interest rates and payment terms. In addition, the Company has a note payable to a bank which is secured by certain equipment of the Company. The following is a summary of notes payable balances at May 31, 1996:
                                                                  MAY 31,
                                                                   1996
          Secured note payable which bears interest at
          9.25% with monthly payments of principal and
          interest of $468 through August 1999                   $ 15,711

          Secured note payable which bears interest at 7.50%
          with monthly payments of principal and interest of
          $438 through September 1999                              15,473

          Secured note payable which bears interest at 9.25%
          with monthly payments of principal and interest of
          $471 through August 1999                                 15,464

          Secured note payable to a bank which bears interest
          at 9.00% with monthly principal payments of $417
          through August 1997                                       6,250
                                                                   ------
                                                                    52,898

     Less: amounts due within one year                             (17,993)
                                                                   --------
                                                                 $  34,905
                                                                 -  ------

     Future payments for notes payable are as follows:

  YEAR ENDED
    MAY 31,

     1997                                                        $   17,993
     1998                                                            15,418
     1999                                                            15,447
     2000                                                             4,040
                                                                      -----
                                                                 $   52,898
                                                                 -   ------

5.INCOME TAXES

               The income tax provision is comprised of the following components:
                                                                 YEAR ENDED
                                                                MAY 31, 1996

               Current tax expense                               $  108,100
               Deferred tax expense                                   5,900
                                                                      -----
                                                                 $  114,000
                                                                 -  -------

               The deferred income tax liability in the amount of $9,000 relates to the difference between book and tax depreciation. Differences between the Company's effective federal income tax rate and statutory rates resulted from the payment of non-deductible officers life insurance premiums by the Company during the year.

6.OPERATING LEASES

               The Company leases its facilities and warehouse space on a month to month basis. The Company also leases five vehicles with terms expiring at various dates through the year 1998. Total rent expense for the year ended May 31, 1996 was approximately $67,100.

               Future minimum lease payments for all noncancellable vehicle operating leases are as follows:

  YEAR ENDED
    MAY 31,

     1997                                                        $   17,441
     1998                                                             5,731
                                                                      -----
                                                                 $   23,172
                                                                 -   ------
7.PROFIT SHARING PLAN

               The Company has a discretionary profit sharing plan which covers substantially all full-time employees. At the discretion of the Board of Directors, the Company may make contributions each year for the benefit of eligible employees under the plan. The plan does not allow participants to contribute to the plan. The Company paid all administrative fees related to this plan but made no contribution for the year ended May 31, 1996.

8.SUBSEQUENT EVENTS

               On June 4, 1996, the Company and its stockholders entered into a letter of intent with U.S. Office Products Company ("U.S. Office Products") pursuant to which the Company agreed to merge with U.S. Office Products. Pursuant to the letter of intent, the Company will exchange all of its issued and outstanding shares of common stock for approximately 75,090 shares of U.S. Office Products' common stock with a market value of approximately $2.6 million.

CAROLINA OFFICE EQUIPMENT COMPANY
FINANCIAL STATEMENTS
MARCH 31, 1996

                        Report of Independent Accountants


July 10, 1996

To the Board of Directors and Shareholders of Carolina Office Equipment Company

In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Carolina Office Equipment Company at March 31, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

As described in Note 7 to the financial statements, effective May 28, 1996 the Company entered into a definitive agreement to sell all of its issued and outstanding shares of common stock to U.S. Office Products Company.





Price Waterhouse LLP
Minneapolis, Minnesota

                       CAROLINA OFFICE EQUIPMENT COMPANY
                                 BALANCE SHEET

                                                                       March 31,
                                                                          1996
                                                                       ---------
Assets
Current assets:
  Cash                                                                 $503,495
  Trade receivables net of an allowance
   for doubtful accounts of $40,385                                   1,587,059
  Rebates receivable                                                    112,866
  Prepaids                                                                9,386
  Inventories                                                         1,276,230
  Notes receivable                                                      358,720
                                                                     ----------
   Total current assets                                               3,847,756


Property and equipment, net                                             294,183
Other assets                                                             40,600
                                                                     ----------
   Total assets                                                      $4,182,539
                                                                     ----------
Liabilities and Shareholders' Equity
Current liabilities:
  Revolving line of credit                                            $  98,800
  Accounts payable                                                      603,287
  Other accrued expenses                                                318,966
  Notes payable                                                          48,701
  Due to affiliates                                                      20,884
  Taxes payable                                                         187,255
                                                                     ----------
   Total liabilities                                                  1,277,893
                                                                     ----------


Commitments (Note 5)

Shareholders' equity:
  Common stock, $0.01 par value, 10,000,000 shares authorized,
    issued and outstanding                                              100,000
  Paid in capital                                                       172,532
  Treasury stock                                                       (197,823)
  Retained earnings                                                   2,829,937
                                                                     ----------
   Total shareholders' equity                                         2,904,646
                                                                     ----------
   Total liabilities and shareholders' equity                        $4,182,539
                                                                     ----------

                       CAROLINA OFFICE EQUIPMENT COMPANY
                                INCOME STATEMENT

                                                                       March 31,
                                                                        1996
                                                                        ----
Sales                                                               $12,023,096

Cost of sales                                                         8,438,047
                                                                     ----------
  Gross profit                                                        3,585,049

Selling, general and administrative expenses                          2,868,291
                                                                     ----------

Operating income                                                        761,758
Interest expense                                                        (51,047)
Interest income                                                         116,956
                                                                     ----------
Income before income taxes                                              782,667
Income taxes                                                            294,546
                                                                     ----------
Income from continuing operations                                       488,121
                                                                     ----------

Income from discontinued operations (net of taxes of $115,565)          163,140
                                                                     ----------

  Net income                                                           $651,261
                                                                     ----------

                       CAROLINA OFFICE EQUIPMENT COMPANY
                            STATEMENT OF CASH FLOWS

                                                                      March 31,
                                                                        1996
                                                                        ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                           $651,261
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation and amortization                                       130,357
    Increase (decrease) in cash resulting from changes:
     Accounts and other receivable                                     (311,399)
     Inventories                                                       (177,083)
     Other current assets                                               (23,355)
     Due from affiliates                                                467,114
     Taxes payable                                                      200,261
     Accounts payable                                                  (345,176)
     Notes receivable                                                   122,872
     Accrued liabilities                                                149,600
                                                                     ----------

Net cash provided by operating activities                               864,452
                                                                     ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                  (177,307)
  Intangible purchases                                                  (42,000)
                                                                     ----------

Net cash used for investing activities                                 (219,307)
                                                                     ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of stockholder loans                                       (157,855)
  Proceeds from long-term debt                                           81,081
  Payments on long-term debt                                           (140,511)
  Net change in revolving line of credit                                (70,000)
                                                                     ----------

Net cash used for financing activities                                 (287,285)
                                                                     ----------

Cash carved out to Systems                                             (351,471)
                                                                     ----------


NET INCREASE IN CASH                                                      6,389
Beginning of period                                                     497,106
                                                                     ----------

End of period                                                          $503,495
                                                                     ----------

SUPPLEMENTAL DISCLOSURES:
  Cash paid for interest                                               $116,956
                                                                     ----------

Cash paid for taxes                                                    $249,149
                                                                     ----------


NON-CASH TRANSACTIONS:
Dividends amounting to $1,047,720 were paid via the extinguishment of certain intercompany and related party balances. See Note 1 for a discussion of assets and liabilities carved out of the Company.

                       CAROLINA OFFICE EQUIPMENT COMPANY
                       STATEMENT OF SHAREHOLDERS' EQUITY


                                                                    Total Equity
                                                                    ------------

Balance at March 31, 1995                                           $ 4,953,740
  Net income                                                            651,261
  Dividends
     In form of amounts paid via extinguishment of
       intercompany balances                                         (1,047,720)
     In form of spin-off of systems division assets                  (1,652,635)
                                                                     ----------
Balance at March 31, 1996                                            $2,904,646
                                                                     ----------

Note 1 - Business Organization

The accompanying financial statements represent the accounts of Carolina Office Equipment Company, Inc. ("COECO"). COECO is the successor company to Carolina Office Equipment Company of Wilson, Inc., Carolina Office Equipment Company of Greenville, Inc., Your Office By the Sea, Inc. and Carolina Office Equipment Company, Inc. which were merged into one legal entity on March 31, 1996. COECO's activities primarily consist of the sale of office furniture and supplies throughout Eastern North Carolina. Prior to the merger COECO was also engaged in the sale and service of office equipment and machinery. Effective March 31, 1996 these equipment and machinery businesses were carved out into a separate legal entity (COECO Office Systems of Rocky Mount ["Systems"]). The assets obtained by and liabilities assumed by Systems have been excluded from the March 31, 1996 balance sheet. The assets and liabilities carved out were determined using specific identification where possible, and in the alternate were allocated to Systems based on historical relationships between Systems and the remaining COECO units.

In connection with the carve out of Systems assets amounting to approximately $1,860,000 and liabilities of $208,000 have been excluded from COECO's March 31, 1996 balance sheet. Directly identifiable revenues and expenses related to Systems have been reflected in discontinued operations additionally certain other allocatable expenses such as occupation cost, taxes, and other "overhead" cost have been allocated to System's operations based on historical relationships between Systems and the remaining COECO units. These revenues and expenses have been reflected on the income statement as income from discontinued operations.

The net assets of the Systems division were comprised as follows:

  Cash                                                                 $351,471
  Other current assets                                                1,435,260
  Long-term assets                                                       74,065
  Liabilities                                                          (208,161)
                                                                     ----------
  Net assets                                                         $1,652,635
                                                                     ----------

Note 2 - Summary of Significant Accounting Policies

FISCAL YEAR -- The Company's fiscal year ends on March 31.

REVENUE RECOGNITION -- Revenues are recognized upon the delivery of office products to customers.

TRADE RECEIVABLES -- Trade receivables are concentrated with various commercial customers. The Company performs on-going credit evaluations of its customers and believes that trade receivables are well diversified, thereby reducing potential credit risk.

REBATES RECEIVABLE -- Rebates receivable represent group and annual wholesaler rebates earned by the Company as well as certain cooperative advertising claims as of March 31, 1996.

INVENTORIES -- Inventories are stated at the lower of cost or market value with cost determined on the first-in, first-out (FIFO) method and consists primarily of product held for sale.

PROPERTY AND EQUIPMENT -- Property and equipment are stated at cost and are depreciated over estimated useful lives ranging from five to eight years using the accelerated methods. Expenditures which substantially increase asset value or extend useful life are capitalized. Expenditures for maintenance and repairs are charged against income as incurred. When items of property are sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts. Any gain or loss is reflected in income.

INTANGIBLE ASSETS -- Intangible assets, comprised entirely of franchise fees paid during the current year, are amortized on a straight line basis over the life of the underlying agreements (15 years). The recoverability of these assets is assessed by management on an ongoing basis.

INCOME TAXES -- The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." The asset and liability approach used in SFAS 109 requires the recognition of deferred tax assets and liabilities for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between carrying amounts and the tax basis of
existing assets and liabilities.   No tax assets or liabilities have been
established as of March 31, 1996 due to the lack of material differences between the tax bases of the Company's assets and liabilities.

FAIR VALUE OF FINANCIAL INSTRUMENTS -- The carrying amount of cash, accounts and receivables, accounts payable, and notes payable approximates fair value because of the short maturity of those instruments.

USE OF ESTIMATES -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosure of contingencies at the date of the financial statements and the related reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management believes that the estimates used are reasonable.

Note 3 - Property and Equipment

Property and equipment consist of the following:

                                                                      March 31,
                                                                        1996
                                                                     ----------
Leasehold improvements                                               $   95,804
  Furniture, fixtures and equipment                                     328,342
  Autos and trucks                                                      246,812
  Data processing equipment and machinery                                98,252
  Machinery and equipment                                               641,364
                                                                     ----------
                                                                      1,410,574
  Less:  accumulated depreciation and amortization                    1,116,391
                                                                     ----------
  Net property and equipment                                         $  294,183
                                                                     ----------


Note 4 - Credit Facilities

The Company's revolving line of credit with a bank provides for borrowings up to $1,000,000, matures on November 6, 1996, and bears interest at prime. These borrowings are secured by a first lien on the Company's accounts receivable.

Notes payable consists of amounts due a bank, payable in monthly principal and interest instalments of $3,731 payable through June, 1997. Secured by furniture and fixtures used for rental purposes.


Note 5 - Commitments

The Company leases store and warehouse space from its shareholders. All such leases are classified as operating leases. Future annual minimum lease payments required under long-term leases in effect at March 31, 1996 are as follows:

                                                                       Operating
                                                                       ---------

  Fiscal 1997                                                          $232,560
  1998                                                                  223,710
  1999                                                                  155,970
  2000                                                                  104,400
  2001                                                                  104,400
                                                                     ----------
                                                                       $821,040
                                                                     ----------

For the year ended March 31, 1996 rental expense under all operating leases amounted to approximately $260,000.

Note 6 - Employee Benefit Plans

The Company maintains a qualified defined contribution 401(k) savings plan covering substantially all employees. The plan provides for voluntary contributions by plan participants of up to the legal limit of their compensation. The Company makes discretionary matching contributions. For the period ended March 31, 1996, the Company accrued contributions amounting to approximately $40,000.


Note 7 - Subsequent Events

On May 28, 1996, the Company and its shareholders entered into a definitive agreement with U. S. Office Products Company ("U. S. Office Products") pursuant to which all of the outstanding shares of the Company's common stock were purchased by U. S. Office Products for 271,186 shares of common stock.

WBT HOLDINGS, INC.
DBA OFFICE FURNITURE DISTRIBUTORS
FINANCIAL STATEMENTS
DECEMBER 31, 1995

                        Report of Independent Accountants


July 1, 1996

To the Board of Directors and Shareholders of WBT Holdings, Inc.

In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of WBT Holdings, Inc. at December 31, 1995, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

As described in Note 7 to the financial statements, on June 4, 1996 the Company entered into a definitive agreement to sell all of its issued and outstanding shares of common stock to U.S. Office Products Company.





Price Waterhouse LLP
Minneapolis, Minnesota

                              WBT Holdings, Inc.
                       dba Office Furniture Distributors
                                 BALANCE SHEET


                                                                                December 31,                    March 31,
                                                                                    1995                          1996
                                                                                    ----                          ----
                                                                                                               (unaudited)
Assets
Current assets:
     Cash                                                                       $      376                    $        -
     Trade receivables net of an allowance
      for doubtful accounts of $50,000                                             594,142                       637,575
     Vendor receivables                                                            395,625                       205,000
     Rebates receivable                                                            100,676                        92,189
     Inventories                                                                   649,516                       707,918
     Other current assets                                                            5,253                        20,731
                                                                                ----------                    ----------
          Total current assets                                                   1,745,588                     1,663,413

Property and equipment, net                                                        414,579                       407,662
Other assets                                                                        28,672                        30,526
                                                                                ----------                    ----------
          Total assets                                                           2,188,839                     2,101,601
                                                                                ----------                    ----------
Liabilities and Shareholders' Equity
Current liabilities:
     Revolving line of credit                                                   $  200,000                    $  200,000
     Accounts payable                                                              541,511                       460,134
     Customer deposits                                                             190,404                        93,580
     Other accrued expenses                                                        213,978                       244,945
     Notes payable                                                                  73,251                        61,389
     Notes payable - shareholder                                                 1,538,928                     1,500,000
                                                                                ----------                    ----------
          Total liabilities                                                      2,758,072                     2,560,048
                                                                                ----------                    ----------
Commitments (Note 5)

Shareholders' equity:
     Common stock, no par value, 1,000 shares authorized,
      and 840 shares issued and outstanding                                        200,000                       200,000
     Treasury stock                                                                (60,000)                      (60,000)
     Accumulated deficit                                                          (709,233)                     (598,447)
                                                                                ----------                    ----------
     Total shareholders' equity                                                   (569,233)                     (458,447)
                                                                                ----------                    ----------
     Total liabilities and shareholders' equity                                 $2,188,839                    $2,101,601
                                                                                ----------                    ----------

                              WBT Holdings, Inc.
                       dba Office Furniture Distributors
                              STATEMENT OF INCOME



                                                                                     Three Months Ended
                                                  December 31,                           March 31,
                                                                           ------------------------------------
                                                      1995                     1995                     1996
                                                      ----                     ----                     ----
                                                                            (unaudited)              (unaudited)
Sales                                             $8,154,896               $1,865,596               $2,358,176
Cost of sales                                      4,822,341                1,214,948                1,501,141
                                                  ----------               ----------               ----------

     Gross profit                                  3,332,555                  650,648                  857,035

Selling, general and
 administrative expenses                           2,689,690                  546,112                  732,509
                                                  ----------               ----------               ----------
Operating income                                     642,865                  104,536                  124,526
Interest expense                                      68,824                   14,426                   13,740
                                                  ----------               ----------               ----------
     Net income                                   $  574,041               $   90,110               $  110,786
                                                  ----------               ----------               ----------
                                                  ----------               ----------               ----------

Unaudited pro forma net income
(see Note 8)                                      $  344,425               $   54,066               $   66,470
                                                  ----------               ----------               ----------
                                                  ----------               ----------               ----------

                              WBT Holdings, Inc.
                       dba Office Furniture Distributors
                            STATEMENT OF CASH FLOWS

                                                                                                           Three Months Ended
                                                                                                                 March 31,
                                                                            December 31,                   ------------------
                                                                               1995                1995                1996
                                                                               ----                ----                ----
                                                                                                (unaudited)         (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                            $  574,041          $   90,110          $  110,786
     Adjustments to reconcile net income to net cash
      provided by operating activities:
          Depreciation                                                         33,880               8,470               9,459
          Loss on disposal of equipment                                         3,978                -                   -
          Increase (decrease) in cash resulting
           from changes:
               Accounts and other receivable                                 (430,543)            202,266             155,679
               Inventories                                                    (24,902)            (32,534)            (58,402)
               Other current assets                                              (329)             (8,064)            (15,478)
               Other assets                                                    (2,514)             (1,864)             (1,854)
               Accounts payable                                               175,040             (74,227)            (81,377)
               Customer deposits                                               99,801             (37,982)            (96,824)
               Accrued liabilities                                           (246,610)           (136,823)             30,967
                                                                           ----------          ----------          ----------
                    Total adjustments                                        (392,199)            (80,758)            (57,830)
                                                                           ----------          ----------          ----------
Net cash provided by operating activities                                     181,842               9,352              52,956
                                                                           ----------          ----------          ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property and equipment                                     (132,532)            (19,696)             (2,542)
                                                                           ----------          ----------          ----------
Net cash used for investing activities                                       (132,532)            (19,696)             (2,542)
                                                                           ----------          ----------          ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Repayment of stockholder loans                                          (177,479)               -                   -
     Proceeds from long-term debt                                              43,527                -                   -
     Payments on long-term debt                                               (44,763)            (26,413)            (50,790)
     Net change in revolving line of credit                                   125,000              75,000                -
                                                                           ----------          ----------          ----------

Net cash provided by (used for) financing activities                          (53,715)             48,587             (50,790)
                                                                           ----------          ----------          ----------
NET INCREASE (DECREASE) IN CASH                                                (4,405)             38,243                (376)
Beginning of period                                                             4,781               4,781                 376
                                                                           ----------          ----------          ----------
End of period                                                              $      376          $   43,024          $        0
                                                                           ----------          ----------          ----------
                                                                           ----------          ----------          ----------
SUPPLEMENTAL DISCLOSURES:
     Cash paid for interest                                                $  380,206          $   14,426          $   13,740
                                                                           ----------          ----------          ----------
                                                                           ----------          ----------          ----------

                              WBT Holdings, Inc.
                       dba Office Furniture Distributors
                       STATEMENT OF SHAREHOLDERS' EQUITY


                                                  Common Stock
                                                  ------------                    Treasury        Accumulated
                                              Shares            Amount              Stock           Deficit           Total
                                              ------            ------              -----           -------           -----
Balance at December 31, 1994                        840     $    200,000      $    (60,000)    $ (1,283,274)     $ (1,143,274)

     Net income                                                                                     574,041          574,041
                                          -------------     ------------      ------------     ------------      ------------
Balance at December 31, 1995                        840          200,000           (60,000)        (709,233)         (569,233)

     Net income (unaudited)                                                                         110,786          110,786
                                          -------------     ------------      ------------     ------------      ------------
Balance at March 31, 1996 (unaudited)               840     $    200,000      $    (60,000)    $   (598,447)     $   (458,447)
                                          -------------     ------------      ------------     ------------      ------------

                              WBT Holdings, Inc.
                       dba Office Furniture Distributors
                         NOTES TO FINANCIAL STATEMENTS

Note 1 - Business Organization

WBT Holdings, Inc., doing business as Office Furniture Distributors (the "Company"), is a supplier of office supplies and furniture serving the Austin, Texas metropolitan area.


Note 2 - Summary of Significant Accounting Policies

FISCAL YEAR - The Company's fiscal year ends on December 31.

REVENUE RECOGNITION - Revenues are recognized upon the delivery of office products to customers.

TRADE RECEIVABLES - Trade receivables are concentrated with various commercial customers. The Company performs on-going credit evaluations of its customers and believes that trade receivables are well diversified, thereby reducing potential credit risk. At December 31, 1995, the Company did not have a significant concentration of sales or accounts receivable with any single customer.

VENDOR RECEIVABLES - Vendor receivables represent installation fees and commissions due from one of the Company's primary suppliers. Management believes such amounts to be fully collectable.

REBATES RECEIVABLE - Rebates receivable represent group and annual wholesaler rebates earned by the Company as well as certain cooperative advertising claims as of December 31, 1995.

INVENTORIES - Inventories are stated at the lower of cost or market value with cost determined on the first-in, first-out (FIFO) method and consists primarily of product held for sale.

PROPERTY AND EQUIPMENT - Property and equipment are stated at cost and are depreciated over estimated useful lives ranging from three to thirty-nine years using the straight-line method. Expenditures which substantially increase asset value or extend useful life are capitalized. Expenditures for maintenance and repairs are charged against income as incurred. When items of property are sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts. Any gain or loss is reflected in income.

INCOME TAXES - The Company is a subchapter S Corporation for income tax purposes and, accordingly, any income tax liabilities are the responsibility of the stockholders. The Company's subchapter S corporation status will terminate on consummation of the Merger discussed in Note 7.

FAIR VALUE OF FINANCIAL INSTRUMENTS - The carrying amount of cash, accounts and receivables, accounts payable, and notes payable approximates fair value because of the short maturity of those instruments.

USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosure of contingencies at the date of the financial statements and the related reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management believes that the estimates used are reasonable.

UNAUDITED INTERIM FINANCIAL INFORMATION - In the opinion of management, the Company has made all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the financial condition of the Company as of March 31, 1996 and the results of operations and cash flows of each of the three months ended March 31, 1996 and 1995, as presented in the accompanying unaudited interim financial information.


Note 3 - Property and Equipment

Property and equipment consist of the following:

                                                           December 31,
                                                               1995
                                                               -----

     Leasehold improvements                                 $  235,875
     Furniture, fixtures and equipment                         100,847
     Autos and trucks                                           60,030
     Data processing equipment and machinery                    99,431
                                                            ----------
                                                               496,183
     Less:  accumulated depreciation and amortization           81,604
                                                            ----------
     Net property and equipment                             $  414,579
                                                            ----------

Depreciation expense was $33,880 for the year ended December 31, 1995.

Note 4 - Credit Facilities

Notes payable consists of the following:

                                                                    December 31,
                                                                        1995
                                                                        ----

     Note payable to a bank, due in monthly
      installments of principal and interest through
      November 1996, interest at 9.5%.
      Secured by receivables and inventory.                           $   32,663

     Note payable to a commercial entity, principal and interest due in varying amounts based on the performance of certain
      equipment sold to the Company.  Secured by certain equipment.       28,309

     Other notes                                                          12,279
                                                                      ----------
                                                                      $   73,251
                                                                      ----------

The Company has available a $400,000 line of credit with a bank. Borrowings under the credit agreement are secured by inventories, receivables and certain life insurance policies held by the primary shareholder. The line bears interest at prime +1% and matures on October 15, 1996. In connection with the Company's acquisition this line was paid off subsequent to year end.

Notes payable to shareholder are payable at various times through December 1996 and bear interest at rates from "CD Rate" +1% to Prime +2.5%. During the year the Company paid $311,382 which had been expensed in prior years representing a portion of the accumulated interest due on these notes. Subsequent to year end and in connection with the acquisition of the Company, the lender agreed to modify the notes such that interest expense for the year amounted to approximately $30,000. Additionally, the lender agreed to waive any additional claim to unpaid interest on these notes. In connection with the acquisition of the Company, these notes were paid off.

Note 5 - Commitments

The Company leases certain vehicles and office, store and warehouse space under various non-cancelable lease arrangements which have been accounted for as operating leases. Future minimum lease payments required under long-term leases in effect at December 31, 1995 are as follows:

                                                                      Operating
                                                                      ---------
          1997                                                        $  148,420
          1998                                                           128,961
          1999                                                           110,163
          2000                                                           119,125
          2001                                                           119,125
          Thereafter                                                      69,490
                                                                      ----------
                                                                      $  695,284
                                                                      ----------


Note 6 - Employee Benefit Plans

The Company maintains a qualified defined contribution 401(k) savings plan covering substantially all employees. The plan provides for voluntary contributions by plan participants of up to the legal limit of their compensation. The Company makes matching contributions of 25 cents of every $1 up to 6% of employee salaries. For the period ended December 31, 1995, the Company accrued contributions amounting to $6,902.


Note 7 - Subsequent Events

On June 4, 1996, the Company and its stockholders entered into a definitive agreement with U. S. Office Products Company ("U. S. Office Products") pursuant to which the Company agreed to merge with U. S. Office Products. Pursuant to the Merger Agreement, all of the outstanding shares of the Company's common stock were exchanged for 204,000 shares of U. S. Office Products common stock less that number of shares required to payoff the shareholder loans at market value.

Note 8 - Unaudited Pro Forma Net Income Tax Information

The following unaudited pro forma income tax information is presented as if the Company had been a Subchapter C corporation subject to federal and state income taxes throughout the periods presented and had accounted for income taxes in accordance with Statement of Accounting Standards No. 109, "Accounting for Income Taxes":

                                                                                        Three Months Ended
                                                       Year Ended                            March 31,
                                                      December 31,                      ------------------
                                                          1995                1995                1996
                                                          ----                ----                ----
     Net income before pro forma tax adjustments       $  574,041          $   90,110          $  110,784
     Provision for income taxes                           229,616              36,044              44,314
                                                       ----------          ----------          ----------
     Pro forma net income                              $  344,425          $   54,066          $   66,470
                                                       ----------          ----------          ----------


MARK'S OFFICE FURNITURE
AND FURNITURE CO., INC.
FINANCIAL STATEMENTS
May 31, 1996

REPORT OF INDEPENDENT ACCOUNTANTS


June 25, 1996

To the Boards of Directors of
U.S. Office Products Company
Mark's Office Furniture

In our opinion, the accompanying balance sheet and the related statements of operations, changes in owner's equity and of cash flows present fairly, in all material respects, the financial position of Mark's Office Furniture (the "Company"), at March 31, 1996, and the results of their operations and their cash flows for the twelve month period ended March 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

As discussed in Note 10, management of the Company has entered into a letter of intent to sell the assets of the Company.



Price Waterhouse LLP
Minneapolis, Minnesota

MARK'S OFFICE FURNITURE

BALANCE SHEET
MARCH 31, 1996
               ----------------------------------------------------------

ASSETS
Current assets:
  Cash                                                      $    9,516
  Accounts receivable, net of allowance of $43,000             650,247
  Rebates receivable                                           141,899
  Inventories                                                  459,116
  Prepaid expenses                                              23,200
                                                             ---------

    Total current assets                                     1,283,978

Property and equipment, net                                    185,904
                                                             ---------

    Total assets                                            $1,469,882
                                                             ---------


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                            $341,123
  Accrued liabilities                                           58,385
  Customer deposits                                             25,872
  Notes payable to related parties                             240,000
  Distributions payable to owner                               252,721
  Current portion of long-term debt                             34,304
                                                             ---------
    Total current liabilities                                  952,405

Long-term debt, net of current portion                          39,454
                                                             ---------

    Total liabilities                                          991,859
                                                             ---------

Owner's equity                                                 478,023
                                                             ---------

  Total liabilities and owner's equity                     $ 1,469,882
                                                             ---------

MARK'S OFFICE FURNITURE

STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED MARCH 31, 1996

             -------------------------------------------------------------------



Net sales                                                  $10,694,501

Cost of goods sold                                           7,614,713
                                                             ---------
                                                             3,079,788


Selling, general and administrative expenses                 2,223,696
Depreciation and amortization expense                           39,995
                                                             ---------

  Operating income                                             816,097

Interest expense                                                26,460
                                                             ---------

Net income                                                  $  789,637
                                                             ---------


Pro forma net income (see Note 11)                            $473,782
                                                             ---------

MARK'S OFFICE FURNITURE

STATEMENT OF CHANGES IN OWNER'S EQUITY
FOR THE TWELVE MONTHS ENDED MARCH 31, 1996

             -------------------------------------------------------------------


Balance at March 31, 1995                                    $ 344,257

Distributions to owner                                        (884,507)

Contributions from owner                                       228,636

Net income                                                     789,637
                                                             ---------
Balance at March 31, 1996                                     $478,023
                                                             ---------

MARK'S OFFICE FURNITURE

STATEMENT OF CASH FLOWS
FOR THE TWELVE MONTHS ENDED MARCH 31, 1996
             -------------------------------------------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                  $789,637
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation and amortization                               39,995
    Changes in assets and liabilities:
      Increase in accounts receivable                         (132,768)
      Increase in rebates receivable                           (48,392)
      Increase in inventories                                    5,064
      Increase in prepaid expenses                              (5,234)
      Decrease in accounts payable                            (104,420)
      Decrease in accrued expenses                              (5,028)
      Decrease in customer deposits                            (17,881)
                                                             ---------


      Cash provided by operating activities                    520,973
                                                             ---------

CASH FLOWS USED FOR INVESTING ACTIVITIES:
  Acquisition of property, plant and equipment, net            (61,207)
                                                             ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from related party notes                             25,000
  Payments of notes payable                                    (33,309)
  Distributions to owner                                      (714,977)
  Contributions from owner                                     228,636
                                                             ---------


      Cash used for financing activities                      (494,650)

                                                             ---------

Decrease in cash                                               (34,884)

Cash at beginning of year                                       44,400
                                                             ---------

Cash at end of year                                             $9,516
                                                             ---------

SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid during the year for interest                       $26,000
                                                             ---------

1. BUSINESS ORGANIZATION

          Mark's Office Furniture is a discount retailer of office furniture with stores in operation in Tampa, Sarasota and Ft. Myers, Florida.


2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          INVENTORIES

          Inventories are stated at the lower of cost or market value with cost determined on the first-in, first-out (FIFO) method and consists primarily of office furniture held for sale.

   REVENUES AND RECEIVABLES

          Revenues are recognized upon delivery of office furniture to customers.

          Trade receivables are primarily concentrated with various commercial customers located in the three principal markets in which the Company operates. The Company performs on-going credit evaluations of its customers and believes that trade receivables are well diversified, thereby reducing potential credit risk. At March 31, 1996, the allowance for doubtful accounts was $43,000. For the twelve month period ended March 31, 1996, the Company had two customers which represented in the aggregate approximately 20% of Company revenues.

          Rebates receivable represent group and annual wholesaler rebates earned by the company as of March 31, 1996.

          PROPERTY AND EQUIPMENT

          Property and equipment are stated at cost and are depreciated over estimated useful lives ranging from three to twelve years using accelerated cost recovery methods. Expenditures which substantially increase asset value or extend useful life are capitalized. Expenditures for maintenance and repairs are charged against income as incurred. When items of property are sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts, and any gain or loss is reflected in income.

          INCOME TAXES

          The Company is a sole proprietorship and, accordingly, any income tax liabilities are the responsibility of the owner. Therefore, these statements do not include any provision for income taxes.

   USE OF ESTIMATES

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   FINANCIAL INSTRUMENTS

          The carrying amount reported in the balance sheet for cash, accounts receivable, accounts payable, customer deposits and accrued expenses approximates fair value due to the immediate or short-term maturity of these financial instruments.


3. PROPERTY AND EQUIPMENT

          Property and equipment consist of the following:

                                                              MARCH 31,
                                                                1996

   Leasehold improvements                                    $  80,426
   Furniture and equipment                                     131,710
   Vehicles                                                    201,199
                                                             ---------

                                                               413,335
   Less:  accumulated depreciation and amortization            227,431
                                                             ---------
                                                             $ 185,904
                                                             ---------


4. PREPAID EXPENSES

                   Prepaid expenses consist of the following:

                                                               MARCH 31,
                                                                 1996

   Prepaid rent                                              $  17,000
   Prepaid insurance                                             6,200
                                                             ---------
                                                             $  23,200
                                                             ---------


5. REBATES RECEIVABLE

          Rebates receivable at March 31, 1996 is an estimate of the amounts earned from suppliers as of the balance sheet date. The rebates are based on the dollar value of invoiced items and various additional criteria as established by the suppliers. The Company is eligible for approximately $65,400 of rebates related to purchases made from its two largest suppliers Hon and Superior Chair.

          In addition, the Company maintains a co-operative advertising agreement with its largest supplier and has recorded rebates receivable of $76,000 as of March 31, 1996. Amounts earned under this agreement are based upon co-operative sales for the supplier's product.


6. NOTES PAYABLE

                                                                     MARCH 31,
                                                                        1996

          Notes payable to related parties with interest due
           semiannually at 7%, principal due in January 1997,
           secured by accounts receivable and inventory                $165,000

          Note payable to related party with interest payable
           monthly at 9%, renewable every three months                   75,000
                                                                       ---------
                                                                       $240,000
                                                                       ---------

7.  LONG-TERM DEBT
                                                                     MARCH 31,
                                                                       1996
   Notes payable to banks with interest at 8.5% -
     10.95%, monthly payments of principal and
     interest of approximately $3,400, through 1999,
     secured by specific Company vehicles                               $73,758


     Less:  current maturities                                           34,304
                                                                      ---------

                                                                        $39,454
                                                                      ---------

       Future annual maturities of debt at March 31, 1996 are as follows:


                                                                       MARCH 31,
                                                                         1996

   1997                                                                $274,304
   1998                                                                  38,238
   1999                                                                   1,216
                                                                      ---------
                                                                       $313,758
                                                                      ---------


8. LEASE OBLIGATIONS

          The Company leases certain vehicles, furniture and warehouse space under various lease arrangements which have been accounted as operating leases. Future minimum lease payments required under leases in effect at March 31, 1996, assuming renewal options are not utilized, are approximately $175,000 in 1997.


9. RELATED PARTY TRANSACTIONS

          The Company owes $240,000 in notes payable to various family members of the owner, including one family member who is also an employee. The terms of such notes are described at Note 6. This debt was paid in full subsequent to March 31, 1996.

          As of March 31, 1996, the Company has recorded distributions due to the owner of approximately $252,000 for payment of taxes related to operations for the 1995 calendar year. During the twelve month period ended March 31, 1996, distributions to the owner and contributions from the owner totaled approximately $885,000 and $229,000, respectively.


10.  SUBSEQUENT EVENTS

          On May 24, 1996, management of the Company entered into a letter of intent to sell the assets of the Company to U.S. Office Products Company, a Delaware Corporation, at an amount in excess of the assets net book value.


11.  UNAUDITED PRO FORMA INCOME TAX INFORMATION

          The following unaudited pro forma tax information is presented as if the Company had been a subchapter C corporation subject to federal and state income taxes throughout the period presented and had accounted for income taxes in accordance with Statement of Financial Accounting Standard No. 109.

     Net income before pro forma adjustment                             $789,637

     Provision for income taxes                                          315,855
                                                                       ---------

     Pro forma net income                                               $473,782
                                                                       ---------

                          INTERNATIONAL INTERIORS, INC.

                          AUDITED FINANCIAL STATEMENTS

                           SEPTEMBER 30, 1995 AND 1994

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
International Interiors, Inc.
Jacksonville, Florida

We have audited the accompanying balance sheets of International Interiors, Inc., as of September 30, 1995 and 1994, and the related statements of income, accumulated deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our report dated November 10, 1995, we expressed an opinion that the 1995 financial statements did not fairly present financial position, results of operations, and cash flows in conformity with generally accepted accounting principles because the Company accounted for commissions that it earned on government sales by recording the gross sale and cost of sale amounts to yield the respective commission earned. As described in Note 10, the Company has changed its method of accounting for that item and has restated its 1995 financial statements to conform with generally accepted accounting principles. Accordingly, our present opinion on the 1995 financial statements, as presented herein, is different from that expressed in our previous report.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Interiors, Inc. as of September 30, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

To the Board of Directors of
International Interiors, Inc.
Page Two


As described in Note 11, on May 31, 1996, the Company entered into an agreement whereby the Company's stock was converted into shares of stock of U. S. Office Products Company.


                                             PETHERBRIDGE, DAVIS & COMPANY, P.A.
                                              Certified Public Accountants


November 10, 1995, except for Notes 10 and 11 as to which the date is July 11, 1996.

Jacksonville, Florida


                                                    INTERNATIONAL INTERIORS, INC.

                                                           BALANCE SHEETS

                                                     September 30, 1995 and 1994

                                                               ASSETS


                                                                                         1995                     1994
                                                                                         ----                     ----

Current Assets:
     Cash and cash equivalents (Note 1)                                              $   21,540               $  468,776
     Accounts receivable - trade less
       allowance for doubtful accounts
       of $1,000 in 1995 and 1994                                                       955,176                  956,983
     Advances - employees                                                                 1,125                    1,523
     Loan to stockholder                                                                     --                   10,000
     Inventory (Note 1)                                                               1,186,540                  718,819
     Prepaid expense                                                                         --                    1,125
     Deferred tax asset (Note 2)                                                         60,618                  101,752
                                                                                     ----------               ----------

Total Current Assets                                                                  2,224,999                2,258,978
                                                                                     ----------               ----------


Property and Equipment: (Notes 1 and 4)
     Automotive equipment                                                               158,738                  126,474
     Leasehold improvements                                                              92,827                   92,827
     Office furniture                                                                    57,270                   57,270
     Office equipment                                                                    65,340                   56,012
     Warehouse equipment                                                                 16,739                   15,608
     Capitalized lease - computer                                                       164,762                  164,762
                                                                                     ----------               ----------

Total Property and Equipment                                                            555,676                  512,953

     Less: Accumulated Depreciation                                                     329,721                  217,373
                                                                                     ----------               ----------

Net Property and Equipment                                                              225,955                  295,580
                                                                                     ----------               ----------

Other Assets                                                                              3,633                    5,538
                                                                                     ----------               ----------


Total Assets                                                                         $2,454,587               $2,560,096
                                                                                     ----------               ----------
                                                                                     ----------               ----------


                 Read accompanying notes and auditors' report.


                                                    INTERNATIONAL INTERIORS, INC.

                                                           BALANCE SHEETS

                                                     September 30, 1995 and 1994


                                                LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                                          1995                    1994
                                                                                          ----                    ----
Current Liabilities:
     Accounts payable, trade                                                         $  623,587               $  331,552
     Accrued liabilities                                                                 58,190                   77,784
     Income taxes payable                                                                    --                    2,514
     Customer deposits                                                                   24,621                    2,450
     Notes payable, current portion (Note 6)                                             23,415                   23,415
     Capitalized lease obligation (Note 4)                                               33,771                   31,520
     Loan from stockholder                                                                   --                  142,000
                                                                                     ----------               ----------


Total Current Liabilities                                                               763,584                  611,235
                                                                                     ----------               ----------

Long-term Liabilities:
     Notes payable, due after one
       year (Note 6)                                                                      7,805                   31,220
     Capitalized lease obligation, due
       after one year (Note 4)                                                           58,150                   91,920
     Deferred tax credit (Note 2)                                                        17,186                   15,455
                                                                                     ----------               ----------

Total Long-term Liabilities                                                              83,141                  138,595
                                                                                     ----------               ----------

Total Liabilities                                                                       846,725                  749,830
                                                                                     ----------               ----------

Stockholders' Equity:
     Preferred stock, 8% cumulative,
       $10,000 par value,
       196.5 shares authorized,
       issued and outstanding in 1995,
       181.7 shares in 1994 (Note 5)                                                  1,964,936                1,817,236
     Common stock, $1 par value, 30,000
       shares authorized, 10,000 shares
       issued and outstanding                                                            10,000                   10,000
       Additional paid in capital                                                     1,095,048                1,095,048
       Accumulated deficit                                                           (1,462,122)              (1,112,018)
                                                                                     ----------               ----------

Total Stockholders' Equity                                                            1,607,862                1,810,266
                                                                                     ----------               ----------

Total Liabilities
     and Stockholders' Equity                                                        $2,454,587               $2,560,096
                                                                                     ----------               ----------
                                                                                     ----------               ----------

                 Read accompanying notes and auditors' report.


                                                    INTERNATIONAL INTERIORS, INC.

                                                        STATEMENTS OF INCOME

                                               Years Ended September 30, 1995 and 1994


                                                                                        1995                     1994
                                                                                        ----                     ----
Sales (Note 10)                                                                      $7,931,071               $8,159,392
Cost of sales (Note 10)                                                               5,437,640                5,481,795
                                                                                     ----------               ----------

Gross profit                                                                          2,493,431                2,677,597
Operating expenses (Note 9)                                                           2,357,846                2,153,033
                                                                                     ----------               ----------

Income from operations                                                                  135,585                  524,564
                                                                                     ----------               ----------

Other income (expense):
     Interest income                                                                      3,201                    4,288
     Miscellaneous income (expense)                                                      15,813                   (4,824)
     Interest expense                                                                   (29,138)                 (15,356)
     Loss on retirement of equipment                                                         --                   (6,054)
                                                                                     ----------               ----------

Total other income (expense)                                                            (10,124)                 (21,946)
                                                                                     ----------               ----------

Income before income taxes and
     cumulative effect of change in
     accounting principle                                                               125,461                  502,618


Provision for income taxes (Note 2)                                                      42,865                  175,198
                                                                                     ----------               ----------

Income before cumulative effect of
     change in accounting principle                                                      82,596                  327,420

Cumulative effect of change in
     accounting principle (Note 2)                                                           --                  258,981
                                                                                     ----------               ----------

Net income                                                                           $   82,596               $  586,401
                                                                                     ----------               ----------
                                                                                     ----------               ----------


                 Read accompanying notes and auditors' report.


                                                    INTERNATIONAL INTERIORS, INC.

                                                  STATEMENTS OF ACCUMULATED DEFICIT

                                               Years Ended September 30, 1995 and 1994


                                                                                        1995                     1994
                                                                                        ----                     ----

Accumulated deficit balance at
     beginning of year                                                               $1,112,018               $1,353,040

Less:  Net income                                                                        82,596                  586,401

Plus:  Common stock dividends                                                           285,000                  345,379

Plus:  Preferred stock dividends
     (Note 5)                                                                           147,700                       --
                                                                                     ----------               ----------

Accumulated deficit balance at
     end of year                                                                     $1,462,122               $1,112,018
                                                                                     ----------               ----------
                                                                                     ----------               ----------


                 Read accompanying notes and auditors' report.


                                                    INTERNATIONAL INTERIORS, INC.

                                                      STATEMENTS OF CASH FLOWS

                                               Years Ended September 30, 1995 and 1994


                                                                                        1995                     1994
                                                                                        ----                     ----
Cash Flows from Operating Activities:
     Net income                                                                      $   82,596               $  586,401
     Adjustments to reconcile net income to
       net cash provided by operating
       activities:
       Basis of in use assets returned to
         inventory, refurbished and sold                                                     --                   24,773
       Depreciation                                                                      80,085                   82,077
       Loss on retirement of equipment                                                       --                    6,054
       Net change in deferred tax assets and
         credits after cumulative effect of
         change in accounting principle                                                  42,865                  (86,297)
       (Increase) decrease in:
         Accounts receivable                                                              1,807                 (223,346)
         Stockholder and employee advances                                               10,398                   11,097
         Inventory                                                                     (467,721)                 135,246
         Prepaid expenses                                                                 1,125                   15,922
         Other assets                                                                     1,905                    4,310
       Increase (decrease) in:
         Accounts payable                                                               292,034                   79,721
         Accrued liabilities and income tax                                            (22,108)                   47,025
         Customer deposits                                                               22,170                (250,767)
                                                                                     ----------               ----------

         Net cash provided by operating
           activities                                                                    45,156                  432,216
                                                                                     ----------               ----------

Cash Flows from Investing Activities:
     Purchases of property and equipment                                                (10,459)                 (79,940)
                                                                                     ----------               ----------

         Net cash used in investing
           activities                                                                   (10,459)                 (79,940)
                                                                                     ----------               ----------

Cash Flows from Financing Activities:
     Proceeds from borrowing:
       Notes payable, vehicle installment
         contracts                                                                           --                   70,246
       Loan from stockholder                                                                 --                  142,000
     Debt reduction:
       Notes payable, vehicle installment
         contracts                                                                      (23,414)                 (15,611)
       Loan from stockholder                                                           (142,000)                      --
       Capitalized lease                                                                (31,519)                 (29,418)
     Dividends paid                                                                    (285,000)                (345,378)
                                                                                     ----------               ----------
       Net cash used by financing
         activities                                                                  $ (481,933)             $ (178,161)
                                                                                     ----------               ----------


                 Read accompanying notes and auditors' report.


                                                    INTERNATIONAL INTERIORS, INC.

                                                STATEMENTS OF CASH FLOWS (Continued)

                                               Years Ended September 30, 1995 and 1994


                                                                                        1995                     1994
                                                                                        ----                     ----
Net increase (decrease) in cash and
     cash equivalents                                                              $   (447,236)             $   174,115

Cash and cash equivalents at
     beginning of period                                                                468,776                  294,661
                                                                                     ----------               ----------

Cash and cash equivalents at
     end of period                                                                 $     21,540              $  468,776
                                                                                     ----------               ----------
                                                                                     ----------               ----------

Supplemental Disclosures:

     Operating Activities reflect:
       Interest paid                                                               $     29,138              $   15,356
       Income taxes paid                                                           $      2,514              $       --

Noncash Financing Activities:
     During the 1995 fiscal year,
       dividends on preferred stock
       were paid by issuing 147.7 shares                                           $    147,700              $      --


                 Read accompanying notes and auditors' report.

                        INTERNATIONAL INTERIORS, INC.
                      Notes to the Financial Statements
                         September 30, 1995 and 1994

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES BUSINESS

          International Interiors, Inc. (the Company) operations consist of sales of office furniture, accessories, and supplies (new and refurbished). The Company operates primarily in the Northeast Florida area. Most sales are on account and are billed monthly. The Company is incorporated in the State of Florida.

     PROPERTY AND EQUIPMENT

          Property and equipment is stated at cost. Depreciation for fiscal years 1995 and 1994 in the amount of $80,085 and $82,077, respectively, was computed using the straight-line method. Estimated lives used to compute depreciation for property and equipment are as follows:

                                                           Years
                                                           -----
                    Automotive equipment                    5-7
                    Leasehold improvements                  5-7
                    Office furniture                        5-7
                    Office equipment                        5-7
                    Warehouse equipment                     5-7

          Replacements and betterments are capitalized, while expenses for maintenance and repairs are expensed as incurred.

     INVENTORY

          Inventory as of September 30, 1995 and 1994 consists of furniture and accessories (new and used) and office supplies stated at the lower of cost or market determined on a first-in, first-out basis as follows:

                                                 1995           1994
                                                 ----           ----
     New Furniture and accessories

       (1994 includes used)                  $  427,083       $420,421
     Used Furniture and
       accessories                              341,422             --
     Office Supplies                            418,035        298,398
                                             ----------      ---------

         Total Inventory                     $1,186,540       $718,819
                                             ----------      ---------
                                             ----------      ---------

                       Read accompanying auditors' report.

     CASH EQUIVALENTS AND SHORT TERM INVESTMENTS

          For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

2.   INCOME TAX

          Effective October 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." The cumulative effect of the change in accounting for income tax for prior years is included in the year ended September 30, 1994.

          The provision for income taxes consists of:

                                   1995           1994
                                   ----           ----

     Current                    $     --       $  2,514
     Deferred                     42,865        172,684
                                --------       --------
     Total                      $ 42,865       $175,198
                                --------       --------
                                --------       --------


          The income tax provision differs from the expense that would result from applying federal and state statutory rates to income before income taxes, primarily because deferred income taxes are calculated using a flat rate.

          As of September 30, 1995 the Company has a $61,205 net operating loss carryforward available to offset future taxable income through 2010. At September 30, 1995 the Company has general business credits in the amount of $38,967 available to offset income tax expense in future years from 1996 through 2008.

          Deferred income taxes result from differences in the timing of reporting income and expenses for financial statement and income tax purposes. The differences relate primarily to depreciable assets (use of different depreciation methods and lives for financial statement and income tax purposes) and net operating loss carryforwards.

          At September 30, 1995 and 1994, deferred tax liabilities recognized for taxable temporary differences totaled $17,186 and $15,455, respectively. Deferred tax assets recognized for deductible temporary differences and net operating loss carryforwards totaled $60,618 and $101,752 respectively, at September 30, 1995 and 1994.

3.    RELATED PARTY TRANSACTIONS

          Jones College, a not for profit organization, owns the majority of the common stock of the Company. Under the terms of an agreement between the Company and its stockholders, dated April 21, 1984, Jones College loaned funds to the Company for the purpose of providing working capital. Jones College owns all of the preferred stock of the Company. (See Note 5)

          Jones College purchases office equipment and supplies from the Company. Sales to Jones College for the years ended September 30, 1995 and 1994 amounted to approximately $81,240 and $59,891, respectively. Accounts receivable from Jones College at September 30, 1995 and 1994 amounted to $21,006 and $11,420, respectively.

          The Company has related party leases. (See Note 4)

4.   LEASES

          The Company leases, from its majority stockholder and also from members of its Board of Directors, the buildings in which it maintains offices and showrooms. The lease is on a month to month basis, totaling $6,825 per month. On an annual basis, the Company leases warehouse storage space for $4,721 per month plus accessories which average $748 per month.

          Total rent expense for offices, showrooms, and inventory space for the years ended September 30, 1995 and 1994 amounted to $147,532 and $146,231, respectively.

          On an as needed basis the Company rents trucks and other equipment used in delivery. Equipment rental for September 30, 1995 and 1994 was $24,337 and $20,805, respectively.

          The Company will incur future minimum lease payments regarding its non-cancelable operating leases over the next 5 years as follows:

                       1996                    $36,105
                       1997                     14,464
                       1998                      7,987
                       1999                         --
                       2000                         --


          During 1993, the Company leased new computer equipment under a capital lease. The obligation under the capital lease has been recorded in the accompanying financial statements at the present value of the future minimum lease payments, discounted at 7%. The capitalized cost of $164,762 less accumulated depreciation of $70,024 and $37,072 at September 30, 1995 and 1994, respectively is included in property and equipment. Depreciation for this equipment for the period ended September 30, 1995 and 1994 was $32,953 each year.

          The future minimum lease payments under the capital lease for the next 5 years and the net present value of the future minimum lease payments are as follows:

                                     Year Ending
                   September 30                           Amount

                       1996                             $ 39,074
                       1997                               39,074
                       1998                               22,452
                       1999                                   --
                       2000                                   --
                                                         --------

                                                         100,600
         Less amount representing interest                 8,680
                                                        ---------
                                                        $ 91,920
                                                        ---------
                                                        ---------


          The property is being depreciated over a five year period using the straight-line method.

5.   PREFERRED STOCK

          The holder of the preferred stock is entitled to a dividend of 8% of the par value beginning on the last day of December, 1988 and each year thereafter as long as the stock is outstanding. The preferred stock is redeemable by the corporation at its election and in whole or in part at face value plus any unpaid accumulation of dividends. The stock is convertible into common shares of the Company if it is not retired by October 1, 1998.

          The 1993 dividend on preferred stock in the amount of $145,379 was paid in the form of cash during the 1994 fiscal year. The 1994 dividend on preferred stock in the amount of $147,700 was paid by issuing additional preferred stock during the 1995 fiscal year. As of September 30, 1995 and 1994, there were $49,989 of accumulated, but undeclared dividends on preferred stock.

6.   NOTES PAYABLE

          Notes payable consist of automobile installment contracts payable to G.M.A.C. with principal and interest due monthly in the amount of $2,205 for 36 months beginning February 28, 1994, including interest at 7.9%.

          Principal due for each of the next 5 years is as follows:

                          1996           $23,415
                          1997             7,805
                          1998                --
                          1999                --
                          2000                --


7.   PENSION PLAN

          During 1993, the Company implemented a 401-K type pension plan for all eligible employees. Employees are eligible to participate in the plan if they have been employed by the Company for one year and work at least 20 hours per week. Generally, employees can defer up to 15% of their gross bi-weekly salary into the plan. The employer can make a matching discretionary contribution for the employee, not to exceed 25% of the first 6% of the employees' annual contribution. Employer contributions for the plan for fiscal year 1995 and 1994 were $5,073 and $5,983, respectively.

8.   CONCENTRATION OF CREDIT RISK

          The company maintains cash balances at several financial institutions located in Jacksonville, Florida. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At September 30, 1994, the Company's uninsured cash balances totaled $233,749.

9.   SALES TAX AUDIT

          The Company was under audit by the State of Florida, Department of Revenue, Sales Tax Division as of November 4, 1994. No provision was made for additional taxes for the year ended September 30, 1994. The audit was concluded during the 1995 fiscal year. Additional taxes in the amount of $38,048 were paid by the Company during the 1995 fiscal year and are included in operating expenses for the year ended September 30, 1995.

10.  RESTATED FINANCIAL STATEMENTS

               These financial statements have been restated to reflect a newly adopted accounting principle which will be the same as the one expected to be used in future periods.

               During the 1995 fiscal year the Company participated with its wholesale factories on governmental sales which fall within the Company's jurisdiction and which require a government bidding process. Title to the goods pass directly from the factory to the government purchasing unit. The Company in most cases coordinates the sales process, handles customer service follow-up and often provides installation services.

               The Company earns a net commission on the sale, usually 10% of the sale amount. For 1995 such commissions amounted to $42,466. Previously, the Company recorded the effect of the net commission by recording the gross sale amount in its revenue. The difference between the gross sale amount and the net commission earned was recorded as purchases. For the year ended September 30, 1995, revenue and cost of sales have been restated and have been decreased by $400,473 and $358,007, respectively. The net effect of the difference of $42,466 commissions has been added to sales.

11.  SUBSEQUENT EVENT

          On May 31, 1996 the Company entered into an agreement whereby the outstanding shares of preferred and common stock were converted into shares of U. S. Office Products Company.

                               ARBUCKLE FOODS INC.

                              FINANCIAL STATEMENTS

                                 AUGUST 31, 1995

                                AUDITORS' REPORT


To the Shareholders of
Arbuckle Foods Inc.


We have audited the balance sheet of Arbuckle Foods Inc. as at August 31, 1995 and the statements of income, retained earnings and changes in financial position for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at August 31, 1995 and the results of its operations and the changes in its financial position for the year then ended in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding year.



                                                           Thorne Little
Clearbrook, B.C.                                           CHARTERED ACCOUNTANTS
July 5, 1996


                                 ARBUCKLE FOODS INC.
                                    BALANCE SHEET
                                as at August 31, 1995


                                                    ASSETS
                                                                                                             May
                                                                    1995                1994                1996
                                                                    ----                ----                ----
                                                                                     [Unaudited]         [Unaudited]
CURRENT
  Accounts receivable (notes 4 and 7)                            $  733,840          $  592,616             780,326
  Inventory (notes 4 and 7)                                         275,208             299,016             353,560
  Prepaid expenses                                                  151,567             102,499             135,375
  Due from affiliated company                                       121,729             109,661             124,674
                                                                  1,282,344           1,103,792           1,393,935
CAPITAL ASSETS (notes 2, 4 and 7)                                 1,867,019           1,877,083           1,848,156
OTHER ASSETS (note 3)                                               981,785           1,045,212             948,170
                                                                 ----------          ----------          ----------
                                                                 $4,131,148          $4,026,087           4,190,261
                                                                 ----------          ----------          ----------
                                                                 ----------          ----------          ----------


                                                LIABILITIES
CURRENT
  Bank indebtedness (note 4)                                     $  542,754          $  531,711             655,740
  Accounts payable (note 5)                                         645,838             592,001             610,503
  Income taxes payable                                              276,404             332,457             301,100
  Current portion of long-term debt (note 7)                        822,611             492,000             400,503
                                                                 ----------          ----------          ----------
                                                                  2,287,607           1,948,169           1,967,846

SHAREHOLDER ADVANCES (note 6)                                       186,838             126,159             150,664

LONG-TERM DEBT (note 7)                                             146,848             813,536             245,769

DEFERRED INCOME TAX                                                 109,700             102,100             109,700
                                                                 ----------          ----------          ----------

                                                                  2,730,993           2,989,964           2,473,979
                                                                 ----------          ----------          ----------
                                                                 ----------          ----------          ----------


                                          SHAREHOLDERS' EQUITY

SHARE CAPITAL (note 8)                                               30,198              30,198              30,198

CONTRIBUTED SURPLUS                                                  79,692              79,692              79,692

RETAINED EARNINGS                                                 1,290,265             926,233           1,606,392
                                                                 ----------          ----------          ----------

                                                                  1,400,155           1,036,123           1,71?,282
                                                                 ----------          ----------          ----------

                                                                 $4,131,148          $4,026,087           4,190,261
                                                                 ----------          ----------          ----------
                                                                 ----------          ----------          ----------
                                               CONTINGENT LIABILITY (note 11)


                             ARBUCKLE FOODS INC.
                             STATEMENT OF INCOME
                     for the year ended August 31, 1995

                                                                                           Nine months
                                                                                              ended
                                                                                              May 31
                                                       1995                1994                1996
                                                                       [Unaudited]         [Unaudited]
                                                   -----------         -----------         -----------
SALES                                              $7,618,925          $5,825,826           5,991,695

COST OF SALES                                       3,640,942           2,475,350           2,866,663
                                                  -----------         -----------         -----------

GROSS PROFIT                                        3,977,983           3,350,476           3,125,032
                                                  -----------         -----------         -----------

EXPENSES
  Accounting and legal                                 23,652              34,998              22,305
  Advertising and promotion                            72,602              57,827             186,367
  Amortization                                        277,438             284,811             204,030
  Bad debts                                            (3,506)             55,629              10,422
  Computer expense                                      9,529              12,490              12,212
  Insurance                                            96,088              79,769             102,162
  Interest - other                                     72,905              52,626              49,465
  Interest - long-term debt                            33,482              58,323              33,186
  Management fees (note 10)                           238,782             238,691             188,305
  Office and miscellaneous                            194,640             132,151              99,890
  Rent and utilities, net                             308,585             284,007             234,583
  Repairs and maintenance                             142,668             128,425             104,224
  Telephone                                            29,254              24,205              23,534
  Travel                                               86,587              51,915              76,006
  Vehicle operation and lease                         127,737             139,307             126,774
  Wages and costs                                   1,438,147           1,282,367           1,076,840
  Gain on sale of vehicle                                   -              (1,500)                  -
                                                  -----------         -----------         -----------
                                                    3,148,590           2,916,041           2,550,305
                                                  -----------         -----------         -----------
INCOME BEFORE PROVISION FOR INCOME TAXES              829,393             434,435             574,727

PROVISION FOR INCOME TAXES
  Current                                             377,921             211,124             258,600
  Deferred                                              7,600             (20,100)                  -
                                                  -----------         -----------         -----------
                                                      385,521             191,024             258,600
                                                  -----------         -----------         -----------
NET INCOME FOR THE YEAR                            $  443,872          $ 243,411              316,127
                                                  -----------         -----------         -----------
                                                  -----------         -----------         -----------


                                ARBUCKLE FOODS INC.
                          STATEMENT OF RETAINED EARNINGS
                        for the year ended August 31, 1995

                                                                                     Nine Months
                                                                                       ended
                                                                                       May 31
                                                  1995               1994                1996
                                                                 [Unaudited]         [Unaudited]
                                             -----------         -----------         -----------
RETAINED EARNINGS, beginning of year          $  926,233          $  682,822           1,290,265
  Dividends paid                                  79,840                 -                   -
                                             -----------         -----------         -----------
                                                 846,393             682,822           1,290,265

NET INCOME FOR THE YEAR                          443,872             243,411             316,127

RETAINED EARNINGS, end of year                $1,290,265         $  926,233            1,606,392
                                             -----------         -----------         -----------
                                             -----------         -----------         -----------


                                    ARBUCKLE FOODS INC.
                        STATEMENT OF CHANGES IN FINANCIAL POSITION
                            for the year ended August 31, 1995

                                                                                              Nine Months
                                                                                                ended
                                                                                                May 31
                                                            1995             1994                1996
                                                                         [Unaudited]         [Unaudited]
                                                     -----------         -----------         -----------
CASH PROVIDED BY (USED FOR):

OPERATING ACTIVITIES
  Net income for the year                             $  443,872          $  243,411             316,127
  Add item not involving cash
   Loss (gain) on sale of vehicle                          1,470              (1,500)                -
   Amortization                                          277,438             284,811             204,030
                                                     -----------         -----------         -----------
                                                         722,780             526,722             520,157
  Net change in non-cash working capital
   balances related to operations                        149,843            (123,080)           (544,338)
                                                     -----------         -----------         -----------

                                                         872,623             403,642             (24,181)
                                                     -----------         -----------         -----------

FINANCING ACTIVITIES
  Dividends paid                                         (79,840)                -                   -
  Decrease in long-term debt                            (873,031)           (595,726)                -
  Increase in long-term debt                             206,342             304,483              98,921
  Increase (decrease) in deferred income tax               7,600             (20,100)                -
  Advances to shareholders, net                           60,679             (10,042)            (36,174)
  Proceeds on disposal of capital assets                  19,607              23,089                 -
                                                     -----------         -----------         -----------
                                                        (658,643)           (298,296)             62,747
                                                     -----------         -----------         -----------

INVESTING ACTIVITIES
  Advances from affiliated companies                         -                 3,801                 -
  Purchase of fixed assets                              (246,630)           (180,970)           (153,802)
  Purchase of goodwill                                         -             (25,000)                -
  Decrease in deposits                                    21,607              37,345               2,250
                                                     -----------         -----------         -----------
                                                        (225,023)           (164,824)           (151,552)
                                                     -----------         -----------         -----------

INCREASE IN BANK INDEBTEDNESS DURING THE YEAR             11,043              59,478             112,986

BANK INDEBTEDNESS, beginning of year                     531,711             472,233             542,754
                                                     -----------         -----------         -----------

BANK INDEBTEDNESS, end of year                        $  542,754          $ 531,711              655,740
                                                     -----------         -----------         -----------
                                                     -----------         -----------         -----------

                               ARBUCKLE FOODS INC.
                          NOTES TO FINANCIAL STATEMENTS
                                 August 31, 1995



1.   SIGNIFICANT ACCOUNTING POLICIES

     a)   Inventory

          Inventory is stated at the lower of cost and replacement cost which is not in excess of net realizable value. Cost is determined on a first-in, first-out basis.

     b)   Amortization

          Amortization is provided at the following annual rates:

          Automotive equipment               30% diminishing balance basis
          Computer equipment                 30% diminishing balance basis
          Equipment                          10% & 20% diminishing balance basis
          Furniture and fixtures             20% diminishing balance basis
          Leasehold improvements             10% straight-line basis

     c)   Other Assets

          Amortization of goodwill is provided on a straight line basis between 22 and 40 years.

     d)   Deferred Income Taxes

          The company follows the deferral method of income tax allocation. Deferred income taxes result from differences between amounts claimed for tax purposes and the amounts charged in the accounts.


2.   CAPITAL ASSETS


                                                          1995                                    1994
                                   --------------------------------------------------         ------------
                                                       Accumulated          Net Book            Net Book
                                      Cost            Amortization            Value               Value
                                   -----------       --------------        ----------         ------------
                                                                                               [Unaudited]
     Automotive equipment         $  148,055          $  123,342          $   24,713          $   20,550
     Computer equipment              274,756             207,781              66,975              44,043
     Equipment                     4,277,191           2,653,479           1,623,712           1,640,282
     Furniture and fixtures          437,871             304,943             132,928             150,475
     Leasehold improvements           30,422              11,731              18,691              21,733
                                  ----------          ----------          ----------          ----------
                                  $5,168,295          $3,301,276          $1,867,019          $1,877,083
                                  ----------          ----------          ----------          ----------
                                  ----------          ----------          ----------          ----------

                         ARBUCKLE FOODS INC.
                    NOTES TO FINANCIAL STATEMENTS
                           August 31, 1995


3.   OTHER ASSETS                                             1995                      1994
                                                           ----------               ----------
                                                                                   [Unaudited]
     Goodwill                                              $1,223,221               $1,223,221
     Accumulated amortization                                 261,686                  219,866
                                                           ----------               ----------

                                                              961,535                1,003,355
     Deposits                                                  20,250                   41,857
                                                           ----------               ----------

                                                           $  981,785               $1,045,212
                                                           ----------               ----------
                                                           ----------               ----------


4.   BANK INDEBTEDNESS                                        1995                      1994
                                                           ----------               ----------
                                                                                   [Unaudited]
     Bank indebtedness, interest at prime plus 1.25%       $  542,754               $  531,711
                                                           ----------               ----------
                                                           ----------               ----------

     The bank indebtedness is secured by a Registered Security Agreement creating a security interest on all chattels and property, including accounts receivable and inventory.


5.   ACCOUNTS PAYABLE                                         1995                     1994
                                                           ----------               ----------
                                                                                    [Unaudited]
     Trade                                                 $  522,958               $  511,826
     Related company                                          122,880                   80,175
                                                           ----------               ----------
                                                           ----------               ----------

                                                           $  645,838               $  592,001
                                                           ----------               ----------
                                                           ----------               ----------

6.   SHAREHOLDER ADVANCES

     These amounts bear interest as determined annually and are without specific terms of repayment.


7.   LONG-TERM DEBT                                                       1995                     1994
                                                                      ----------               ----------
                                                                                              [Unaudited]
     Hong Kong Bank of Canada - repayable at $8,000
     per month plus interest at prime plus 1.25%.
     Secured  by a Registered Security Agreement creating
     a security interest in all chattels and property,
     including accounts receivable and inventory.
                                                                      $   30,000               $  126,000

     Leases and contracts - repayable in various
     monthly amounts including interest at varying rates;
     secured by various fixed assets                                     214,383                  118,110

     Promissory note - J. Baker, 10% interest, no
     specific repayment terms                                             25,000                   25,000

     Promissory note - R. Lumsden, repayable in various
     monthly amounts, without interest.  Due May 1, 1996                 700,076                1,036,426
                                                                      ----------               ----------

     Sub-total                                                           969,459                1,305,536


                                   ARBUCKLE FOODS INC.
                              NOTES TO FINANCIAL STATEMENTS
                                     August 31, 1995


7.   LONG-TERM DEBT (continued)                        1995                     1994
                                                   ----------               ----------
                                                                           [Unaudited]
     Carried forward                               $  969,459               $1,305,536
     Current portion                                  822,611                  492,000
                                                   ----------               ----------

                                                   $  146,848               $  813,536
                                                   ----------               ----------
                                                   ----------               ----------


     Principal payments due in next three years are as follows:

                                           1995        $822,611
                                           1996         109,677
                                           1997          12,171


8.   SHARE CAPITAL                                                         1995                     1994
                                                                       ----------               ----------
                                                                                               [Unaudited]
     Authorized and Issued
          998 common shares of $1 each par value                       $      998               $      998
          400 Class A preferred shares of $1 each par value                   400                      400
       28,800 Class B preferred shares of $1 each par value                28,800                   28,800
                                                                       ----------               ----------

                                                                       $   30,198               $   30,198
                                                                       ----------               ----------
                                                                       ----------               ----------


9.   COMMITMENTS

     The company has leased office and warehouse space expiring in 2001, at an annual rate of $236,400.


10.  RELATED PARTY TRANSACTION

     During the year the company paid management fees to Marsed Holdings Inc., an affiliated company, in the amount of $236,255 (1994 - $236,450).


11.  CONTINGENT LIABILITY

     The company has guaranteed bank loans of a related company. As at August 31, 1995 the balance of the loans totalled $226,047.


12.  SUBSEQUENT EVENT

     On May 22, 1996 the Company's shareholders entered into a letter of intent with U.S. Office Products Company in which the shareholders will exchange all of their issued and outstanding shares of the Company for shares of U.S. Office Products company.


                                                         ARBUCKLE FOODS INC.
                                                            BALANCE SHEET
                                                         as at May 31, 1996
                                                            (Unaudited)


                                                               ASSETS
                                                                                         1996                          1995
                                                                                     ----------                    ----------
CURRENT
  Accounts receivable                                                                $  780,326                    $  691,527
  Inventory                                                                             353,560                       258,500
  Prepaid expenses                                                                      135,375                       120,667
  Due from affiliated company                                                           124,674                       114,794
                                                                                     ----------                    ----------
                                                                                      1,393,935                     1,185,488

CAPITAL ASSETS                                                                        1,848,156                     1,841,107

OTHER ASSETS                                                                            948,170                       992,240
                                                                                     ----------                    ----------
                                                                                     $4,190,261                    $4,018,835
                                                                                     ----------                    ----------
                                                                                     ----------                    ----------

                                                             LIABILITIES
CURRENT
  Bank indebtedness                                                                  $  655,740                    $  579,033
  Accounts payable                                                                      610,503                       558,554
  Income taxes payable                                                                  301,100                       244,594
  Current portion of long-term debt                                                     400,503                       867,588
                                                                                     ----------                    ----------
                                                                                      1,967,846                     2,249,769

SHAREHOLDER ADVANCES                                                                    150,664                       190,821

LONG-TERM DEBT                                                                          245,769                       169,244

DEFERRED INCOME TAX                                                                     109,700                       102,100
                                                                                     ----------                    ----------
                                                                                      2,473,979                     2,711,934
                                                                                     ----------                    ----------
                                                                                     ----------                    ----------

                                                        SHAREHOLDERS' EQUITY
SHARE CAPITAL                                                                            30,198                        30,198

CONTRIBUTED SURPLUS                                                                      79,692                        79,692

RETAINED EARNINGS                                                                     1,606,392                     1,197,011
                                                                                     ----------                    ----------
                                                                                      1,716,282                     1,306,901
                                                                                     ----------                    ----------
                                                                                     $4,190,261                    $4,018,835
                                                                                     ----------                    ----------
                                                                                     ----------                    ----------


                                                         ARBUCKLE FOODS INC.
                                                         STATEMENT OF INCOME
                                               for the nine months ended May 31, 1996
                                                           (Unaudited)


                                                                                                                  Nine months
                                                                                                                     ended
                                                                                                                     May 31,
                                                                                       1996                           1995
                                                                                   ------------                  ------------
SALES                                                                              $  5,991,695                  $  5,672,060

COST OF SALES                                                                         2,866,663                     2,693,141
                                                                                   ------------                  ------------

GROSS PROFIT                                                                          3,125,032                     2,978,919
                                                                                   ------------                  ------------

EXPENSES
  Accounting and legal                                                                   22,305                        16,877
  Advertising and promotion                                                             186,367                        57,011
  Amortization                                                                          204,030                       205,065
  Bad debts                                                                              10,422                        11,727
  Computer expense                                                                       12,212                         7,919
  Insurance                                                                             102,162                        71,949
  Interest - other                                                                       49,465                        55,565
  Interest - long-term debt                                                              33,186                        26,472
  Management fees                                                                       188,305                       183,111
  Office and miscellaneous                                                               99,890                       115,236
  Rent and utilities, net                                                               234,583                       233,861
  Repairs and maintenance                                                               104,224                       112,265
  Telephone                                                                              23,534                        21,248
  Travel                                                                                 76,006                        74,099
  Vehicle operation and lease                                                           126,774                        95,326
  Wages and costs                                                                     1,076,840                     1,053,670
                                                                                   ------------                  ------------
                                                                                      2,550,305                     2,341,401
                                                                                   ------------                  ------------

INCOME BEFORE PROVISION FOR INCOME TAXES                                                574,727                       637,518

PROVISION FOR INCOME TAXES                                                              258,600                       286,900
                                                                                   ------------                  ------------

NET INCOME FOR THE PERIOD                                                          $    316,127                  $    350,618
                                                                                   ------------                  ------------
                                                                                   ------------                  ------------


                                                         ARBUCKLE FOODS INC.
                                                   STATEMENT OF RETAINED EARNINGS
                                               for the nine months ended May 31, 1996
                                                           (Unaudited)


                                                                                                                  Nine months
                                                                                                                     ended
                                                                                                                     May 31,
                                                                                       1996                           1995
                                                                                   ------------                  ------------
RETAINED EARNINGS, beginning of period                                             $  1,290,265                  $    926,233
  Dividends paid                                                                              -                        79,840
                                                                                   ------------                  ------------
                                                                                      1,290,265                       846,393

NET INCOME FOR THE PERIOD                                                               316,127                       350,618
                                                                                   ------------                  ------------

RETAINED EARNINGS, end of period                                                     $1,606,392                    $1,197,011
                                                                                   ------------                  ------------
                                                                                   ------------                  ------------


                                                         ARBUCKLE FOODS INC.
                                             STATEMENT OF CHANGES IN FINANCIAL POSITION
                                               for the nine months ended May 31, 1996
                                                           (Unaudited)


                                                                                                                  Nine months
                                                                                                                      ended
                                                                                                                     May 31,
                                                                                       1996                           1995
                                                                                   ------------                  ------------
CASH PROVIDED BY (USED FOR):

OPERATING ACTIVITIES
  Net income for the period                                                        $    316,127                  $    350,618
  Add item not involving cash
   Amortization                                                                         204,030                       205,065
                                                                                   ------------                  ------------
                                                                                        520,157                       555,683
  Net change in non-cash working capital
   balances related to operations                                                      (544,338)                      172,582
                                                                                   ------------                  ------------
                                                                                        (24,181)                      728,265
                                                                                   ------------                  ------------

FINANCING ACTIVITIES
  Dividends paid                                                                              -                       (79,840)
  Increase in long-term debt                                                             98,921                      (644,292)
  Advances to shareholders, net                                                         (36,174)                       64,662
                                                                                   ------------                  ------------
                                                                                         62,747                      (659,470)
                                                                                   ------------                  ------------

INVESTING ACTIVITIES
  Purchase of fixed assets                                                             (153,802)                     (137,724)
  Decrease in deposits                                                                    2,250                        21,607
                                                                                   ------------                  ------------
                                                                                       (151,552)                     (116,117)
                                                                                   ------------                  ------------

INCREASE IN BANK INDEBTEDNESS
  DURING THE PERIOD                                                                     112,986                        47,322

BANK INDEBTEDNESS, beginning of period                                                  542,754                       531,711
                                                                                   ------------                  ------------

BANK INDEBTEDNESS, end of period                                                   $    655,740                  $    579,033
                                                                                   ------------                  ------------
                                                                                   ------------                  ------------

     McWHORTER
     STATIONERY COMPANY, INC.
     CONSOLIDATED FINANCIAL STATEMENTS
     MARCH 31, 1996

                        Report of Independent Accountants


To the Board of Directors and Shareholders of McWhorter Stationery Company, Inc.


     In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of McWhorter Stationery Company, Inc. and its subsidiary (the Company) at March 31, 1996, and the results of their operations and their cash flows for the year ended March 31, 1996 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion express above.

     As described in Note 12, the company signed a letter of intent to merge with U.S. Office Products Company.


Price Waterhouse LLP
Minneapolis, Minnesota
July 12, 1996

McWHORTER STATIONERY COMPANY, INC.

CONSOLIDATED BALANCE SHEET
- -------------------------------------------------------------------------------

                                                             MARCH 31, 1996
ASSETS
Current assets:
     Cash                                                     $   1,028,667
     Accounts receivable                                            939,924
     Inventories                                                  7,546,789
     Prepaid                                                        279,466
     Other current assets                                            35,695
                                                              -------------

         Total current assets                                 $   9,830,541

     Property, plant & equipment                                  2,492,535
     Intangibles                                                    264,642
     Deferred income taxes                                          569,224
     Other assets                                                   131,072
                                                              -------------

         Total assets                                         $  13,288,014
                                                              -------------
                                                              -------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Overdraft                                                $     484,009
     Notes payable to related parties - current portion             205,162
     Current portion of long term debt                              765,108
     Current portion of capital lease obligations                    61,418
     Accounts payable                                             3,151,974
     Taxes payable                                                  408,320
     Accrued compensation                                         1,092,398
     Deferred income taxes                                          675,159
     Other accrued expenses                                         141,566
     Deferred rent                                                  273,116
                                                              -------------

         Total current liabilities                                7,258,230

Deferred compensation                                             1,419,512
Capital lease obligations                                           114,369
Notes payable to related parties - long-term                         16,667
Long-term debt                                                    1,111,515
                                                              -------------

         Total liabilities                                        9,920,293
                                                              -------------

   The accompanying notes are an integral part of the financial statements.

McWHORTER STATIONERY COMPANY, INC.

CONSOLIDATED BALANCE SHEET
- -------------------------------------------------------------------------------

Minority interest                                                   168,756
                                                              -------------

         Total liabilities and minority interest                 10,089,049
                                                              -------------

Commitments (Note 8)

Shareholders' equity
     Common stock A, $1.00 par value, 150,000 shares
         authorized, 137,000 shares issued and outstanding          137,000
     Common stock B, $1.00 par value, 13,000 shares
         authorized, 1,794 shares issued and outstanding              1,794
     Additional paid-in capital                                     629,139
     Shareholders' stock subscription notes receivable             (351,710)
     Retained earnings                                            2,782,742
                                                              -------------

         Total shareholders' equity                               3,198,965
                                                              -------------

         Total liabilities and shareholders' equity           $  13,288,014
                                                              -------------
                                                              -------------


   The accompanying notes are an integral part of the financial statements.

McWHORTER STATIONERY COMPANY, INC.

CONSOLIDATED STATEMENT OF OPERATIONS
- -------------------------------------------------------------------------------

                                                            FISCAL YEAR ENDED
                                                              MARCH 31, 1996

Net sales                                                     $  51,713,805
Cost of goods sold                                               31,865,581
                                                              -------------

     Gross margin                                                19,848,224

Selling, general and administrative expenses                     18,978,568
                                                              -------------

     Operating income                                               869,656

Other (income) expense:
     Interest expense                                               168,736
     Interest income                                                (33,337)
     Other income                                                  (185,254)
                                                              -------------

Income before provision for income taxes and minority
     interest                                                       919,511

Minority interest                                                   202,207
                                                              -------------

Income before provision for income taxes                            717,304

Provision for income taxes                                          339,582
                                                              -------------

     Net income                                               $     377,722
                                                              -------------
                                                              -------------


   The accompanying notes are an integral part of the financial statements.

McWHORTER STATIONERY COMPANY, INC.

CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
- --------------------------------------------------------------------------------

                                                                                            SHAREHOLDERS'
                                   CLASS A                   CLASS B                           STOCK
                                 COMMON STOCK              COMMON STOCK         PAID-IN     SUBSCRIPTION     RETAINED
                             SHARES       AMOUNT       SHARES       AMOUNT      CAPITAL        NOTES         EARNINGS      TOTAL
                           ----------   ----------   ----------   ----------   ----------   -------------   ----------   ----------
Balance at April 1, 1995      137,000    $ 137,000        1,058    $   1,058    $ 601,395     $ (351,710)   $2,405,020   $2,792,763

Issuance of common stock,                                   736          736       27,744                                    28,480
  Class B

Net income                                                                                                     377,722      377,722
                           ----------   ----------   ----------   ----------   ----------   -------------   ----------   ----------

Balance at March 31, 1996     137,000   $  137,000        1,794    $   1,794    $ 629,139     $ (351,710)   $2,782,742   $3,198,965
                           ----------   ----------   ----------   ----------   ----------   -------------   ----------   ----------
                           ----------   ----------   ----------   ----------   ----------   -------------   ----------   ----------


   The accompanying notes are an integral part of the financial statements.

McWHORTER STATIONERY COMPANY, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS
- --------------------------------------------------------------------------------

                                                               FISCAL YEAR ENDED
                                                                MARCH 31, 1996

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                         $   377,722
Adjustments to reconcile net income to net cash
  provided by operating activities:
     Depreciation and amortization                                     811,318
     Increase (decrease) in cash resulting
       from changes in:
         Accounts receivable                                           (47,384)
         Inventories                                                  (698,574)
         Other current assets                                           12,375
         Other assets                                                    5,685
         Accounts payable                                             (120,280)
         Overdraft                                                    (108,501)
         Deferred taxes                                                151,012
         Deferred compensation                                         177,439
         Accrued expenses                                             (128,497)
                                                                   -----------
           Net cash provided by operating activities                   432,315
                                                                   -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment                                    436,396
                                                                   -----------
           Net cash used in investing activities                       436,396
                                                                   -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of common stock                              28,480
Proceeds from long-term debt                                           185,162
Payments on long-term debt and notes payable                          (363,827)
Capital lease principal payments                                       (22,600)
Net proceeds from revolving credit facility                            400,000
                                                                   -----------
           Net cash provided by financing activities                   227,215
                                                                   -----------

Net increase in cash                                                   223,134
Cash, beginning of year                                                805,533
                                                                   -----------
Cash, end of year                                                  $ 1,028,667
                                                                   -----------
                                                                   -----------
SUPPLEMENTAL DISCLOSURES:
Cash paid for:
     Interest                                                      $   168,736
     Income taxes                                                  $   140,569


   The accompanying notes are an integral part of the financial statements.

McWHORTER STATIONERY COMPANY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- -------------------------------------------------------------------------------

1.   BUSINESS ORGANIZATION

     NATURE OF BUSINESS
     McWhorter Stationery Company, Inc. (the "Company") is primarily a retail stationary and office products supplier to both commercial and retail customers.

     INVESTMENT IN PARTNERSHIP
     The Company is a general partner with an ownership interest of approximately 62% at March 31, 1996 in a California general partnership, McWhorter's of Menlo Park (MMP). The Company accounts for its investment in MMP in accordance with the provisions of Statement of Financial Accounting Standards No. 94, "Consolidation of All Majority Owned Subsidiaries".


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF CONSOLIDATION
     The consolidated financial statements include accounts of the Company and its subsidiary. All significant intercompany transactions and accounts have been eliminated in consolidation.

     REVENUE RECOGNITION
     Revenues are recognized upon the sale of office products to customers.

     USE OF ESTIMATES
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS
     Cash and cash equivalents consist of cash in banks and highly-liquid debt instruments purchased with an initial maturity of three months or less.

     INVENTORIES
     Inventory is stated at the lower of cost or market with cost determined on a weighted average basis, and consists primarily of products held for sale.

     PROPERTY AND EQUIPMENT
     Property and equipment are stated at cost and are depreciated over estimated useful lives ranging from three to seven years using the double declining balance method for reporting purposes and income tax reporting purposes. Leasehold improvements are amortized using the straight line method over 20 years.

McWHORTER STATIONERY COMPANY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- -------------------------------------------------------------------------------

     Expenditures for maintenance and repairs are charged against income as incurred.

     INCOME TAXES
     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." The asset and liability approach used in SFAS 109 requires the recognition of deferred tax assets and liabilities for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

     CONCENTRATION OF CREDIT RISK
     The Company's retail store locations are concentrated in the State of California. As a result, the Company's operations may be affected by the economic environment of the state. However, no single customer accounted for a significant amount of the Company's sales and there are no significant accounts receivable from a single customer.

     FAIR VALUE OF FINANCIAL INSTRUMENTS
     The carrying amount of cash and cash equivalents, accounts receivable, notes and other receivables, accounts payable, accrued expenses and other liabilities approximates fair value due to the short maturity of these instruments. The carrying amount of long-term debt approximates fair value based upon current market rates for debt of similar risks and maturities.


3.   PROPERTY AND EQUIPMENT

     Property and equipment consists of the following as of March 31, 1996:

          Leasehold improvements             $1,318,688
          Furniture and fixtures              1,529,296
          Machinery and equipment             4,298,411
                                             ----------
                                              7,146,395
          Less:  accumulated depreciation    (4,653,860)
                                             ----------
               Net property and equipment    $2,492,535
                                             ----------
                                             ----------

     Depreciation and amortization expense for the fiscal year ended March 31, 1996 was $702,815.

McWHORTER STATIONERY COMPANY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- -------------------------------------------------------------------------------

4.   INTANGIBLE ASSETS

     Intangible assets consist of goodwill and non-compete agreements. Intangibles are amortized on a straight line basis over estimated useful lives of 15 years for goodwill and 6 years for the non-compete agreements. Intangible assets and accumulated amortization consist of the following:

          Goodwill                          $ 11,000
          Non-compete agreements             811,369

          Less: Accumulated amortization    (557,727)
                                            --------
                                            $264,642
                                            --------
                                            --------

     Amortization expense for the fiscal year ended March 31, 1996 was $108,625


5.   NOTES PAYABLE TO RELATED PARTIES

     Note payable to a partnership in which shareholders               $185,162
          of the Company are partners, due on
          February 2, 1997, interest at 8%

     Note payable to a related party, due on       ,                     36,667
          January 1, 1998, interest at 10%

     Less: Notes payable to related parties-current portion            (205,162)
                                                                       --------
     Notes payable to related parties-long term                         $16,667
                                                                       --------
                                                                       --------

McWHORTER STATIONERY COMPANY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- -------------------------------------------------------------------------------

6.   DEBT

     Notes payable secured by inventory and equipment,                 $493,826
          due on June 20, 2000, interest at 7.25%.

     Notes payable secured by inventory and equipment,                  438,764
          due on July 20, 2000, interest at 7.25%

     Notes payable secured by inventory and equipment,                  208,724
          due on July 20, 2000, interest at 8.50%

     Notes payable, unsecured, due on January 15, 1997,                  71,681
          interest at 10%

     Notes payable, unsecured, due on October 31, 1998,                 263,628
          interest at 6.9%

     $750,000 revolving line of credit with a bank, secured by          400,000
          certain eligible assets as defined in the agreement, due on July 24, 1997, interest at bank's prime rate plus 1.55%

          Less: Current portion of long-term debt                      (765,108)
                                                                     ----------

          Long-term debt                                             $1,111,515
                                                                     ----------
                                                                     ----------

     The revolving line of credit agreement include restrictive covenants which require the Company to comply with various financial ratios. The Company was in compliance with these covenants at March 31, 1996.

     Maturities of long-term debt and notes payable are as follows:

     Fiscal years ending March 31:

                    1997        $  970,270
                    1998           330,252
                    1999           339,096
                    2000           339,312
                    2001           119,522
                                ----------
                                $2,098,452
                                ----------
                                ----------

McWHORTER STATIONERY COMPANY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- -------------------------------------------------------------------------------

7.   INCOME TAXES

     The provision for income taxes consists of:

                                                             FISCAL YEAR ENDED
                                                                MARCH 31, 1996

Income taxes currently payable:
  Federal                                                            $ 139,970
  State                                                                 48,600
                                                                     ---------
                                                                       188,570

Deferred income tax expense                                            151,012
                                                                     ---------
     Total provision for income taxes                                $ 339,582
                                                                     ---------
                                                                     ---------

Deferred taxes are comprised of the following:


                                                             FISCAL YEAR ENDED
                                                                MARCH 31, 1996

Current deferred tax liabilities:
  Deferred rent                                                      $(112,904)
  Inventory                                                            810,116
  Other                                                                (22,053)
                                                                     ---------
     Total current deferred tax liability                              675,159

Long-term deferred tax assets:

  Deferred compensation                                                569,224
                                                                     ---------

     Net deferred tax liability                                      $ 105,935
                                                                     ---------
                                                                     ---------

The Company's effective income tax rate varied from the U.S. federal statutory tax rate as follows:


                                                             FISCAL YEAR ENDED
                                                                MARCH 31, 1996

U.S. federal statutory tax rate                                           34.0%
State income taxes, net of federal income tax benefit                      6.1
Life insurance premiums                                                    4.6
Other                                                                      2.6
                                                                   -----------
Effective rate                                                            47.3%
                                                                   -----------
                                                                   -----------

McWHORTER STATIONERY COMPANY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- -------------------------------------------------------------------------------

8.   LEASE COMMITMENTS

     The Company leases certain equipment, office, store and warehouse space under various non-cancelable lease arrangements which have been accounted for as capital or operating leases, as appropriate. Future minimum lease payments required under long-term leases at March 31, 1996 are as follows:

                         Capital            Operating             Total
                       -----------         -----------         -----------
        1997           $    76,644         $ 4,156,591         $ 4,233,235
        1998                76,644           4,054,070           4,130,714
        1999                43,849           4,086,892           4,130,741
        2000                 3,370           4,166,701           4,170,071
        2001                 1,859           4,228,050           4,229,909
     Thereafter                             25,334,526          25,334,526
                                           -----------         -----------
                           202,366         $46,026,830         $46,229,196
                                           -----------         -----------
Less imputed interest      (26,579)
                       -----------
                           175,787
Less current portion       (61,418)
                       -----------

Long-term capitalized
     lease obligation  $   114,369
                       -----------

     Rental expense for operating leases approximated $ 4,107,711 for the year ended March 31, 1996.

McWHORTER STATIONERY COMPANY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- -------------------------------------------------------------------------------

9.   RELATED PARTY TRANSACTIONS

     The Company leases certain office and warehouse space from certain shareholders of the Company, which has been accounted for as operating lease. Rental expense for this operating lease approximated $306,000 for the fiscal year ended March 31, 1996.

     The Company received interest income from related parties of $40,763 and incurred interest expense on borrowings from related parties of $3,533.


10.  EMPLOYEE BENEFIT PLANS

     The Company maintains a qualified defined contribution 401(k) savings plan covering substantially all employees. The plan provides for voluntary contributions by plan participants of up to 15% of their compensation. The Company made matching contributions totaling $29,192 to the plan for the fiscal year ended March 31, 1996.

     The Company has a non-contributory profit sharing plan for the benefit of its eligible employees. Contributions are determined annually by the Company's Board of Directors. The contribution for the fiscal year ended March 31, 1996 was $200,000.

     In 1988, the Company entered into agreements with three officers which provide for future compensation to those officers subsequent to their retirement from the Company for a period of ten years. Future compensation expense of approximately $1,800,000 is being recognized as expense over the estimated remaining term of each officer's service to the Company of from seven to sixteen years. Compensation expense recognized for the year ended March 31, 1996 was $177,439. Upon signing of the definitive purchase agreement, the agreements will terminate. (See Note 12.)

     In 1988, the directors and shareholders approved the Company's 1988 Stock Option Plan (the "Plan"). The purpose of the Plan is to provide selected employees with additional incentives by increasing their ownership interests in the Company. The maximum number of options to purchase Class B common stock that may be granted under the Plan is 13,000 shares. At March 31, 1996, the Company had outstanding incentive stock options to purchase a total of 8,486 shares of Class B common stock as follows:

     - 5,486 options to purchase shares of Class B common stock at $30.00 per share, 572 of which are immediately exercisable; and

     - 3,000 options to purchase shares of Class B common stock at $50.00 per share, 500 of which are immediately exercisable. During the year March 31, 1995 to March 31, 1996, there were 416 shares of Class B common stock exercised at $30.00 per share and 500 shares of Class B common stock exercised at $50.00 per share.

McWHORTER STATIONERY COMPANY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- -------------------------------------------------------------------------------

     Subsequent to year-end, the Company has entered into an agreement to merge with U.S. Office Products Company. Upon signing of the definitive purchase agreement, all options under the Plan will become 100% vested. (See Note 12.)


11.  SHAREHOLDERS' EQUITY

     COMMON STOCK
     The Company's capital stock consists of Class A and Class B common stock. Holders of Class A common stock have one vote per share and holders of Class B common stock have no voting rights. In the event of a sale or transfer of control of more than seventy five percent of the Company's outstanding Class A common stock, or the sale of substantially all of the Company's assets, holders of the Class B common stock have the option to put their shares to the Company for immediate repurchase at the greater of the price paid for the shares or their fair market value.

     SHAREHOLDERS' STOCK SUBSCRIPTION NOTES
     In 1988, the Company issued 57,000 shares of Class A common stock in exchange for two notes receivable totaling $351,710 as of March 31, 1996 due on August 1, 1997. The notes were repaid prior to their original due date in June, 1996.


12.  SUBSEQUENT EVENTS

     Subsequent to March 31, 1996, the Company and its shareholders signed a letter of intent to merge with U.S. Office Products Company. The merger is expected to close in the second quarter of the Company's fiscal year.

[LETTERHEAD]

AUDITOR'S REPORT

TO THE SHAREHOLDERS OF WANG NEW ZEALAND LIMITED

We have audited the financial statements as set out in the Current Report on Form 8-K. The financial statements provide information about the past financial performance and financial position of the company and group as at 30 June 1995. This information is stated in accordance with the accounting policies.

DIRECTORS' RESPONSIBILITIES

The directors are responsible for the preparation of financial statements which comply with generally accepted accounting practice and give a true and fair view of the financial position of the company and group as at 30 June 1995 and of the results of their operations and cash flows for the year ended on that date.

AUDITOR'S RESPONSIBILITIES

It is our responsibility to express an independent opinion on the financial statements presented by the directors and report our opinion to you.

BASIS OF OPINION

An audit includes examining on a test basis, evidence relevant to the amounts and disclosures in the financial statements. It also includes assessing:

- - the significant estimates and judgements made by the directors in the preparation of the financial statements; and

- - whether the accounting policies are appropriate to the company and group circumstances, consistently applied and adequately disclosed.

We conducted our audit in accordance with generally accepted auditing standards in New Zealand. We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatements, whether caused by fraud or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

Order than in our capacity as auditor and taxation advisor, we have no relationship with, or interest in, the company.

UNQUALIFIED OPINION

We have obtained all the information and explanations we have required.

In our opinion:

- - proper accounting records have been kept by the company as far as appears from our examination of those records; and

- - the financial statements as set out in the Current Report on Form 8-K:

  - comply with generally accepted accounting practice; and
  - give a true and fair view of the financial position of the company and group as at 30 June 1995 and the results of their operations and cash flows for the year ended on that date.

Our audit was completed on 28 July 1995 and our unqualified opinion is expressed as at that date.

/s/  ERNST & YOUNG
Auckland

Wang New Zealand Limited and Subsidiaries

Statement of Profit and Loss and Retained Earnings





                                                             GROUP                 PARENT
                                                        1995       1994       1995        1994
For the Year Ended 30 June 1995             Notes       $000       $000       $000        $000

- -----------------------------------------------------------------------------------------------
OPERATING REVENUE                                     72,105     53,462     68,496      53,462

- -----------------------------------------------------------------------------------------------

PROFIT BEFORE TAX                             (3)      5,320      4,256      4,585       4,256

Tax expense                                   (4)     (1,764)    (1,444)    (1,522)     (1,444)

- -----------------------------------------------------------------------------------------------

PROFIT AFTER TAX                                       3,556      2,812      3,063       2,812

Retained earnings brought forward                      6,207      9,141      6,207       9,141

Dividend paid to WLI                          (5)          -     (4,335)         -      (4,335)

Dividends                                     (5)     (1,785)    (1,411)    (1,785)     (1,411)

- -----------------------------------------------------------------------------------------------

RETAINED EARNINGS CARRIED FORWARD                      7,978      6,207      7,485       6,207

- -----------------------------------------------------------------------------------------------





The accompanying notes form part of these financial statements.

Wang New Zealand Limited and Subsidiaries

Balance Sheet





                                                             GROUP                 PARENT
                                                        1995       1994       1995        1994
As at 30 June 1995                          NOTES       $000       $000       $000        $000

- -----------------------------------------------------------------------------------------------

SHAREHOLDERS' FUNDS

Issued and paid-up capital

17,000,000 ordinary shares of $1 each         (6)     17,000     17,000     17,000      17,000

Retained earnings                                      7,978      6,207      7,485       6,207

- -----------------------------------------------------------------------------------------------

Total Shareholders' Funds                             24,978     23,207     24,485      23,207

- -----------------------------------------------------------------------------------------------

Represented by:

FIXED AND LONG TERM ASSETS

Fixed assets                                  (7)      2,765      2,663      2,738       2,663

Lease receivables                             (8)      1,445      3,254      1,445       3,254

- -----------------------------------------------------------------------------------------------

                                                       4,210      5,917      4,183       5,917

- -----------------------------------------------------------------------------------------------

INVESTMENT IN SUBSIDIARIES                    (9)          -          -         80          80

FUTURE TAXATION BENEFIT                      (10)      1,437      1,184      1,437       1,184

CURRENT ASSETS

Cash at Bank                                          11,504      8,015     11,116       7,953

Accounts receivable and prepayments          (11)     10,572      8,784     10,339       8,740

Inventories                                  (12)      3,642      5,306      3,636       5,306

Lease receivables                             (8)      2,380      3,371      2,380       3,371

Income tax refund due                                     75          4         74           5

Related party account receivable             (17)          -          -          1           -

- -----------------------------------------------------------------------------------------------

                                                      28,173     25,480     27,546      25,375

- -----------------------------------------------------------------------------------------------

Total Assets                                          33,820     32,581     33,246      32,556

- -----------------------------------------------------------------------------------------------

CURRENT LIABILITIES

Accounts payable and accruals                (13)      7,400      8,015      7,319       7,990

Payable to Directors                                      15         15         15          15

Related party accounts                       (17)        152        443        152         443

Provision for dividend                        (5)      1,275        901      1,275         901

- -----------------------------------------------------------------------------------------------

Total Liabilities                                      8,842      9,374      8,761       9,349

- -----------------------------------------------------------------------------------------------

Net Assets                                            24,978     23,207     24,485      23,207

- -----------------------------------------------------------------------------------------------



For and on behalf of the Board



/s/ Brian Allison             /s/ Timothy EC Saunders


Brian Allison  DIRECTOR       Timothy EC Saunders  DIRECTOR  28  July 1995


The accompanying notes form part of these financial statements.

Statement of Cash Flows




                                                              GROUP                 PARENT
                                                         1995       1994       1995        1994
As at 30 June 1995                           NOTES       $000       $000       $000        $000

- ------------------------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES

Cash was provided from:

Receipts from customers                                72,546     57,515     69,127      57,515

Interest received                                         493        397        492         394

- ------------------------------------------------------------------------------------------------

                                                       73,039     57,912     69,619      57,909

- ------------------------------------------------------------------------------------------------

Cash was applied to:

Suppliers and employees                                64,801     49,256     61,957      49,256

Taxes paid                                              2,088      1,200      1,845       1,200

Interest paid                                               -         38          -          38

- ------------------------------------------------------------------------------------------------

                                                       66,889     50,494     63,802      50,494

- ------------------------------------------------------------------------------------------------

Net cash flows from operating activities      (19)      6,150      7,418      5,817       7,415


CASH FLOWS FROM INVESTING ACTIVITIES

Cash was provided from:

Proceeds from sale of fixed assets                        151        144         85         144

Cash was applied to:

Purchases of fixed assets                               1,040      1,388        967       1,388

Purchase of BHN Information Systems
New Zealand Limited net assets                (22)        361          -        361           -
- ------------------------------------------------------------------------------------------------



Net cash used in investing activities                  (1,250)    (1,244)    (1,243)     (1,244)

CASH FLOWS FROM FINANCING ACTIVITIES

Cash was applied to:

Settlement of bank borrowings                               -      1,300          -       1,300

Dividend - WLI                                 (5)          -      4,335          -       4,335

Dividends                                      (5)      1,411        510      1,411         510

- ------------------------------------------------------------------------------------------------

Net cash used in financing activities                  (1,411)    (6,145)    (1,411)     (6,145)

Net increase in cash held                               3,489         29      3,163          26

Add:opening cash brought forward                        8,015      7,986      7,953       7,927

- ------------------------------------------------------------------------------------------------

Cash Balances in the Balance Sheet                     11,504      8,015     11,116       7,953

- ------------------------------------------------------------------------------------------------




The accompanying notes form part of these financial statements

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED 30 JUNE 1995

(1) STATEMENT OF ACCOUNTING POLICIES

1.1 REPORTING ENTITY Wang New Zealand Limited is a public company registered under the Companies Act 1955 and listed on the New Zealand Stock Exchange. The group consists of Wang New Zealand Limited and its subsidiaries. Wang New Zealand Limited is an issuer for the purposes of the Financial Reporting Act 1993. The financial statements and group financial statements of Wang New Zealand Limited have been prepared in accordance with the Financial Reporting Act 1993.

1.2 MEASUREMENT BASE The accounting principles recognised as appropriate for the measurement and reporting of earnings and financial position on a historical cost basis are followed by the group.

1.3 SPECIFIC ACCOUNTING POLICIES The following specific accounting policies which significantly affect the measurement of profit and financial position have been applied:

    BASIS OF CONSOLIDATION - PURCHASE METHOD The consolidated financial statements include the holding company and its subsidiaries accounted for using the purchase method. All significant intercompany transactions are eliminated on consolidation. In the parent company's financial statements investments in subsidiaries are stated at the lower of cost and net realisable value.

    FIXED ASSETS Fixed assets are stated at cost less accumulated depreciation. Depreciation is provided over the expected economic lives of the assets as follows:

- --------------------------------------------------------------------------------

    Leasehold Improvements             16.7% per annum straight line

    Furniture, fittings and motor
    vehicles                           20.0% per annum straight line

    Service & technical equipment      28.5% per annum diminishing value basis

    Demonstration & rental equipment   28.5% per annum diminishing value basis

    Software                           14.7% per annum straight line.

- --------------------------------------------------------------------------------

    INVENTORIES Inventories are valued at the lower of cost (actual or weighted average costs) and net realisable value after making due allowance for obsolescence.

    TRANSLATION OF FOREIGN CURRENCIES Foreign currency transactions throughout the year have been converted into New Zealand currency at the ruling rate of exchange at the date of the transaction.

    At balance date where there are foreign monetary assets and liabilities, these are translated at the closing rate, and exchange variations arising from these translations are included in the Consolidated Statement of Profit and Loss and Retained Earnings as operating items.

    INCOME TAX The income tax expense charged to the Consolidated Statements of Profit and Losses and Retained Earnings includes both the current year expense and the income tax effects of timing differences calculated using the liability method.

    Tax effect accounting is applied on a comprehensive basis to all timing differences. A debit balance in the deferred tax account, arising from timing differences or income tax benefits from income tax losses, is only recognised if there is virtual certainty of realisation.

    LEASE RECEIVABLE REVENUE The actuarial method has been used to allocate interest income over the term of the lease.

    FINANCIAL INSTRUMENTS The group has the following classes of financial instruments:
    --Cash at bank
    --Trade, lease and other accounts receivable and payable
    The financial instruments are valued at their estimated net realisable value. Receivables are shown at cost less a provision for doubtful debts. The book value therefore represents the anticipated net realisable value.

1.4 CHANGES IN ACCOUNTING POLICIES There have been no changes in accounting policies. All policies have been applied on bases consistent with those used in previous years.

(2) PRINCIPAL ACTIVITY

    The group is principally engaged in the business of systems integration, bringing together both hardware and software technologies which meet a customer's specific business process needs and provides the ongoing service and support thereafter.

(3) OPERATING PROFIT

    Operating profit is arrived at:

                                                 GROUP          PARENT
                                            1995      1994   1995    1994
                                            $000      $000   $000    $000
- --------------------------------------------------------------------------------
    After charging:
    Audit fees                                56        50     54      50
    Depreciation                             996     1,147    978   1,147
    Director's fees                           80        60     80      60
    Leasing and rental expenses              997     1,348    971   1,348
    After crediting:
    Rental income                          1,113     1,904  1,113   1,904
    Interest received                        571       388    570     385
    Foreign currency gains                    35         *     35       *
    Gain on sale of fixed assets              24       (36)    24     (36)

- --------------------------------------------------------------------------------

(4) INCOME TAX

                                                  GROUP         PARENT
                                             1995      1994  1995    1994
                                             $000      $000  $000    $000
- --------------------------------------------------------------------------------

    Net profit before income tax expense   5,320     4,256  4,585   4,256
    Add permanent differences                118       151    117     151

- --------------------------------------------------------------------------------

    Assessable income                      5,438     4,407  4,702   4,407
    Income tax at 33%                      1,794     1,454  1,552   1,454
    Prior year over provision                (30)      (10)   (30)    (10)

    Tax charge per Profit &
    Loss Account                           1,764     1,444  1,522   1,444

- --------------------------------------------------------------------------------

    The tax charge is represented by:

    --Current taxation                     1,511     1,320  1,269   1,320
    --Deferred taxation                      253       124    253     124

- --------------------------------------------------------------------------------

                                           1,764     1,444  1,522   1,444

- --------------------------------------------------------------------------------

    IMPUTATION CREDIT ACCOUNT

    Balance as at 30 June 1994                                949       -

    Imputation credits attaching to
    dividends paid in the year                               (695)   (251)

    Income tax payments during the year                     1,845   1,200

- --------------------------------------------------------------------------------

                                                            2,099     949

- --------------------------------------------------------------------------------

    At balance date, the imputation
    credits available to the shareholders
    of the parent company were:

    Through direct shareholding in the
    parent company                                          2,099     949

    Through indirect interests in
    subsidiaries                                              243       -

- --------------------------------------------------------------------------------

                                                            2,342     949

- --------------------------------------------------------------------------------

(5)  DIVIDENDS

                                                          1995          1994

                                                          $000          $000
- -------------------------------------------------------------------------------
Proposed dividends                                       1,275           901

Interim dividend paid during the year                      510         4,845
- -------------------------------------------------------------------------------
                                                         1,785         5,746
- -------------------------------------------------------------------------------
Dividends paid in 1994 includes $4,335,000 paid to Wang Laboratories Inc (WLI) prior to the company's public flotation.


(6)  SHARE CAPITAL (GROUP & PARENT)

                                                          1995          1994

                                                          $000          $000
- -------------------------------------------------------------------------------
AUTHORISED

17,000,000 ordinary shares of $1 each                   17,000        17,000

33,000,000 unclassified shares of $1 each               33,000        33,000
- -------------------------------------------------------------------------------
Total Authorised Capital                                50,000        50,000
- -------------------------------------------------------------------------------
ISSUED AND PAID UP

Ordinary shares of $1 each

17,000,000 issued and fully paid shares                 17,000        17,000
- -------------------------------------------------------------------------------
Total Issued and Paid Up Capital                        17,000        17,000
- -------------------------------------------------------------------------------


(7)  FIXED ASSETS (GROUP)

                                        1995                     1994

                                       ACCUM    BOOK             ACCUM    BOOK

                               COST     DEPN   VALUE      COST    DEPN   VALUE

                               $000     $000    $000      $000    $000    $000
- -------------------------------------------------------------------------------
Leasehold
improvements                  4,339    4,022     317     4,166   3,814     352

Furniture & fittings            686      634      52       646     628      18

Service, demonstration
& office equipment            6,765    4,774   1,991     6,029   4,248   1,781

Motor vehicles                  707      397     310       910     398     512

Software                        107       12      95         -       -       -
- -------------------------------------------------------------------------------
                             12,604    9,839   2,765    11,751   9,088   2,663
- -------------------------------------------------------------------------------


(7)  FIXED ASSETS (PARENT)

                                        1995                     1994

                                       ACCUM    BOOK             ACCUM    BOOK

                               COST     DEPN   VALUE      COST    DEPN   VALUE

                               $000     $000    $000      $000    $000    $000
- -------------------------------------------------------------------------------
Leasehold
improvements                  4,339    4,022     317     4,166   3,814     352

Furniture & fittings            686      631      52       646     628      18

Service, demonstration
& office equipment            6,728    4,764   1,964     6,029   4,248   1,781

Motor vehicles                  707      397     310       910     398     312

Software                        107       12      95         -       -       -
- -------------------------------------------------------------------------------
                             12,567    9,829   2,738    11,751   9,088   2,663
- -------------------------------------------------------------------------------


(8)  LEASE RECEIVABLES (GROUP AND PARENT)

                                        1995                       1994

                               DUE WITHIN  DUE AFTER      DUE WITHIN  DUE AFTER

                                12 MONTHS  12 MONTHS       12 MONTHS  12 MONTHS

                                     $000       $000            $000       $000
- -------------------------------------------------------------------------------
Minimum lease receivables           2,701      1,649           4,048      3,630

Less unearned income                  321        204             677        376
- -------------------------------------------------------------------------------
Net lease receivables               2,380      1,445           3,371      3,254
- -------------------------------------------------------------------------------

Generally equipment subject to lease has no material residual value at the end of the lease period.

Interest rates vary from 11% to 20%.


(9)  INVESTMENT IN SUBSIDIARIES (PARENT)

                                                          1995          1994

                                                          $000          $000
- -------------------------------------------------------------------------------
Shares in subsidiaries (unlisted)                           80            80
- -------------------------------------------------------------------------------

Subsidiaries comprise BGD Limited, previously named Priority Computing Limited, and Wang New Zealand Nominees Limited. Both subsidiaries are 100% owned, and have 30 June balance dates.


(10) FUTURE TAX BENEFIT (GROUP AND PARENT)

                                                          1995          1994

                                                          $000          $000
- -------------------------------------------------------------------------------
Balance as at 30 June 1994                               1,184         1,060

Transfer to Statement of Profit and Loss                   253           124
- -------------------------------------------------------------------------------
                                                         1,437         1,184
- -------------------------------------------------------------------------------

[11]  ACCOUNTS RECEIVABLE AND PREPAYMENTS


                                                      GROUP                      PARENT
                                             1995           1994           1995          1994

    For the year ended 30 June 1995           $000           $000           $000           $000
- -------------------------------------------------------------------------------------------------
    Trade accounts receivable               10,316          8,415         10,094          8,415

    Provision for doubtful debts             (340)          (535)          (340)          (535)

    Other receivables                          399            583            388            539
- -------------------------------------------------------------------------------------------------
                                            10,375          8,463         10,142          8,419

    Prepayments                                197            321            197            321
- --------------------------------------------------------------------------------------------------
                                            10,572          8,784         10,339          8,740
- --------------------------------------------------------------------------------------------------

[12] INVENTORIES

    Inventories include the following:

    Hardware                                 1,607          3,037          1,601          3,037

    Service parts                            2,035          2,269          2,035          2,269
- --------------------------------------------------------------------------------------------------
                                             3,642          5,306          3,636          5,306
- ---------------------------------------------------------------------------------------------------

[13] ACCOUNTS PAYABLE AND ACCRUALS

    Trade accounts payable                   3,843          4,214          3,768          4,214

    Reorganization costs                     1,347          1,992          1,347          1,992

    Other accrued expenses                   2,210          1,809          2,204          1,784
- ----------------------------------------------------------------------------------------------------
                                             7,400          8,015          7,319          7,990
- ----------------------------------------------------------------------------------------------------

[14] LEASE COMMITMENTS [GROUP AND PARENT]

    The company has the following commitments on non cancellable operating property lease agreements:
                                                                            1995           1994

                                                                            $000           $000
- ------------------------------------------------------------------------------------------------------
    Within one year after balance date                                     1,779          1,732

    Within one to two years after balance date                             1,705          1,679

    Within two to five years after balance due date                        4,519          2,993

    Thereafter                                                             2,906            371
- -------------------------------------------------------------------------------------------------------
                                                                          10,909          6,775
- -------------------------------------------------------------------------------------------------------

[15] CAPITAL COMMITMENTS

     There were no capital commitments at 30 June 1995 [1994:NIL]


[16] CONTINGENT LIABILITIES [GROUP AND PARENT]

     As noted in the Offering Memorandum issued on 22 November 1993, related party accounts receivable of N2$46,730,000 due from Wang Laboratories Inc [WLI], the company's former parent, were assigned as part of restructuring the company in anticipation of listing as a public company. A possible contingent tax liability of up to $8,246,000 was identified in relation to that receivable. The company has received advice to the effect that the risk of this liability crystallising is not significant. WLI has provided an indemnity, secured by way of a lien over the shares of the company owned by WLI, should this contingent liability ever crystallise.

[17] RELATED PARTY TRANSACTIONS

     Wang New Zealand is 30% owned by Wang Laboratories Inc [WLI]. In addition, Wang Australia Pty Limited [Wang Australia] and BHN Information Systems New Zealand Limited [BHN] are also related parties, being affiliated companies to WLI. During the year Wang New Zealand purchased computer hardware and related products from WLI and Wang Australia. The company also paid management fees to WLI. and acquired from BHN certain business assets and liabilities.

                                                    GROUP                        PARENT
                                              1995           1994           1995           1995
                                              $000           $000           $000           $000
- -----------------------------------------------------------------------------------------------------
    Summary of transactions with the
    above related parties were:

    Purchases                                1,323          3,157          1,323          3,157

    Management fees paid                       380            452            380            452

    Sale of Wang Securities Limited              -             61              -             61

    Purchase of certain BHN assets
    and liabilities                            361              -            361              -

    Outstanding related party balances are:

    Related party accounts receivable                           -              -              -

    Related party trade accounts payable       152            443            152            443

- -----------------------------------------------------------------------------------------------------


     Related party balances are payable on normal trading terms.
     There have been no related party debts written off or forgiven during the year.

[18] SEGMENTAL INFORMATION

     Wang New Zealand operates in one industry segment, information technology, entirely in New Zealand.

[19] RECONCILIATION OF NET PROFIT AFTER TAXATION WITH CASH INFLOW FROM OPERATING
     ACTIVITIES



                                                    GROUP                        PARENT
                                              1995           1994           1995           1994
                                              $000           $000           $000           $000
- -----------------------------------------------------------------------------------------------------
    Net Profit after tax                     3,556          2,812          3,063           2,82

    Add Non-cash items:

    Depreciation                               996          1,147            978          1,147

    Movement in deferred tax                 (253)          (124)          (253)          (124)

    Gain on sale of fixed assets              (24)             36           (24)             36

    Foreign currency gains                    (35)              -           (35)              -

    Other                                       78             78            114            139

    Movement in working capital:

    Decrease in related party payables       (291)        (2,870)          (291)         (2,70)

    Decrease in accounts payable             (813)          2,259          (869)          2,260

    Increase in tax fund                      (71)            368           (69)            367

    Increase in related party receivables        -            467              1            406

    *Decrease in inventory                   1,714          (363)          1,720           (363)

    *Increase in receivables                (1,633)         (386)         (1,444)          (389)

    Decrease in lease receivables            2,800         4,315           2,800          4,315

    Increase prepaid exercises                 126          (321)            126           (321)

- -----------------------------------------------------------------------------------------------------
    Net Cash Flows form Operating
    Activities                               6,150          7,418          5,817          7,415
- -------------------------------------------------------------------------------------------------------

     *The movement in working capital for these items reflects the exclusion of the purchase of the business of BHN Information Systems New Zealand Limited as detailed in Note 22.

(20) FINANCIAL INSTRUMENTS

     Credit Risk Financial instruments which potentially subject the group to credit risk principally consist of cash at bank, accounts receivable and lease receivables. The group performs credit evaluations on all customers requiring credit and generally does not require collateral for accounts receivable but takes security over the assets leased from the company by its customers.

     Maximum exposure to credit risk of cash at bank, accounts receivable and lease receivables is as disclosed on the Balance Sheet in the Financial Statements. The above maximum exposures are net of any recognised provision for losses on these financial instruments.

     Concentration of Credit Risk The group is not exposed to any concentration of credit risk with the exception of Cash at Bank.

     Fair Values The fair value of each class of financial instruments as stated in Note 13 is the carrying amount as disclosed in these Financial Statements.

(21) EMPLOYEE SHARE OWNERSHIP PLAN

     On 22 November 1993 the company established an Employee Share Ownership Plan (ESOP), and issued 70,800 ordinary shares of $1.00 each to the trustees of the ESOP at the issue price of $1.27 per share. All employees may participate in the ESOP.

     The ESOP meets the requirements of Section 166 of the Income Tax Act 1976.

     To finance the plan the ESOP borrowed $89,916 from the company. The advance is for a 3 year period, interest free. The repayment terms of the advances are the same as the ESOP offers to the employees who have participated in acquiring shares under the plan. The shares are held in trust for the employees by the Trustee during the period of the loan. The ESOP has no external funding.

     As at balance date the ESOP held 70,800 fully paid ordinary shares of $1.00 in the company (0.41% of the company's issued share capital). Of these 56,200 shares (1994: 69,800) have been allocated to employees. No shares are subject to options.

     The amount owing by the ESOP to the company at balance date was $54,229 (1994: 75,078) included in Other Receivables.

     The Trustees of the ESOP are appointed by the company. A Trustee can be removed from office by the company giving written notice to the Trustee.

     The shares held by the ESOP carry the same voting rights as other issued ordinary shares and such rights are exercised by the Trustee.

(22) INVESTMENT IN BHN (GROUP AND PARENT)

     On the June 1995, the company acquired part of the net assets of BHN Information Systems New Zealand Limited for a cash consideration of $361,000.

     Details of the acquisition are as follows:
                                                                    1995
Net Assets Acquired                                                 $000
- ------------------------------------------------------------------------
Fixed Assets                                                         228
Accounts Receivable                                                  279
Inventory - Service Parts                                             50
Prepayments                                                            2
- ------------------------------------------------------------------------
                                                                     559
Deferred Revenue                                                    (198)
- -------------------------------------------------------------------------
Fair Value of Net Tangible Assets                                     361
- -------------------------------------------------------------------------

(23) SUBSEQUENT EVENTS

     There have been no material subsequent events since 30 June 1995.

                  WANG NEW ZEALAND LIMITED INTERIM REPORT 1996


Wang New Zealand Limited and Subsidiaries
                                          --------------------------------------

CONSOLIDATED STATEMENT OF FINANCIAL PERFORMANCE


                                        Unaudited      Unaudited        Audited
                                         6 months       6 months      12 months
For the six months ended              to 31.12.95    to 31.12.94     to 30.6.95
31 December 1995                             $000           $000           $000
- --------------------------------------------------------------------------------
OPERATING REVENUE                          38,059         33,417         72,105
- --------------------------------------------------------------------------------
PROFIT BEFORE TAX                           2,360          2,334          5,320

Tax expense                                  (804)          (794)        (1,764)
- --------------------------------------------------------------------------------
PROFIT AFTER TAX                            1,556          1,540          3,556

Earnings per share (annualised)             18.31          18.12          20.92
- --------------------------------------------------------------------------------


CONSOLIDATED STATEMENT OF MOVEMENTS IN EQUITY


                                        Unaudited      Unaudited        Audited
                                         6 months       6 months      12 months
                                      to 31.12.95    to 31.12.94     to 30.6.95
As at 31 December 1995                       $000           $000           $000
- --------------------------------------------------------------------------------
Equity at start of the period              24,978         23,207         23,207

Profit after tax for the period             1,556          1,540          3,556

Provision for dividend and dividend
paid during the period                       (510)          (510)        (1,785)

Equity at end of the period                26,024         24,237         24,978
- --------------------------------------------------------------------------------
Accounting policies in the current six months have been applied on bases consistent with those used in previous periods.

Wang New Zealand Limited and Subsidiaries
                                          --------------------------------------


CONSOLIDATED STATEMENT OF FINANCIAL POSITION


                                        Unaudited      Unaudited        Audited
                                         6 months       6 months      12 months
                                      to 31.12.95    to 31.12.94     to 30.6.95
As at 31 December 1995                       $000           $000           $000
- --------------------------------------------------------------------------------
SHAREHOLDERS FUNDS

Issued and paid-up capital

17,000,000 ordinary shares of $1 each      17,000         17,000         17,000

Retained earnings                           9,024          7,237          7,978
- --------------------------------------------------------------------------------
Total Shareholders' Funds                  26,024         24,237         24,978
- --------------------------------------------------------------------------------
Represented by:

FIXED AND LONG TERM ASSETS

Fixed assets                                2,771          2,669          2,765

Lease receivables                             767          2,770          1,445
- --------------------------------------------------------------------------------
                                            3,538          5,439          4,210
- --------------------------------------------------------------------------------
FUTURE TAXATION BENEFIT                     1,146          1,177          1,437

CURRENT ASSETS

Cash                                       11,150          6,319         11,504

Accounts receivable and prepayments        13,252         13,477         10,572

Inventories                                 3,913          4,990          3,642

Lease receivables                           1,934          2,713          2,380

Income tax refund due                         328              -             75
- --------------------------------------------------------------------------------
                                           30,577         27,499         28,173
- --------------------------------------------------------------------------------
Total Assets                               35,261         34,115         33,820
- --------------------------------------------------------------------------------
CURRENT LIABILITIES

Accounts payable and accruals               8,638          8,851          7,400

Payable to Directors                            -              -             15

Related party accounts                         89            356            152

Tax Payable                                     -            161              -

Provision for dividend                        510            510          1,275
- --------------------------------------------------------------------------------
Total Liabilities                           9,237          9,878          8,842
- --------------------------------------------------------------------------------
Net Assets                                 26,024         24,237         24,978
- --------------------------------------------------------------------------------

Wang New Zealand Limited and Subsidiaries
                                          --------------------------------------


CONSOLIDATED STATEMENT OF CASH FLOWS


                                        Unaudited      Unaudited        Audited
                                         6 months       6 months      12 months
                                      to 31.12.95    to 31.12.94     to 30.6.95
As at 31 December 1995                       $000           $000           $000
- --------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES

Cash was provided from:

Receipts from customers                    35,980         29,677         72,546

Interest received                             547            179            493
- --------------------------------------------------------------------------------
                                           36,527         29,856         73,039
- --------------------------------------------------------------------------------
Cash was applied to:

Suppliers and employees                    34,187         29,477         64,801

Taxes paid                                    777            633          2,088
- --------------------------------------------------------------------------------
                                           34,964         30,110         66,889
- --------------------------------------------------------------------------------
Net cash inflows from operating
activities                                  1,563           (254)         6,150

CASH FLOWS FROM INVESTING ACTIVITIES

Cash was provided from:

Proceeds from sale of fixed assets             45             16            151

Cash was applied to:

Purchases of fixed assets                     687            557          1,040

Purchase of BHN Information Systems
New Zealand Limited net assets                  -              -            361
- --------------------------------------------------------------------------------
Net cash used in investing activities        (642)          (541)        (1,250)

CASH FLOWS FROM FINANCING ACTIVITIES

Cash was applied to:

Dividend                                    1,275            901          1,411
- --------------------------------------------------------------------------------
Net cash used in financing activities      (1,275)          (901)        (1,411)

Net increase / (decrease) in cash held       (354)        (1,696)         3,489

Add:opening cash brought forward           11,504          8,015          8,015
- --------------------------------------------------------------------------------
Ending cash carried forward                11,150          6,319         11,504
- --------------------------------------------------------------------------------

WANG NEW ZEALAND LIMITED                                      CONSOLIDATED
                                                                UNAUDITED
                                                                6 MONTHS
                                                               TO 31.12.95

                                                                  $000'S

OPERATING PROFIT IS ARRIVED AT AFTER CHARGING

AFTER CHARGING:

Audit Fees                                                             30
Depreciation                                                          608
Director's Fees                                                        40
Leasing and rental expenses                                           606
Foreign currency loss                                                   3

AFTER CREDITING:

Rental income                                                         426
Interest received                                                     526
Gain on sale of fixed assets                                           14

                             THE RE-PRINT CORPORATION










                                                            FINANCIAL STATEMENTS
                                          YEARS ENDED DECEMBER 31, 1995 AND 1994

INDEPENDENT AUDITORS' REPORT



Board of Directors
The Re-Print Corporation
Birmingham, Alabama


We have audited the accompanying balance sheets of The Re-Print Corporation as of December 31, 1995 and 1994, and the related statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Re-Print Corporation at December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                        BDO Seidman, LLP



Atlanta, Georgia
February 8, 1996

                                                   THE RE-PRINT CORPORATION

                                                             BALANCE SHEETS

- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------
                                                                                DECEMBER 31,
                                                       MARCH 31,       --------------------------
                                                           1996              1995            1994
- -------------------------------------------------------------------------------------------------
                                                     (UNAUDITED)
ASSETS (Note 4)

CURRENT
 Cash                                                 $    67,872      $   41,484      $   148,719
 Accounts receivable, net of allowance
   for doubtful accounts of $ 111,000, $80,000
   and $127,000                                         4,563,160       4,447,304        3,159,079
 Other receivables and prepaid expenses                    31,573          47,759           51,664
 Inventories (Note 1)                                   9,694,318       8,708,644        6,065,119
 Current portion of catalog costs                       1,870,263       1,983,320        2,187,560
 Current portion of notes receivable                      119,718         121,522           62,586
- --------------------------------------------------------------------------------------------------

Total current assets                                   16,346,904      15,350,033       11,674,727

PROPERTY AND EQUIPMENT (Notes 2 and 5)                    859,056         922,064        1,160,101

CATALOG COSTS, less current portion                       440,985         843,796          203,173

NOTE RECEIVABLE, related party (Note 7)                   350,000         350,000                -

NOTE RECEIVABLE, less current portion                           -               -          169,698

INCOME TAXES RECEIVABLE (Note 9)                          213,447         213,447          213,447

OTHER ASSETS (Note 3)                                     203,447         230,948          395,957
- --------------------------------------------------------------------------------------------------


                                                      $18,413,839     $17,910,288      $13,817,103

SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES AND NOTES TO
FINANCIAL STATEMENTS.

                                                   THE RE-PRINT CORPORATION

                                                             BALANCE SHEETS

- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------
                                                                                DECEMBER 31,
                                                       MARCH 31,       --------------------------
                                                           1996              1995            1994
- -------------------------------------------------------------------------------------------------
                                                     (UNAUDITED)
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Line of credit (Note 4)                            $ 8,649,278       $ 8,560,624     $ 5,063,980
  Accounts payable                                     4,558,637         4,299,758       3,668,256
  Accrued expenses                                       123,407           133,434          71,876
  Current portion of long-term debt (Note 5)             110,313           121,650         254,660
  Current portion of deferred income taxes (Note 9)      592,509           592,509         328,509
- --------------------------------------------------------------------------------------------------

Total current liabilities                             14,034,144        13,707,975       9,441,447

LONG-TERM DEBT, less current portion (Note 5)             53,222            71,638         853,803

DEFERRED INCOME TAXES, less current portion (Note 9)      99,776            24,395          49,395

SUBORDINATED DEBENTURES AND NOTE PAYABLE
  TO STOCKHOLDERS (Note 6)                             1,550,000         1,550,000       1,550,000


Total liabilities                                     15,737,142        15,354,008      11,840,479
- --------------------------------------------------------------------------------------------------

COMMITMENTS (Note 10)

STOCKHOLDERS' EQUITY (Notes 6 and 8)
  Preferred stock, par value $.01 per share,
   5,000 shares authorized, issued and outstanding
   (entitled in liquidation to $500,000)                      50                50              50
  Common stock, par value $.001 per share,
   10,000,000 shares authorized; 3,250,209,
   3,250,209 and 3,139,098 issued; 3,192,843,
   3,192,843 and 3,139,098 outstanding                     3,250             3,250           3,139
  Additional paid-in capital                           1,679,058         1,679,058       1,179,169
  Retained earnings                                    1,086,124           965,707         794,266
  Treasury stock, at cost (57,366 shares)                (91,785)          (91,785)              -
- --------------------------------------------------------------------------------------------------

Total stockholders' equity                             2,676,697         2,556,280       1,976,624
- --------------------------------------------------------------------------------------------------

                                                     $18,413,839       $17,910,288     $13,817,103
- --------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------

SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES AND NOTES TO
FINANCIAL STATEMENTS.

                                                   THE RE-PRINT CORPORATION

                                                        STATEMENT OF INCOME

- ---------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------
                                                          THREE MONTHS ENDED
                                                                    MARCH 31,     YEARS ENDED DECEMBER 31,
                                                    ------------------------    -------------------------
                                                          1996          1995           1995          1994
- ---------------------------------------------------------------------------------------------------------
                                                           (UNAUDITED)
SALES                                               $7,889,098    $5,687,443    $30,796,203   $24,139,839

Cost of sales                                        4,353,462     3,295,164     19,840,987    15,783,427
- ---------------------------------------------------------------------------------------------------------

GROSS PROFIT                                         3,535,636     2,392,279     10,955,216     8,356,412
- ---------------------------------------------------------------------------------------------------------

EXPENSES
  Salaries and wages                                   872,993       737,283      3,711,471     2,727,538
  Amortization of catalog costs                        515,858       560,998      2,344,053     2,134,497
  Other operating expenses                           1,683,628       873,208      3,459,223     2,756,494
- ---------------------------------------------------------------------------------------------------------

Total expenses                                       3,072,479     2,071,489      9,514,747     7,618,529
- ---------------------------------------------------------------------------------------------------------

INCOME FROM OPERATIONS                                 463,157       220,790      1,440,469       737,883
- ---------------------------------------------------------------------------------------------------------

OTHER EXPENSE
  Interest expense                                     267,362       208,292        926,048       688,224
  Loss on sale of property and equipment (Note 7)            -             -          3,980             -
- ---------------------------------------------------------------------------------------------------------

Total other expense                                    267,362       212,272        930,028       688,224
- ---------------------------------------------------------------------------------------------------------

INCOME BEFORE INCOME TAXES                             195,795         8,518        510,441        49,659

Income taxes (Note 9)                                   75,378         2,896        239,000        20,665
- ---------------------------------------------------------------------------------------------------------

NET INCOME                                          $  120,417    $    5,622    $   271,441    $   28,994
=========================================================================================================

SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES AND NOTES TO
FINANCIAL STATEMENTS.

                                                           THE RE-PRINT CORPORATION

                                                      STATEMENTS OF STOCKHOLDERS' EQUITY

                                                           YEARS ENDED DECEMBER 31
- -----------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------


                                                                  ADDITIONAL                       TREASURY
                                         PREFERRED    COMMON         PAID-IN         RETAINED         STOCK
                                         STOCK         STOCK         CAPITAL         EARNINGS        AT COST           TOTAL
- -----------------------------------------------------------------------------------------------------------------------------
BALANCE, at January 1, 1994              $50          $2,925      $  899,317       $  765,272      $       -      $1,667,564

  Issuance of 213,399 shares
   of common stock                         -             214         279,852                -              -         280,066

  Net income                               -               -               -           28,994              -          28,994
- -----------------------------------------------------------------------------------------------------------------------------

BALANCE, at December 31, 1994             50           3,139       1,179,169          794,266              -       1,976,624

  Issuance of 111,111 shares
   of common stock                         -             111         499,889                -              -         500,000

  Purchase of 57,366 shares
   of common stock                         -               -               -                -        (91,785)        (91,785)

  Dividends to preferred
   stockholders                            -               -               -         (100,000)             -        (100,000)

  Net income                               -               -               -          271,441              -         271,441
- -----------------------------------------------------------------------------------------------------------------------------

BALANCE, at December 31, 1995            $50          $3,250      $1,679,058       $  965,707       $(91,785)     $2,556,280

  Net income                                                                          120,417              -         120,417
- -----------------------------------------------------------------------------------------------------------------------------

BALANCE, at March 31, 1996               $50          $3,250      $1,679,058       $1,086,124       $(91,785)     $2,676,697
=============================================================================================================================

SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES AND NOTES TO
FINANCIAL STATEMENTS.

                                                   THE RE-PRINT CORPORATION

                                                   STATEMENTS OF CASH FLOWS

- ----------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------
                                                          THREE MONTHS ENDED
                                                                    MARCH 31,      YEARS ENDED DECEMBER 31,
                                                    ------------------------    --------------------------
                                                          1996          1995           1995           1994
- ----------------------------------------------------------------------------------------------------------
                                                           (UNAUDITED)
OPERATING ACTIVITIES
  Net income                                        $  120,413    $    5,622    $   271,441    $    28,994
  Adjustments to reconcile net income to cash
   provided by operating activities:
   Amortization of catalog costs                       475,314       214,621       2,344,053     2,134,497
   Depreciation and amortization                       103,620       113,052         525,346       448,625
   Deferred income taxes                                74,384         2,896         239,000       234,112
   Cash surrender value of life insurance                    -             -          (9,982)          524
   Loss on sale of property and equipment                    -         3,980           3,980             -
   Changes in current assets and liabilities:
    Accounts receivable                               (115,855)      591,153      (1,288,225)      221,031
    Other receivables and prepaid expenses              17,988      (571,400)          3,905       (35,273)
    Catalog costs expenditures                          40,553      (415,251)     (2,780,435)   (3,092,079)
    Income taxes receivable                                  -             -               -      (213,447)
    Inventories                                       (985,675)     (611,563)     (2,643,525)   (1,182,939)
    Accounts payable                                   313,645       324,017         631,502       766,300
    Accrued expenses                                         -             -          11,558       (24,142)
    Income taxes payable                                39,976        (6,192)              -      (103,673)
- -----------------------------------------------------------------------------------------------------------

Cash used for operating activities                      85,363      (349,064)     (2,691,382)     (817,470)
- -----------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES
  Purchase of property and equipment                   (13,111)      (42,431)       (150,670)     (259,806)
  Sale of property and equipment                             -        75,000          75,000             -
  Other assets                                               -             -         (40,629)            -
  Issuance of notes receivable                               -             -        (350,000)     (146,732)
  Collection of notes receivable                             -             -         110,762        31,931
- ----------------------------------------------------------------------------------------------------------

Cash used for investing activities                     (13,111)       32,569        (355,537)     (374,607)
- -----------------------------------------------------------------------------------------------------------

                                                   THE RE-PRINT CORPORATION

                                                   STATEMENTS OF CASH FLOWS

- ----------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------
                                                          THREE MONTHS ENDED
                                                                    MARCH 31,      YEARS ENDED DECEMBER 31,
                                                    ------------------------    --------------------------
                                                          1996          1995           1995           1994
- ----------------------------------------------------------------------------------------------------------
                                                           (UNAUDITED)
FINANCING ACTIVITIES
  Proceeds from long-term debt                               -        17,255         34,755              -
  Repayments of long-term debt                         (29,753)      (75,211)      (116,597)      (277,781)
  Net proceeds from revolving credit loan               39,129      (123,999)     3,496,644        617,287
  Net repayments of former line of credit                    -             -       (833,333)             -
  Proceeds from subordinated debt and note
   payable to stockholders                                   -             -              -        850,000
  Dividends paid                                       (50,000)            -        (50,000)             -
  Proceeds from issuance of common stock                     -       500,000        500,000         80,066
  Purchase of treasury stock                                 -             -        (91,785)             -
- ----------------------------------------------------------------------------------------------------------

Cash provided by financing activities                  (40,624)      318,045      2,939,684      1,269,572
- ----------------------------------------------------------------------------------------------------------

NET  INCREASE (DECREASE)  IN CASH                       31,628         1,550       (107,235)        77,495

CASH, BEGINNING OF YEAR                                 36,244        34,853        148,719         71,224
- ----------------------------------------------------------------------------------------------------------

CASH, END OF YEAR                                   $   67,872    $   36,403    $    41,484    $   148,719
- ----------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------

SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES AND NOTES TO
FINANCIAL STATEMENTS.

                                                   THE RE-PRINT CORPORATION

                                              NOTES TO FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


NATURE OF                  The Re-Print Corporation (the "Company"), located  in
BUSINESS                   Birmingham,  Alabama,  is a  national  distributor of
                           office, drafting, art and school  supplies.  Sales of
                           merchandise   are   primarily  through   catalogs  to
                           schools and companies located in the United States.

INVENTORIES                Inventories  are stated  at  the  lower of  cost,  as
                           determined by the first-in, first-out method, or market.


CATALOG COSTS              The  Company  produces  catalogs  of its  merchandise
                           which are distributed nationally.   Costs incurred as
                           a result of producing these catalogs are capitalized and amortized over the sales life of the catalogs.
                           The period over which these costs are amortized is 12 to 36 months and approximates the units of production method of amortization.

PROPERTY,                  Property   and   equipment   are   stated  at   cost.
EQUIPMENT,                 Depreciation   and   amortization  are   provided  in
DEPRECIATION               amounts   sufficient   to  allocate   the   cost   of
AND                        depreciable   assets   to   operations   over   their
AMORTIZATION               estimated   useful  lives   using  the  straight-line
                           method. Maintenance, repairs, and minor renovations are charged to income as incurred.

                           The  estimated   useful  lives  used   for  financial
                           reporting   depreciation  and   amortization  are  as
                           follows:

                                                                      Years
                           -----------------------------------------------------
                           Furniture and fixtures                      3-7
                           Leasehold improvements                      5-20
                           Machinery and equipment                     3-10
                           Automobiles and trucks                      5


Other                      Other assets  are amortized  using the  straight-line
Assets                     method over  the lesser of  their estimated  economic
                           useful  lives or their legal  term of existence.  The
                           lives  used  for  financial   reporting  amortization
                           range from three to five years.

                                                   THE RE-PRINT CORPORATION

                                              NOTES TO FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


REVENUE                    Revenues  are   recorded  on  the  accrual  basis  of
RECOGNITION                accounting  and are  recognized upon  the shipment of
                           the product.

INCOME TAXES               Income  taxes  are  calculated  using  the  liability
                           method   specified   by   Statement    of   Financial
                           Accounting Standards No. 109,  "Accounting for Income
                           Taxes".

                           Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.


STATEMENTS                 For the  purposes of  the accompanying  statements of
OF CASH FLOWS              cash flows,  the Company considers all  highly liquid
                           debt instruments purchased with a maturity of three months or less to be cash equivalents.


USE OF ESTIMATES           The   preparation   of   financial    statements   in
                           conformity   with   generally   accepted   accounting
                           principles requires management to  make estimates and
                           assumptions  that  affect  the  reported  amounts  of
                           assets and liabilities  and disclosure of  contingent
                           assets and liabilities at  the date of  the financial
                           statements and  the reported amounts of revenues  and
                           expenses  during   the   reporting  period.    Actual
                           results could differ from those estimates.


RECLASSIFICATIONS          Certain amounts have been reclassified  to conform to
                           the current year's financial statement presentation.


ESTIMATED FAIR VALUE OF The estimated fair value of financial instruments FINANCIAL INSTRUMENTS has been determined based on available market information and  appropriate valuation methodologies.
                           However,   considerable   judgment   is   necessarily
                           required in interpreting  market data to  develop the
                           estimates of fair value.  Accordingly,  the estimates
                           presented  herein are not  necessarily indicative  of
                           the  amounts that  the  Company  might realize  in  a
                           current  market  exchange.    The  use  of  different
                           market assumptions and/or estimation methodologies may have a material effect on the estimated fair value.

                                                   THE RE-PRINT CORPORATION

                                              NOTES TO FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                           The carrying amounts of cash, account receivable, accounts payable and other accrued liabilities are reasonable estimates of their fair value. The estimated fair value of notes receivable is not materially different from the carrying value for financial statements purposes.

                           The estimated fair value of long-term debt, subordinated debentures and note payable to stockholders is not materially different from the carrying value for financial statements purposes based on interest rates of similar instruments.


UNAUDITED INTERIM          In  the  opinion  of management, the Company has made
FINANCIAL STATEMENTS       all  adjustments, consisting only of normal recurring
                           accruals,  necessary  for  a fair presentation of the
                           financial  condition  of  the Company as of March 31,
                           1996 and the results of operations and of  cash flows
                           for the three months  ended  March 31, 1995 and 1996,
                           as   presented   in   the   accompanying    unaudited
                           consolidated financial statements.


1. INVENTORIES             Inventories   consisted  of  the  following  type  of
                           supplies:

                                                       MARCH 31,
                                                           1996          1995          1994
                           ----------------------------------------------------------------
                                                     (UNAUDITED)
                           School                    $6,804,767    $5,515,855    $3,068,827
                           Office                     1,604,635     1,711,207     1,462,868
                           Art                          643,076       562,230       570,396
                           Engineering                  476,989       641,609       728,485
                           Printing                     164,851       277,743       234,543
                           ----------------------------------------------------------------

                                                     $9,694,318    $8,708,644    $6,065,119
- -------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------

2. PROPERTY AND            Property and equipment consisted of:
   EQUIPMENT

                                                       MARCH 31,
                                                           1996          1995          1994
                           ----------------------------------------------------------------
                                                     (UNAUDITED)
                           Furniture and fixtures    $  526,917    $  731,554    $  702,505
                           Leasehold improvements       623,678       619,618       568,817
                           Machinery and equipment      605,970       392,282       568,182
                           Automobiles and trucks       134,391       134,391       229,699
                           ----------------------------------------------------------------

                           Total property and
                            equipment                 1,890,956     1,877,845     2,069,203
                           Less accumulated
                            depreciation
                            and amortization          1,031,900       955,781       909,102
                           ----------------------------------------------------------------

                                                     $  859,056    $  922,064    $1,160,101
- -------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------

                                                   THE RE-PRINT CORPORATION

                                              NOTES TO FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


3.  OTHER                  Other assets consisted of:
    ASSETS
                                                                 DECEMBER 31,
                                                    MARCH 31, -----------------
                                                      1996     1995      1994
                           ----------------------------------------------------
                                                  (UNAUDITED)
                           Non-compete agreements   $336,667 $336,667  $336,667
                           Deferred loan costs        53,989   53,989   213,638
                           Goodwill                   50,000   50,000    50,000
                           Organizational costs       28,371   28,371    28,372
                           Cash surrender value of
                             life insurance           30,339   30,339    20,357
                           ----------------------------------------------------

                           Total other assets        499,366  499,366   649,034
                           Less accumulated
                             amortization            295,919  268,418   253,077
                           ----------------------------------------------------
                                                    $203,447 $230,948  $395,957
                           ----------------------------------------------------
                           ----------------------------------------------------

4. LOAN AND                On  July 31,  1995, the  Company entered into  a Loan
   SECURITY                and  Security Agreement  ("Agreement") with  a  bank.
   AGREEMENT               The Agreement  provides for  an $11,000,000 revolving
                           credit loan  through August 1,  1997.  Proceeds  from
                           the  Agreement were  utilized on July 31, 1995 to pay
                           off all  outstanding borrowings  and accrued interest
                           under the prior Loan and Security   Agreement ("Prior
                           Agreement").

                           The Agreement's borrowing base is 80% and 60% of eligible receivables and inventories, respectively. Interest with respect to the Agreement is at the bank's prime rate plus 1.5%. The Agreement also provides for a $400,000 overadvance facility through February 28, 1996. Borrowings under the Agreement amounted to $8,560,624 at December 31, 1995 and borrowings under the Prior Agreement amounted to $5,063,980 at December 31, 1994. Borrowings under the Agreement are collateralized by substantially all assets of the Company and the personal guaranty of the Company's president. The Agreement contains certain affirmative, negative and financial loan covenants.

                                                   THE RE-PRINT CORPORATION

                                              NOTES TO FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


5. LONG-TERM               Long-term debt consisted of:
   DEBT
                                                                  DECEMBER 31,
                                                   MARCH 31,  ------------------
                                                     1996      1995         1994
                           -----------------------------------------------------
                                                  (UNAUDITED)

                           Note payable to bank
                           paid off in July 1995    $   -    $    -     $833,333


                           9% subordinated note
                           payable - individual due
                           in monthly installments of
                           $6,477 including interest,
                           maturing in January 1997,
                           collateralized by personal
                           guaranty of the Company's
                           president                 62,180    79,947    147,159

                           Non-interest-bearing
                           subordinated note payable
                           - individual, due in
                           monthly installments of
                           $2,833, maturing in
                           January 1998,
                           collateralized by personal
                           guaranty of the Company's
                           president                 62,333    70,833    104,833


                           Notes payable to financial
                           institutions, due in
                           monthly installments ranging
                           from $442 to $620 including
                           interest at rates varying
                           from 7.89% to 10.5% per
                           annum, collateralized
                           by automobiles and
                           equipment.                39,022    42,508     23,138
                           -----------------------------------------------------

                           Total long-term debt     165,535   193,288  1,108,463

                           Less current portion     110,313   121,650    254,660
                           -----------------------------------------------------

                                                   $ 53,222  $ 71,638  $ 853,803
                           -----------------------------------------------------
                           -----------------------------------------------------

                                                   THE RE-PRINT CORPORATION

                                              NOTES TO FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                           Principal maturities of long-term debt are as follows:


                             Year                                   Amount
                           ----------------------------------------------------

                              1996                                 $121,650
                              1997                                   53,839
                              1998                                   12,331
                              1999                                    5,468
                           ----------------------------------------------------
                                                                   $193,288
                           ----------------------------------------------------
                           ----------------------------------------------------


6. SUBORDINATED            In April  1994,  the  Company amended  its  Revolving
   DEBENTURES              Credit and  Security Agreement  which was  originally
   AND NOTE                effective in October 1992.  The  Revolving Credit and
   PAYABLE TO              Security   Agreement,   as  amended,   provides   for
   STOCKHOLDERS            $1,750,000  of  available borrowings  from investors,
                           including   the  Company's   president,  two  current
                           employees,  and  a party  related  to  the  Company's
                           president.  At March 31, 1996 and  December 31,  1995
                           and 1994, $1,550,000 of  borrowings were outstanding.
                           During the year  ended  December  31, 1994,  $200,000
                           of the total borrowings was repaid to the Company's president, who subsequently exercised warrants to purchase 66,666 2/3 shares of common stock.

                           Interest on the subordinated debentures and note payable to stockholders is payable monthly at the rate of 9% per annum to October 31, 1995. Interest from October 31, 1995 to the termination date of the subordinated debentures and note payable to stockholders (October 31, 1999 or sooner as provided in the Revolving Credit and Security Agreement) is payable monthly at a rate equal to the greater of
                           (a) 9% per annum or (b) the prime rate plus 2%, determined for each interest payment period, including any interest payment date, as of the immediately preceding interest payment date.

                           Pursuant to the Loan and Security Agreement entered into by the Company on July 31, 1995 (see Note 4), any repayment of the subordinated debentures and the note payable to stockholders is prohibited.

                           The subordinated debentures include a provision for the issuance of warrants to purchase common stock. For each $50,000 in subordinated debentures, the Company is obligated to issue the lenders warrants to purchase 16,666 2/3 shares of common stock for $2 per share.

                                                   THE RE-PRINT CORPORATION

                                              NOTES TO FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


7. SALE OF COMPANY         Effective March 1, 1995, the Company  entered into an
   ASSETS                  agreement whereby  the Company sold certain  tangible
                           and intangible assets  of the Company and a  portion,
                           comprising less than 10%, of the  ongoing business of
                           the  Company to  a  party  related to  the  Company's
                           president.   The assets  were  sold at  approximately
                           net book  value with a  resulting loss from  disposal
                           of $3,980.   The purchase  price for the assets  sold
                           was $550,000  which  was comprised  of $200,000  cash
                           and a $350,000 promissory note.   The promissory note
                           is interest only at  prime plus 1.5% for the first 24
                           months.   Beginning on April  1, 1997, principal  and
                           interest  payments   are   due   in   sixty   monthly
                           installments  of $5,833 until  the note maturity date
                           of  March  31,   2002.    In  connection  with   this
                           transaction, the Company  and the Company's president
                           entered   into   non-compete  agreements   with   the
                           purchaser who has no further relationship with the Company subsequent to these transactions.

8. PREFERRED               The 5,000  preferred  stock  shares are  entitled  to
   STOCK                   dividends whenever dividends are declared or  paid to
                           common  stockholders and are  entitled to  vote, with
                           the number of votes  allowed based on  the number  of
                           shares of  common  stock  into  which  the  preferred
                           shares are  convertible.  In  addition, dividends may
                           be declared or paid  on the preferred stock only.  In
                           the event  of voluntary  or involuntary  liquidation,
                           holders of  preferred stock shall  be entitled to  be
                           paid  $100 per  share  plus  any accrued  and  unpaid
                           dividends.  After  common stockholders  receive $1.57
                           per  share,  the  preferred  and common  stockholders
                           share   remaining  assets.    In  1995,  the  Company
                           declared dividends on preferred stock of $100,000, of which $50,000 was paid and $50,000 was accrued at December 31, 1995. The remaining $50,000 was paid in the first three months of 1996.

                           The holders of shares of preferred stock shall have the right to convert at any time their shares into shares of common stock and must convert all shares into common stock immediately prior to the consummation of an underwritten public offering covering the offer and sale of at least $10,000,000 in aggregate value of shares of common stock.

                           The initial  conversion price of  $1.57 per share  is
                           subject  to   adjustment  if   common  stock   shares
                           subdivide or decrease in number.

                                                   THE RE-PRINT CORPORATION

                                              NOTES TO FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


9. INCOME TAXES            The provision for income taxes (benefit) included  in
                           net income for the year ended was comprised of the following components:

                                        THREE MONTHS ENDED        YEARS ENDED
                                             MARCH 31,            DECEMBER 31,
                                        ------------------     -----------------
                                           1996     1995       1995        1994
                           -----------------------------------------------------
                           U.S. FEDERAL AND STATE:
                             Current     $    -     $   -   $     -   $(213,447)
                             Deferred     75,381     2,896   239,000    234,112
                           -----------------------------------------------------
                                         $75,381    $2,896  $239,000  $  20,665
                           -----------------------------------------------------
                           -----------------------------------------------------

                           Deferred taxes for 1995 and 1994 relate primarily to catalog costs, net operating loss carryforwards, the difference in fixed assets basis for tax and financial reporting purposes, and accounts receivable allowance for possible losses.

                           Approximately $642,000 of the Company's loss carryforwards remain at March 31, 1996. Their use is limited to future taxable earnings of the Company. All carryforwards expire in 2009.

                           The difference between the effective tax rate and the United States federal tax rate of 34 percent relates primarily to state income taxes and various permanent differences including non-deductible meals and entertainment expenses.


10. COMMITMENTS            The  Company leases  several  business  locations and
                           equipment   from  unrelated   parties  under  various
                           noncancelable  operating  leases with  various  terms
                           expiring  through  2001.   Total  rental  expense  on
                           these leases amounted to approximately $166,000, $503,000 and $394,000 for the periods ended March 31, 1996 and December 31, 1995 and 1994, respectively.

                           The Company also leases a business location from the Company's president with terms expiring December 2003. Total rental expense on this lease amounted to approximately $17,000, $70,000 and $70,000 for the periods ended March 31, 1996 and December 31, 1995 and 1994.

                           Minimum future rental payments on the above leases having remaining terms in excess of one year for each of the next five years ending December 31 and thereafter are as follows:

                                                   THE RE-PRINT CORPORATION

                                              NOTES TO FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                                             UNRELATED    COMPANY'S
                                               PARTIES    PRESIDENT        TOTAL
                              --------------------------------------------------

                              1996          $  452,876     $ 52,200   $  505,076
                              1997             510,815       69,600      580,415
                              1998             359,177       69,600      428,777
                              1999             317,258       69,600      386,858
                              2000             261,713       69,600      331,313
                              Thereafter       239,904      208,800      448,704
                              --------------------------------------------------

                                            $2,141,683     $539,400   $2,681,143
                              --------------------------------------------------
                              --------------------------------------------------


11. SUPPLEMENTAL              Supplemental information required by Statement of
    DISCLOSURES               Financial Accounting Standards No. 95, relative to
    OF CASH FLOW              the Statement of Cash Flows, is as follows:
    INFORMATION

                                          THREE MONTHS ENDED      YEARS ENDED
                                               MARCH 31,          DECEMBER 31,
                                          ------------------  ------------------
                                            1996      1995      1995      1994
                              --------------------------------------------------

                              Interest paid
                                during the
                                year      $267,906  $207,163  $979,810  $670,000

                              Income taxes paid
                                during the
                                year      $      -  $      -  $      -  $104,000
                              --------------------------------------------------
                              --------------------------------------------------


                              During the year ended December 31, 1995, the Company declared dividends payable in the amount of $50,000. The amount was recorded as a charge to retained earnings and a ccrual as a current liability. The $50,000 accrual was distributed to shareholders during the three months ended March 31, 1996.

                              During the year ended December 31, 1994, the Company's President was repaid $200,000 of subordinated debt which was subsequently used to exercise warrants to purchase 66,666 2/3 shares of common stock of the Company (Note 6).

                        THOMPSON BOOK AND SUPPLY COMPANY

                    FINANCIAL STATEMENT AND AUDITOR'S REPORT

                      FOR THE YEAR ENDED DECEMBER 31, 1995

[LETTERHEAD]

                          INDEPENDENT AUDITOR'S REPORT

Thompson Book and Supply Company
Oklahoma City, Oklahoma

We have audited the accompanying balance sheet of Thompson Book and Supply Company (a Corporation) as of December 31, 1995. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An udit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statment presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion. the balance sheet referred to above presents fairly, in all material respects, the financial position of Thompson Book and Supply Company at December 31, 1995, in conformity with genereally accepted accounting principles.


Hamilton & Associates, Inc.
Oaklahoma City, Oklahoma
March 4, 1996

                        THOMPSON BOOK AND SUPPLY COMPANY
                                  BALANCE SHEET

                                DECEMBER 31, 1995

                                     ASSETS

CURRENT ASSETS
     CASH                                         $     39,826
     Accounts and notes receivable
          Trade accounts (net of
               allowance for doubtful
               accounts of $28,029)                 1,1741,138
          Notes receivable                             164,891
     Inventory at the lower of cost
          (specific identification) or
          market                                     3,022,338
     Prepaid expenses                                   19,511
     Prepaid taxes                                      36,511
                                                  ------------
          TOTAL CURRENT ASSETS                                       $5,024,215

PROPERTY AND EQUIPMENT
     Office machines                                   133,868
     Delivery and warehouse
          equipment                                    272,213
     Furniture and fixtures                            235,322
     Leasehold improvements                            236,731
                                                  ------------
                                                       878,134
     Accumulated Depreciation                         (626,187)
                                                  ------------
     Goodwill purchased                                                 251,947
                                                                        271,900
                                                                     ----------
                                                                     $5,548,062
                                                                     ----------
                                                                     ----------

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Short-term notes                             $  1,225,000
     Accounts payable                                  423,629
     Accrued liabilities                               300,944
     Outstanding gift certificates                      10,503
                                                  ------------
          TOTAL CURRENT LIABILITIES                                  $1,960,076

DEFERRED TAXES                                                            3,662



STOCKHOLDERS' EQUITY
     Common stock, $10 par value,
          50,000 shares authorized,
          15,000 shares issued and
          outstanding                                  150,000
     Retained earnings                               3,434,324
                                                  ------------
                                                                      3,584,324
                                                                     ----------
                                                                     $5,548,062
                                                                     ----------
                                                                     ----------

                  SEE ACCOMPANYING NOTES AND AUDITORS' REPORT.

                        THOMPSON BOOK AND SUPPLY COMPANY
                          NOTES TO FINANCIAL STATEMENT
                                DECEMBER 31, 1995

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS ACTIVITY

Thompson Book and Supply Company (the "Company") sells textbooks and school and business supplies through its Oklahoma City warehouse and its five retail locations in Oklahoma and Arkansas.

INVENTORY

Inventory is stated at the lower of cost (determined by the specific identification method) or market.

DEPRECIATION

Depreciation is computed by using the straight-line method for financial reporting purposes and the accelerated cost recovery method for federal income tax purposes.

USE OF ESTIMATES

In preparing financial statements in conformity with generally accepted accounting principles, management must make estimates based on future events that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements. Actual results could differ from these estimates.

NOTE B - INCOME TAXES

The deferred tax benefit results from the use of accelerated methods of depreciation of property and equipment. The deferred tax liability results from a difference in inventory basis due to overhead costs capitalized in accordance with tax law.

The deferred tax liability in the accompanying balance sheet includes the following amounts:

                  Deferred tax liability                  $11,375
                  Deferred tax asset                        7,713
                                                         --------

                  Net deferred tax liability              $ 3,662
                                                         --------
                                                         --------


NOTE C - RELATED PARTY TRANSACTIONS

Notes receivable were due from the following related parties:

                  Thompson's of Durant, Inc.              $159,891
                  Thompson's of Arkansas                     5,000
                                                          --------
                                                          $164,891
                                                          --------
                                                          --------

The above entities have the same stockholder as the Company.

                        THOMPSON BOOK AND SUPPLY COMPANY
                          NOTES TO FINANCIAL STATEMENT
                                DECEMBER 31, 1995


NOTED C - RELATED PARTY TRANSACTIONS (CONTINUED)

Short-term notes payable includes a note to stockholder, Lowell Thompson, in the amount of $25,000.

NOTE D - LINE OF CREDIT

At December 31, 1995, the Company had $1,200,000 of outstanding line of credit.

                           THOMPSON BOOK AND SUPPLY COMPANY

                                 FINANCIAL STATEMENT

                                 AS OF MARCH 31, 1996

                           THOMPSON BOOK AND SUPPLY COMPANY
                                    BALANCE SHEET

                                    MARCH 31, 1996

                                        ASSETS

CURRENT ASSETS
    Cash                               $    67,940
    Accounts and notes receivable
      Trade accounts                     1,156,103
      Notes receivable                     148,971
    Inventory at the lower of cost
      (specific identification) or
      market                             2,987,860
    Prepaid expenses                       210,762
    Prepaid taxes                           36,623
                                       ------------
       TOTAL CURRENT ASSETS                                     $4,608,259

PROPERTY AND EQUIPMENT
    Office machines                        133,868
    Delivery and warehouse
      equipment                            270,873
    Furniture and fixtures                 235,322
    Leasehold improvements                 236,731
                                       ------------
                                           876,794
    Accumulated Depreciation              (619,891)
                                       ------------
      TOTAL PROPERTY & EQUIPMENT                                   256,903

OTHER ASSETS
    Goodwill purchased                     271,900
                                       ------------
      OTHER ASSETS                                                 271,900
                                                                ----------

                                                                $5,137,062
                                                                ----------
                                                                ----------

                         LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Short-term notes                   $   524,000
    Accounts payable                       869,936
    Accrued liabilities                     34,657
    Outstanding gift certificates           10,034
                                       ------------
      TOTAL CURRENT LIABILITIES                                 $1,438,627

DEFERRED TAXES                                                       3,662

STOCKHOLDERS' EQUITY
    Common stock, $10 par value,
      50,000 shares authorized,
      15,000 shares issued and
      outstanding                          150,000
    Retained earnings                    3,544,773
                                       ------------
                                                                 3,694,773
                                                                ----------

                                                                $5,137,062
                                                                ----------
                                                                ----------


                   SEE ACCOMPANYING NOTES AND ACCOUNTANT'S REPORT.

                           THOMPSON BOOK AND SUPPLY COMPANY
                             NOTES TO FINANCIAL STATEMENT
                                    MARCH 31, 1996

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation expense is computed using the straight-line method over the estimated useful lives of the assets.

FAIR VALUE DISCLOSURE OF FINANCIAL INSTRUMENTS

The Company's financial instruments consist of cash, short-term trade receivables and payables for which their current carrying amounts approximate fair market value.

INCOME TAXES

The deferred tax benefit results from the use of accelerated methods of depreciation of property and equipment. The deferred tax liability results from a difference in inventory basis due to overhead costs capitalized in accordance with tax law.

The deferred tax liability in the accompanying balance sheet includes the following amounts:

         Deferred tax liability             $11,375
         Deferred tax asset                   7,713
                                            -------

         Net deferred tax liability         $ 3,662
                                            -------
                                            -------

UNAUDITED INTERIM FINANCIAL INFORMATION

In the opinion of management, the Company has made all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial condition of the Company as of March 31, 1996, as presented in the accompanying unaudited interim financial statement.

                                  EXHIBIT INDEX


     Exhibit
     -------

     23.1      Consent of Swink, Fiehler & Hoffman, P.C.

     23.2      Consent of Price Waterhouse LLP

     23.3      Consent of Ehrhardt Keefe Steiner & Hottman PC

     23.4      Consent of Shinners, Hucovksi & Company, S.C.

     23.5      Consent of Joel S. Baum

     23.6      Consent of Petherbridge, Davis & Company, P.A.

     23.7      Consent of Thorne Little

     23.8      Consent of Ernst & Young

     23.9      Consent of BDO Seidman LLP

     23.10     Consent of Hamilton & Associates, Inc.